As filed with the Securities and Exchange Commission on July 6, 2006
Registration No. 333-134469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOND SECURITIZATION, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	36-4449120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Chase Tower
Chicago, Illinois 60670
(312) 732-4000

(Address, including ZIP code, and telephone number,
including area code, of registrant’s principal executive offices)

David M. Duzyk
Managing Director
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
(212) 834-5657

(Name, address, including ZIP code, and telephone number,
including area code, of agent for service)

COPIES TO:

Bianca A. Russo, Esq.
J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York 10017
(212) 270-5918

Stuart M. Litwin, Esq.
Mayer, Brown, Rowe & Maw LLP
71 S. Wacker Drive
Chicago, IL 60606
(312) 701-7373

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
NOTES AND CERTIFICATES	$1,000,000	100%	$1,000,000	$107.00 (2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)	$107.00 has previously been paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INTRODUCTORY NOTE

This Registration Statement contains two base prospectuses (each, a ‘‘Prospectus’’) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The first Prospectus (the ‘‘Automobile Prospectus’’) contemplates the securitization of assets which may include (1) certain new and used automobile, recreational vehicle, including motor homes, campers, motorcycles, all terrain vehicles, and snow mobiles, van, truck, bus and trailer receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

The second Prospectus (the ‘‘Equipment Prospectus’’) contemplates the securitization of assets that may include a pool of assets arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables and the related items of equipment.

This Registration Statement also contains one form of prospectus supplement with respect to the Automobile Prospectus and one form of prospectus supplement with respect to the Equipment Prospectus.

Each prospectus and the related prospectus supplement relates only to the securities described therein.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [                    ]

PROSPECTUS SUPPLEMENT (to prospectus dated [                    ])

$[                    ]

[                ] Auto Owner Trust [                ], Series [                ]

Asset Backed Notes

[                ] Auto Owner Trust [                ], Issuing Entity

[                ], Sponsor

Bond Securitization, L.L.C., Depositor

[                ], Servicer

Notes Offered	Principal Amount	Interest Rate	Final Scheduled Payment Date	Initial Public Offering Price	Underwriting Discount	Proceeds to the Depositor
$[ ], [ ]% Class A-1	$	%		$		$
$[ ], [ ]% Class A-2	$	%		$		$

Assets

•	Retail automobile receivables

Credit Enhancement

Class A-1 Notes

•	Subordination of Class A-2 Notes and Class B Notes

•	Reserve account

[Financial guaranty insurance policy issued by [        ]]

Class A-2 Notes

•	Subordination of Class B Notes

•	[Financial guaranty insurance policy issued by [ ]]

•	[Describe other credit enhancement provided by [ ]]

Expected Ratings

•	[ ] or equivalent for the Class A-1 Notes

•	[ ] or equivalent for the Class A-2 Notes

Consider carefully the risk factors beginning on page S-[        ] of this prospectus supplement and on page [        ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[        ] of this prospectus supplement and on page [        ] of the prospectus.

The notes will represent interests in the Issuing Entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [        ]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [        ].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Making any contrary representation is a criminal offense.

        [J.P. Morgan Securities Inc.] is purchasing the class A-1 notes from the Issuing Entity at approximately [        ]% of the principal amount of the class A-1 notes plus accrued interest from [        ], [        ] and the class A-2 notes at approximately [        ]% of the principal amount of the class A-2 notes plus accrued interest from [                    ]. [J.P. Morgan Securities Inc.] is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale.  The aggregate proceeds to the Issuing Entity, before deducting expenses payable by or on behalf of the Issuing Entity estimated at $[        ], will be $[        ].

[JPMORGAN]

The date of this prospectus supplement is [            ].

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If the information regarding the notes is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (‘‘AUTHORISED PERSONS’’) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (‘‘CIS ORDER’’) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH

CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

Prospectus Supplement

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Auto Owner Trust [ ]-[ ], a Delaware statutory trust.
Depositor	Bond Securitization, L.L.C. See ‘‘The Depositor’’ in the prospectus.
Servicer	[ ].
Sponsor	[ ].
Originators	[ ], with respect to approximately [ ]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables. See ‘‘The Originators’’ in this prospectus supplement.
Owner Trustee	[ ].
Indenture Trustee	[ ].
Backup Servicer	[ ].
[The Insurer	[ ] is a [ ] financial guaranty insurance company. [ ] will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled ‘‘The Policy.’’]
[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].
Closing Date	On or about [ ].
[Initial] Cut-off Date	The [close] [opening] of business on [ ].

Description of the Notes

The issuing entity will issue three classes of asset backed notes.  The class A-1 notes will be designated as the ‘‘Class A-1 Notes’’ and the class A-2 notes will be designated as the ‘‘Class A-2 Notes’’.  The Class A-1 Notes together with the Class A-2 Notes will be designated as the ‘‘Class A Notes’’. The class B notes will be designated as the ‘‘Class B Notes.’’ Only the Class A Notes are offered to you pursuant to this prospectus supplement.  Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

Class	Initial Note Principal Balance		Interest Rate		Final Scheduled Payment Date
A-1	$	[ ]	[ ]	%	[ ]
A-2	$	[ ]	[ ]	%	[ ]

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

The Class A−[    ] Notes will not receive any payment of principal on a payment date until the full amount of the Class A−[    ] Notes principal has been paid in full.  On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

Payment Dates

The payment date will be the [    ]th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be [            ].

The record date for all payment dates is the [        ]th day of each month, or, if that day is not a business day, on the prior business day.

Interest

In the case of the first payment date, interest will accrue from [            ] through and excluding the first payment date of [            ]. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a ‘‘30/360’’ basis.

Principal

Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto loan pool during the prior calendar month, after paying specific expenses of the issuing entity, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date.  Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

In addition, the outstanding principal amount of the Class A Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

The Issuing Entity’s Assets

The issuing entity’s assets will include:

•	[non-prime] motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies due on, or received under the receivables, after [ ];

•	an assignment of the security interests in the vehicles securing the auto loan pool;

•	the related files;

•	all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

•	all rights to liquidation proceeds with respect to the auto loan pool;

•	an assignment of the rights of the depositor under a receivables purchase agreement with [ ];

•	an assignment of the rights of [ ] against dealers under agreements between [ ] and these dealers;

•	specific bank accounts;

•	all proceeds of the foregoing; and

•	particular rights under the principal transaction documents for this offering.

The Auto Loan Pool

The auto loans consist of [non-prime] motor vehicle retail installment sale contracts originated by dealers and then acquired by [            ] pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

The depositor expects that the receivables will have the following characteristics as of [        ].  As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of [    ].

Number of contracts	[ ]
Principal Amount	$[ ]
Annual Percentage Rates	[ ]% to [ ]%
Weighted Average Annual Percentage Rate	[ ]%
Original term	[ ] months to [ ] months
Weighted Average original term	[ ] months
Remaining term	[ ] months to [ ] months
Weighted Average remaining term	[ ]%
New	[ ]
Used	[ ]
States	[ ] [ ]% [ ] [ ]%
Balloon Loans	[ ]

[For approximately [            ]% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]

[Pre-Funding Feature]

[Approximately $[            ] of the proceeds of the notes will be held by [            ]in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of [            ] in each case. The issuing entity will purchase from the depositor additional [non-prime] auto loans from time to time on or before [            ], [            ], from funds on deposit in this account. The obligation of the depositor to sell additional auto loans to the issuing entity is conditioned on these loans having been sold to the depositor from [            ].

The auto loans acquired by the issuing entity during the period between the day of the closing and [            ], will also be originated or acquired by [            ]. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing entity on the day of the closing.]

Removal and Substitution of a Receivable

[Regulation AB Item 1103(a)(6) compliant description of removal or substitution of receivables in connection with material document defects or breaches of representations and warranties].

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

Subordination of Principal and Interest

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding, payments of interest on the Class B notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes.

Overcollateralization

The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. This overcollateralization would provide credit enhancement since receivables in excess of the aggregate principal balance of the notes would support such notes. Initially, the aggregate principal balance of the receivables will exceed the aggregate principal balance of the notes by an amount equal to approximately         % of the aggregate principal balance of the receivables as of the cut-off date. As of the cut-off date, the aggregate principal balance of the receivables was $        , which is $        more than the initial aggregate principal balance of the notes.

[Other Credit Enhancement]

[Regulation AB Item 1103(a)(3)(ix) compliant description of any other credit enhancement].

[Additional Series or Classes Backed by Receivables]

[Regulation AB Item 1103(a)(4) compliant description of any outstanding series or classes of notes that are backed by the receivables or otherwise have claims on the receivables.  Regulation AB compliant description of any circumstances in which additional series or classes of notes may be issued that are backed by the receivables, with specification if noteholder approval is necessary for such issuances and if noteholders will receive notice of such issuances].

[Revolving Periods]

[Regulation AB Item 1103(a)(5) compliant description of any revolving periods].

Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [        ]% per annum for so long as [                ] or an affiliate thereof is the servicer, and [        ]% per annum if

[                ] or an affiliate thereof is no longer the servicer and the aggregate principal balance of the receivables as of the first day of the collection period.  See ‘‘Description of the Transfer and Servicing Agreement — Servicing Compensation and Payment of Expenses’’ in the prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Termination

When the principal amount of the receivables is 10% or less than it was on the cut-off date, the servicer may buy the receivables.  If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer.  In either case, you must receive the principal amount of your notes and all accrued but unpaid interest or the receivables will not be sold.

Final Scheduled Maturity Dates

The final scheduled maturity date of the notes is [                        ].  The actual date on which the aggregate outstanding principal amount of the notes is paid may be earlier than the final scheduled maturity date based on a variety of factors.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [         ], based on the assumption that the servicer has exercised its option to purchase all the receivables as described in ‘‘Optional Termination’’ above.  Due to losses and prepayments on the receivables, the final distribution dates on each class of notes may be substantially earlier or later than such date.

[The Insurance Policy

On the day of the closing, [            ] will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, [                    ] will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.]

Optional Redemption

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which [            ] exercises its ‘‘clean-up call’’ option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. [            ]’s exercise of the ‘‘clean-up call’’ is also subject to the satisfaction of particular conditions[, including obtaining the prior written consent, in some circumstances, of [            ]]. The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

Mandatory Redemption

[If Pre-Funding Account Is Not Depleted

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $[            ] deposited in a segregated pre-funding account with [            ] remains on deposit in that account on [            ], or prior to this date if the amount remaining in the account is less than $[                    ], provided, however if the amount remaining in the pre-funding account is less than $[                    ], only the Class A-1 Notes will be redeemed.]

Upon Event Of Default

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. [So long as [            ] is not in default, the power to declare an

event of default will be held by [            ]].  In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. [The policy issued by [            ] does not guarantee payment of any amounts that become due on an accelerated basis, unless [            ] elects, in its sole discretion, to pay the amounts in whole or in part.]

Tax Consequences

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the issuing entity will not be an association, or publicly traded partnership, taxable as a corporation. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

The tax code is complex, and we recommend that you and your tax advisors review the information under the caption ‘‘Material Federal Income Tax Consequences’’ in this prospectus supplement and under the caption ‘‘Material Federal Income Tax Consequences’’ in the prospectus.

ERISA Considerations

Subject to particular considerations discussed in this prospectus supplement under ‘‘Certain ERISA Considerations,’’ the Class A Notes are eligible for purchase by employee benefit plans.  See ‘‘Certain ERISA Considerations’’ in this prospectus supplement and the prospectus.

Ratings

It is a condition to the issuance of the Class A Notes that the Class A Notes receive at least the following ratings from [                                ] and [                                        ]:

Notes	[ ]	[ ]
Class A-1 Notes	[ ]	[ ]
Class A-2 Notes	[ ]	[ ]

STRUCTURAL SUMMARY

[GRAPHIC TO BE INSERTED]

FLOW OF FUNDS

[GRAPHIC TO BE INSERTED]

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities.  You should also carefully consider the information set forth under ‘‘Risk Factors’’ in the prospectus.

The information relating to the auto loans may not reflect actual experience.	There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by [ ] with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto loans included in the issuing entity. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth in this prospectus supplement with respect to [ ]’s servicing portfolio.

The [ ] finance program and the nature of obligors may increase the risk of delinquencies and losses.	[ ] generally originated by automobile dealers for sale and assignment to [ ]. [ ] purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by [ ] are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The [ ] finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if [ ], as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

A change in servicer may adversely affect collections on the auto loans.	[ ] believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and [ ] is removed as servicer, or if [ ] resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

The rate at which the Class A Notes will amortize cannot be predicted.	Interest on the auto loans will be payable to the holders of the Class A Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The auto loans have different APRs.

All of the auto loans are prepayable at any time. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of [ ] unless the loan is repaid by the obligor at the time of the sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, [ ] is obligated to purchase auto loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

[ ] is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the auto loans. None of the issuing entity, the depositor or [ ] make any representation as to the actual prepayment rates on the auto loans. [ ], however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

Effect of litigation on [ ]’s financial condition.	Due to the consumer-oriented nature of [ ]’s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against [ ] or others within the industry could have a material adverse effect on [ ]. It could affect [ ]’s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

Events of default under the indenture may result in an acceleration.	[Upon the occurrence of an event of default under the indenture, so long as [ ] shall not have defaulted and the default is not continuing, [ ] as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing entity to continue to make payments due with respect to the Class A Notes on each payment date.] However, following the occurrence of an event of default, [ ] may, at its option, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

[If the issuing entity does not use all of the money in the pre-funding account a mandatory redemption of a portion of the Class A Notes could result.	If the issuing entity has not used all of the money deposited in the pre-funding account to purchase additional auto loans by [ ], [ ], then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $[ ], only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.]

The concentration of the receivables in specific geographic areas may increase the risk of loss.	Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust fund with respect to the receivables. As of the cut-off date, the billing addresses of the obligors with respect to approximately [ ]%, [ ]%, and [ ]% of the principal amount of the receivables were located in [ ], [ ] and [ ], respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

[Additional Applicable Risk Factors]	[ ]

FORMATION OF THE ISSUING ENTITY

The Issuing Entity

[                ] Auto Owner Trust [        ]-[        ] is a statutory trust to be formed by the Depositor under the laws of the State of Delaware pursuant to a trust agreement between the Depositor and the Owner Trustee, dated as of [                    ] (the ‘‘Trust Agreement’’) for the transactions described in the prospectus.  [The Trust Agreement constitutes the ‘‘governing instrument’’ under the laws of the State of Delaware.]   On or about [        ] (the ‘‘Closing Date’’), the Issuing Entity will issue Class A-1 [        ]% Asset Backed Notes (the ‘‘Class A-1 Notes’’), Class A-2 [        ]% Asset Backed Notes (the ‘‘Class A-2 Notes’’, and together with the Class A-1 Notes, the ‘‘Class A Notes’’) and Class B [        ]% Asset Backed Notes (the ‘‘Class B Notes’’ and, together with the Class A Notes, the ‘‘Notes.’’) The Class A-1 Notes will have an aggregate original principal amount of $[        ], the Class A-2 Notes will have an aggregate original principal amount of $[        ] and the Class B Notes will have an aggregate original principal amount of $[        ]. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Issuing Entity will also issue an Asset Backed Certificate (the ‘‘Certificate’’) which represents the equity ownership in the issuing entity and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

After its formation, the Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans trucks, buses and trailers financed by these motor vehicle retail installment sales contracts (the ‘‘Receivables’’) and the other assets of the Issuing Entity and proceeds therefrom,

•	issuing the Notes and the Certificate,

•	making payments on the Notes and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Notes evidencing at least 51% of the voting rights].  For a description of other provisions relating to amending the Trust Agreement, see ‘‘                                    ’’ in the base prospectus.

The assets of the Issuing Entity will consist of the Receivables and certain related assets. See ‘‘The Trust Property’’ in this prospectus supplement.

The Issuing Entity’s fiscal year end is [                ].

The proceeds from the initial sale of the Notes will be used by the Issuing Entity to purchase the Initial Receivables from the Depositor pursuant to the Sale and Servicing Agreement [and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account].  The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See ‘‘Description of the Transaction Documents — Servicing Compensation’’ in this prospectus supplement.

The Issuing Entity’s principal offices are located in Wilmington, Delaware, in care of [        ], as Owner Trustee, at the address listed below under ‘‘— The Owner Trustee.’’

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the Issuing Entity as of the [Initial] Cut-off Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$	[ ]
Class A-2 Notes	$	[ ]
Class B Notes	$	[ ]
Total	$	[ ]

The Owner Trustee

[        ], a [                                        ], will be the Owner Trustee (the ‘‘Owner Trustee’’) under the Trust Agreement dated as of [        ], as amended as of [        ] among the Sponsor, the Depositor and the Owner Trustee (the ‘‘Trust Agreement’’) and its principal offices are located at [        ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

The Indenture Trustee

[        ], a [national banking association], will be the Indenture Trustee under the Indenture dated as of [                    ] among the Issuing Entity and the Indenture Trustee (the ‘‘Indenture’’).  The Depositor maintains normal commercial banking relations with the Indenture Trustee.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

THE TRUST PROPERTY

The Notes will be collateralized by the Trust Property. Each Note represents a limited obligation of the Issuing Entity secured by the Trust Property.  On the Closing Date, the Depositor will buy the Receivables from the Sponsor and the Depositor will sell the Receivables to the Issuing Entity.  The Servicer will, directly or through subservicers, service the Receivables.  The Trust Property includes:

•	[non-prime] motor vehicle retail installment sale contracts (the ‘‘[Initial] Receivables’’) secured by new and used automobiles and light-duty trucks (the ‘‘[Initial] Financed Vehicles’’);

•	monies due or received under the Initial Receivables [(a)] with respect to the [Initial] Receivables, after [ ] (the ‘‘[Initial] Cutoff Date’’), [or (b) with respect to the Subsequent Receivables after the related cutoff date (each a ‘‘Subsequent Cutoff Date’’);]

•	amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, [the Pre-Funding Account and the Capitalized Interest Account], and the proceeds of these accounts, as described below (see ‘‘Description of the Transaction Documents — Accounts’’);

•	security interests in the Financed Vehicles granted by the obligors (the ‘‘Obligors’’) pursuant to the Receivables and any accessions;

•	the interest of the Sponsor in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

•	specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

•	amounts payable to the Sponsor under all Dealer Recourse obligations;

•	all items contained in the related receivable files and any and all other documents that the Sponsor keeps on file in accordance with its customary procedures relating to the Receivables;

•	property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

•	any and all payments on and proceeds of the foregoing.

[Additional [non-prime] motor vehicle retail installment sale contracts (the ‘‘Subsequent Receivables’’) secured by new and used automobiles and light-duty trucks (the ‘‘Subsequent Financed Vehicles’’) and related property are intended to be purchased by the Issuing Entity from the Sponsor from time to time on or before [        ], from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Depositor from the Sponsor pursuant to one or more subsequent purchase agreements (each, a ‘‘Subsequent Purchase Agreement’’) between the Depositor and the Sponsor, and from the Depositor by the Issuing Entity pursuant to one or more subsequent transfer agreements. The purchase by the Issuing Entity of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the ‘‘Receivables,’’ and the

Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the ‘‘Financed Vehicles.’’]

Pursuant to the dealer agreement between the Dealer and the Sponsor, a Dealer generally is obligated to pay the Sponsor for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as ‘‘Dealer Recourse’’). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Issuing Entity or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Sponsor to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Sponsor’s obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Sponsor do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Sponsor will pursue all claims under the Dealer Agreements nor that the Sponsor will prevail if any claim is made.

The Receivables were generally originated by Dealers in accordance with the Sponsor’s requirements under agreements with Dealers for assignment to the Sponsor and were so assigned. All the [Initial] Receivables will be sold and assigned by the Sponsor to the Depositor pursuant to the Receivables Purchase Agreement and by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. [The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than [        ] (each, a ‘‘Subsequent Transfer Date’’).] The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the ‘‘Receivables File’’).

[Pursuant to the Indenture, the Issuing Entity will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the [        ] (the ‘‘Insurer’’) in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of [        ], between the Sponsor, the Issuing Entity, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under ‘‘The Notes — Priority of Distribution Amounts.’’ The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.]

THE RECEIVABLES POOL

Pursuant to the Receivables Purchase Agreement, the Sponsor will sell and assign to the Depositor all of its right, title and interest in and to the Receivables and the other Trust Property, and the Depositor, pursuant to the Sale and Servicing Agreement, will sell and assign to the Issuing Entity all of its right, title and interest in and to the Receivables and any other Trust Property. The Issuing Entity will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of [non-prime] motor vehicle retail installment sales contracts. The Receivables were purchased by the Sponsor in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See ‘‘The Originators.’’

No selection procedures adverse to the Noteholders [or the Insurer] were utilized in selecting the [Initial] Receivables sold and assigned to the Depositor and then sold and assigned to the Issuing entity. The Receivables existing as of the [Initial] Cutoff Date were selected from the Sponsor’s portfolio according to several criteria. Among the criteria, each Receivable:

(1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

(2) arises from the normal course of the Dealer’s business,

(3) is not in default,

(4) the Obligor of which is a natural person residing in any state or the District of Columbia,

(5) the Obligor of which is not a government or a governmental subdivision or agency,

(6) met the Sponsor’s underwriting criteria at the time of purchase,

(7) is denominated and payable in Dollars in the United States,

(8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,

(9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Sponsor, any exercisable right of rescission,

(10) is not more than [        ] days past due,

(11) has an original term to scheduled maturity of not less than [        ] or more than [        ] months,

(12) has a remaining term to scheduled maturity of not less than [        ] months or greater than [        ] months,

(13) provides for equal monthly payments which will cause the Receivable to fully amortize [        ] during its term,

(14) has a remaining principal balance of not less than $[        ] or more than $[        ],

(15) has an APR of not less than [        ]% and

(16) the model year of the related Financed Vehicle is not earlier than [        ].

As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding.  The latest scheduled maturity of any Receivable is not later than [      ]. No selection procedures believed by the Depositor to be adverse to the Noteholders were used in selecting the Receivables.

The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

Payments on the Receivables

All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

•	the Rule of 78’s (a ‘‘Rule of 78’s Receivables’’),

•	the actuarial method (an ‘‘Actuarial Receivable’’ and together with Rule of 78’s Receivables, the ‘‘Precomputed Receivables’’) or

•	the simple interest method (a ‘‘Simple Interest Receivable’’).

Under a Rule of 78’s Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the ‘‘Rule of 78’s’’. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

‘‘Simple Interest Receivables’’ provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a ‘‘rebate’’ in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to ‘‘unearned’’ finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a ‘‘rebate’’ will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

The amount of a rebate under a Rule of 78’s Receivable calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates under the Rule of 78’s Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

Purchase or Replacement Obligations

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Sponsor will be obligated to repurchase or replace, subject to limits on replacement set forth in the

Sale and Servicing Agreement, any Receivable sold and assigned to the Issuing Entity as to which a breach has occurred as to particular representations or warranties made by the Sponsor with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Sponsor of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Issuing Entity in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Sponsor under the Receivables Purchase Agreement. See ‘‘Description of the Transaction Documents — Sale and Assignment of Receivables’’ and ‘‘Trust Property’’ in this prospectus supplement.

The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Sponsor created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Issuing Entity in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Issuing Entity, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

Composition of the Pool of Initial Receivables

The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the [Initial] Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Sponsor does not believe that the characteristics of the Receivables included in the Issuing Entity on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

Composition of the Receivables as of the [Initial] Cut-off Date

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$[ ]	$[ ]	$[ ]
Number of Receivables	[ ]	[ ]	[ ]
Average Principal Balance	$[ ]	$[ ]	$[ ]
Average Original Balance	$[ ]	$[ ]	$[ ]
Weighted Average Contract Rate	[ ]%	[ ]%	[ ]%
Contract Rate (Range)	[ ]% -[ ]%	[ ]% -[ ]%	[ ]% -[ ]%
Weighted Average Original Term (months)	[ ]	[ ]	[ ]
Original Term (Range) (months)	[ ] to [ ]	[ ] to [ ]	[ ] to [ ]
Weighted Average Remaining Term (months)	[ ]	[ ]	[ ]
Remaining Term (Range) (months)	[ ] to [ ]	[ ] to [ ]	[ ] to [ ]
Weighted Average FICO score	[ ]	[ ]	[ ]
FICO score (Range)	[ ] to [ ]	[ ] to [ ]	[ ] to [ ]

Distribution by Remaining Term of the Receivables as of the [Initial] Cut-off Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance		Percentage of Original Pool Balance
Less than [ ] months	[ ]	$	[ ]	[ ]	%
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
[ ] to [ ] months	[ ]		[ ]	[ ]
Total	[ ]	$	[ ]	100.00%

Distribution by Annual Percentage Rate of the Receivables as of the [Initial] Cut-off Date

Annual % Rate Range	Number of Receivables	Aggregate Principal Balance		Percentage of Original Pool Balance
[ ]% to below	[ ]	$	[ ]	[ ]	%
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% to [ ]%	[ ]		[ ]	[ ]
[ ]% and above	[ ]		[ ]	[ ]
Total	[ ]	$	[ ]	100.00%

Geographic Distribution of the Receivables as of the [Initial] Cut-off Date

State [1]	Number of Receivables	Aggregate Principal Balance		Percentage of Original Pool Balance
[ ]	[ ]	$	[ ]	[ ]	%
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
[ ]	[ ]		[ ]	[ ]
Others [2]
Total	[ ]	$	[ ]	100.00%

1.	Based on billing addresses of the Obligors as of the Cut-off Date, which may differ from the state of origination of the Receivable.

2.	Includes [ ] other states and [ ] none of which have a concentration of Receivables in excess of [ ]% of the aggregate principal balance.

Distribution by Remaining Principal Balance of the Receivables as of the [Initial] Cut-off  Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance		Percentage of Original Pool Balance
$2,500 to $ 4,999	[ ]	$	[ ]	[ ]	%
$5,000 to $ 7,499	[ ]		[ ]	[ ]
$7,500 to $ 9,999	[ ]		[ ]	[ ]
$10,000 to $12,499	[ ]		[ ]	[ ]
$12,500 to $14,999	[ ]		[ ]	[ ]
$15,000 to $17,499	[ ]		[ ]	[ ]
$17,500 to $19,999	[ ]		[ ]	[ ]
$20,000 to $22,499	[ ]		[ ]	[ ]
$22,500 to $24,999	[ ]		[ ]	[ ]
$25,000 to $27,499	[ ]		[ ]	[ ]
$27,500 to $29,999	[ ]		[ ]	[ ]
$30,000 to $32,499	[ ]		[ ]	[ ]
$32,500 to $34,999	[ ]		[ ]	[ ]
$35,000 to $37,499	[ ]		[ ]	[ ]
$37,500 to $39,999	[ ]		[ ]	[ ]
$40,000 to $41,499	[ ]		[ ]	[ ]
$42,500 to $44,999	[ ]		[ ]	[ ]
$45,000 to $47,499	[ ]		[ ]	[ ]
$47,500 to $49,999	[ ]		[ ]	[ ]
$50,000 to $52,499	[ ]		[ ]	[ ]
$52,500 to $54,999	[ ]		[ ]	[ ]
Total	[ ]	$	[ ]	100.00%

Distribution by FICO Score of the Receivables as of the [Initial] Cut-off Date

Annual % Rate Range	Number of Receivables	Aggregate Principal Balance		Percentage of Original Pool Balance
[ ] to [ ]	[ ]	$	[ ]	[ ]	%
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] to [ ]	[ ]		[ ]	[ ]
[ ] and above	[ ]		[ ]	[ ]
Total	[ ]	$	[ ]	100.00%

Receivable Delinquencies and Losses

For information regarding delinquencies and losses on the Receivables, see the tables below.  A Receivable is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

30 – 59 Days (times):	Number of Receivables	% by Receivable Count	Principal Balance Outstanding as ofthe Cutoff Date	% of Aggregate Principal BalanceOutstanding as of theCutoff Date
0	[ ]	[ ]%	[ . ]	[ . ]
1	[ ]	[ ]%	[ . ]	[ . ]
2	[ ]	[ ]%	[ . ]	[ . ]
Total	[ ]	100.00%	[ . ]	100.00

60 – 89 Days (times):	Number of Receivables	% by Receivable Count	Principal Balance Outstanding as ofthe Cutoff Date	% of Aggregate Principal BalanceOutstanding as of theCutoff Date
0	[ ]	[ ]	[ . ]	[ . ]
1	[ ]	[ ]	[ . ]	[ . ]
2	[ ]	[ ]	[ . ]	[ . ]
Total	[ ]	100.00	[ . ]	100.00

[No Receivable has been delinquent more than 90 days since origination.]

Delinquency Experience
(Dollars in Thousands)

At December 31,
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

2.	The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

Loss and Repossession Experience
(Dollars in Thousands)

	Nine Months Ended September 30				Year Ended December 31
	[ ]		[ ]		[ ]		[ ]		[ ]		[ ]		[ ]
Average Portfolio Outstanding During the Period (Millions) Gross	$		$		$		$		$		$		$
Net	$		$		$		$		$		$		$
Repossessions as a Percent of Average Number of Contracts Outstanding		%		%		%		%		%		%		%
Net Losses as a Percent of Gross Liquidations		%		%		%		%		%		%		%
Net Losses as a Percent of Average Gross Portfolio Outstanding		%		%		%		%		%		%		%
Net Losses as a Percent of Average Net Portfolio Outstanding		%		%		%		%		%		%		%

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the notes offered hereby if it relates to any prior pool or vintage formed before January 1, 2006, or with respect to the pool (if applicable) any period before January 1, 2006.

THE SPONSOR

[        ], a [            ], is the sponsor (the ‘‘Sponsor’’) of the securitization transaction. The Sponsor is the seller of the receivables to the depositor. [Regulation AB Item 1104 compliant description of Sponsor].

THE DEPOSITOR

Bond Securitization, L.L.C., the depositor, is an affiliate of J.P. Morgan Securities Inc., an underwriter [and [list any other affiliates including trustees, swap counterparties, servicer, etc.]]. Neither the depositor nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes. See ‘‘The Depositor’’ in the accompanying prospectus.

THE ORIGINATORS

General

[        ], [        ] and  [        ] are the originators of the receivables with respect to approximately [        ]%, [        ]% and [        ]%, respectively, of the receivables by aggregate principal balance as of the Cut-off Date, along with various other originators, none of which originated more than 10% of the receivables by aggregate principal balance as of the Cut-off Date (each, an ‘‘Originator’’).

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

THE SERVICER

[                            ], a [describe form of organization of the servicer], (the ‘‘Servicer’’) will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of [        ] (the ‘‘Sale and Servicing Agreement’’), among the Sponsor, the Depositor, the Issuing Entity and the Servicer.

The Servicer will perform the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. [These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the Issuing Entity with respect to distributions; and

•	generating federal income tax information. ]

[Regulation AB Item 1108 compliant description of the Servicer.]

THE BACKUP SERVICER

If a Servicer Termination Event occurs and remains unremedied and the Sponsor is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, [        ], a [        ], will serve as Backup Servicer.

The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of [        ] basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to (a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the ‘‘Servicer Transition Expenses’’).

[Regulation AB Item 1108 compliant description of the Backup Servicer.]

MATURITY AND PREPAYMENT CONSIDERATIONS

All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Sponsor unless the loan is repaid by the Obligor at the time of the sale or transfer. For this purpose the term ‘‘prepayments’’ includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons. The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Sponsor is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. ‘‘Weighted Average Life’’ means the average amount of time during which each dollar of principal on a Receivable is outstanding.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also ‘‘The Notes — Optional Purchase of Receivables’’ regarding the Servicer’s right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

[Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (‘‘ABS’’), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The table captioned ‘‘Percent of Initial Note Principal Balance at Various ABS Percentages’’ (the ‘‘ABS Table’’) has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that

•	the Issuing Entity includes two pools of Receivables with the characteristics set forth in the following table;

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

•	interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, [ ]% and Class A-2 Notes, [ ]%;

•	payments on the Notes are made on each Distribution Date (and each such date is assumed to be the [ ] day of each applicable month);

•	the Class A Notes are purchased on [ ];

•	the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

•	the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

•	[the entire Pre-Funded Amount is used to purchase Subsequent Receivables;]

•	the Servicer does exercise its option to purchase the Receivables; and

•	the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer [and the Insurer].

Pool	Aggregate Principal Balance		Gross APR (%)	Assumed Cutoff Date	Original Term to Maturity (in Months)	Remaining Term to Scheduled Maturity (in Months)
1	$	[ ]	[ ]	[ ]	[ ]	[ ]
2	$	[ ]	[ ]	[ ]	[ ]	[ ]
Total	$	[ ]

The ABS Table sets forth the percent of the initial principal amount of the Notes that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.]

Percent of Initial Note Principal Balance at Various ABS Percentages(1)

	Class A-1 Notes Assumed ABS Percentage
Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
Weighted Average Life (years) (2)

(1)	The percentages in this table have been rounded to nearest whole number.

(2)	The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages(1)

	Class A-2 Notes Assumed ABS Percentage
Payment Dates	[ ]%	[ ]%	[ ]%	[ ]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
Weighted Average Life (years) (2)

(1)	The percentages in this table have been rounded to nearest whole number.

(2)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

YIELD CONSIDERATIONS

Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also ‘‘The Receivables — Payments on the Receivables’’ in this prospectus supplement.

USE OF PROCEEDS

The Issuing Entity will use the net proceeds from the sale of the Notes to purchase Receivables from the Depositor [and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account]. The Depositor will use the net proceeds paid to the Depositor by the Issuing Entity to purchase Receivables from the Sponsor, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Sponsor’s general funds and used for its general corporate purposes.

DESCRIPTION OF THE NOTES

The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the prospectus, to which description reference is hereby made.

The Notes

The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (‘‘DTC’’), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to ‘‘Holders’’ or ‘‘Noteholders’’ and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See ‘‘Certain Information Regarding the Securities — Book-Entry Regulation’’ in the prospectus supplement and Annex I to the prospectus.

In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in ‘‘— Priority of Distribution Amounts.’’ Payments on the Notes will be made from the Note Distribution Account.

[Mandatory Redemption

The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the ‘‘Class A Mandatory Redemption Amount’’). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $[                                ], only the Class A-1 Notes will be redeemed.]

Optional Purchase of Receivables

As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of [the sum of (1)] the Aggregate Principal Balance as of the [Initial] Cutoff Date [plus (2) the aggregate principal balances of the Subsequent Receivables added to the Issuing Entity as of their respective Cutoff Dates] (the ‘‘Original Pool Balance’’). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables [and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid.] Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to ‘‘— Priority of Distribution Amounts’’ below. See ‘‘Certain Matters Regarding the Servicer — Termination’’ in the accompanying prospectus.

This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, [the Insurer] and the Rating Agencies at least 10 days’ prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the ‘‘Redemption Price’’). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the ‘‘Priority of Distribution Amounts’’ below.

Distributions from the Issuing Entity

No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

For purposes of this prospectus supplement, the following terms shall have the following meanings:

‘‘Aggregate Principal Balance’’ means, with respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

‘‘Amount Financed’’ means, with respect to a Receivable, the aggregate amount advanced or extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

‘‘Available Funds’’ means, with respect to any Determination Date, the sum of

(1) the ‘‘Collected Funds’’ received by the Servicer during the related Collection Period,

(2) all Purchase Amounts deposited in the Collection Account for the related Collection Period,

(3) all income received from investments of funds in the Collection Account during the related Collection Period,

[(4) the Monthly Capitalized Interest Amount with respect to the Payment Date,]

[(5) the Insurer Optional Deposit, if any, and]

[(6) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.]

‘‘Certificateholder’’ means the holder of a Certificate

‘‘Class’’ means a class of Notes.

‘‘Class A Interest Carryover Shortfall’’ means, as of the close of business on any Payment Date, the sum of    (1) the Class A-1 Interest Carryover Shortfall and

(2) the Class A-2 Interest Carryover Shortfall.

‘‘Class A Interest Payment Amount’’ means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

[‘‘Class A Mandatory Redemption Amount’’ means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.]

‘‘Class A Overcollateralization Amount’’ means, with respect to any Payment Date, an amount equal to the excess, if any, of:

[(1) the sum of,

(a)] the remaining Aggregate Principal Balance as of the last day of the related Collection Period [and

(b) all amounts, if any, in the Pre-Funding Account,] over

(2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under ‘‘— Priority of Distribution Amounts’’ on the Payment Date.

‘‘Class A Principal Payment Amount’’ means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

‘‘Class A Target Overcollateralization Amount’’ means, with respect to any Payment Date, an amount equal to the product of (1)[        ]%[, or any lesser percentage as the Insurer may decide in its sole discretion,] and (2) [the sum of (a)] the remaining Aggregate Principal Balance[, and (b) amounts, if any, in the Pre-Funded Account, each] determined as of the last day of the related Collection Period.

‘‘Class A-1 Final Scheduled Payment Date’’ means [        ] or, if this day is not a Business Day, the next succeeding Business Day.

‘‘Class A-1 Interest Carryover Shortfall’’ means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

‘‘Class A-1 Interest Payment Amount’’ means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a ‘‘30/360’’ basis) from and including [         ], to but excluding [        ], at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

[‘‘Class A-1 Mandatory Redemption Amount’’ means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $[                        ], the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the close of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.]

‘‘Class A-1 Principal Carryover Shortfall’’ means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

‘‘Class A-1 Principal Payment Amount’’ means:

(a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

(1) the Class A-1 Note Balance immediately prior to the Payment Date and

[(2) the sum of

(A)] the Principal Payment Amount [and

(B) the Class A-1 Mandatory Redemption Amount] and

(b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

‘‘Class A-2 Final Scheduled Payment Date’’ means [        ], or, if this day is not a Business Day, the next succeeding Business Day.

‘‘Class A-2 Interest Payment Amount’’ means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a ‘‘30/360’’ basis) from and including [        ], to but excluding [        ], at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

‘‘Class A-2 Interest Carryover Shortfall’’ means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

[‘‘Class A-2 Mandatory Redemption Amount’’ means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.]

‘‘Class A-2 Principal Carryover Shortfall’’ means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

‘‘Class A-2 Principal Payment Amount’’ means:

(a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

(1) the Class A-2 Note Balance immediately prior to the Payment Date, and

[(2) the difference between

(A)] [the sum of] the Principal Payment Amount [and the Class A-2 Mandatory Redemption Amount] and

(B) the Class A-1 Principal Payment Amount and

(b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

‘‘Class B Interest Carryover Shortfall’’ means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

‘‘Class B Interest Payment Amount’’ means, with respect to any Payment Date, 30 days’ interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a ‘‘30/360’’ basis) from and including [        ] to but excluding [        ], at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

‘‘Class B Note Balance’’ means an amount equal to $[        ] on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

‘‘Class B Principal Payment Amount’’ means:

(a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

(x) the Class B Note Balance immediately prior to the Payment Date, and

(y) amounts remaining from the sum of,

(A) Available Funds and

(B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under ‘‘— Priority of Distribution Amounts,’’ and

(b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

‘‘Collected Funds’’ means with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

‘‘Collection Period’’ means with respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

‘‘Contract Scheduled Payment’’ means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

‘‘Controlling Party’’ means [the Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise,] the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

‘‘Corporate Trust Office’’ means the office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at [        ].

‘‘Cram Down Loss’’ means with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

‘‘Cutoff Date’’ means [with respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.]

‘‘Dealer Agreement’’ means an agreement generally between the Sponsor and a Dealer relating to the sale of retail installment contracts to the Sponsor and all documents and instruments relating to that agreement.

‘‘Dealer Assignment’’ means with respect to a Receivable, the executed assignment conveying a Receivable to the Sponsor.

‘‘Defaulted Receivable’’ means any Receivable with respect to which any of the following shall have occurred:

•	for which the related Financed Vehicle has been repossessed by the Servicer;

•	for which all or more than 10% of any payment is 120 days or more past due; or

•	a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

‘‘Deficiency Claim Amount’’ means with respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading ‘‘The Notes — Priority of Distribution Amounts’’ minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

‘‘Determination Date’’ means with respect to a Collection Period, the [        ]th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

‘‘Draw Date’’ means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

‘‘Excess Overcollateralization Amount’’ means, with respect to any Payment Date, the excess, if any, of

(1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (i.e., assuming that the entire amount described in clause (x) of the definition of ‘‘Principal Payment Amount’’ is distributed as principal on the Class A Notes) over

(2) the Class A Target Overcollateralization Amount on the Payment Date.

‘‘Holder or Noteholder’’ means the Person in whose name a Note is registered in the Note Register.

[‘‘Insurer Optional Deposit’’ means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

(1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuing Entity with respect to the Payment Date; or

(2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.]

‘‘Liquidated Receivable’’ means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

•	the sale of the Financed Vehicle;

•	for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

•	the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

•	90 days have elapsed since the Servicer repossessed the Financed Vehicle.

‘‘Liquidation Proceeds’’ means with respect to a Liquidated Receivable,

•	proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

•	any insurance proceeds or rebates, or

•	other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

‘‘Managed Receivable’’ means any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Sponsor for Obligors.

‘‘Note Balance’’ means the sum of the Class A Note Balance and Class B Note Balance.

‘‘Note Majority’’ means as of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

‘‘OC Stabilization Date’’ means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

‘‘Payment Amount’’ means with respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

‘‘Person’’ means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

[‘‘Policy Claim Amount’’ means, for any Payment Date, the excess, if any, of

(1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

(2) the sum of

(a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

(b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.]

‘‘Principal Balance’’ of a Receivable:

•	as of the Cutoff Date, means the Amount Financed minus

(1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and

(2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

•	as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

(1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

(2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

(3) any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

‘‘Principal Payment Amount’’ means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

•	the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

•	the principal portion of all prepayments received during the related Collection Period;

•	the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

•	the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and

•	the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

(y) the Excess Overcollateralization Amount, if any, for the Payment Date.

‘‘Purchase Amount’’ means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

‘‘Purchased Receivable’’ means a Receivable that was purchased as of the close of business on the last day of a Collection Period by the Sponsor or the Servicer as the result of the violation of particular representations or warranties of the Sponsor under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer’s obligations.

‘‘Rating Agency Condition’’ means with respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Sponsor, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

‘‘Sale and Servicing Agreement’’ means the Sale and Servicing Agreement between the Sponsor, in its individual capacity and as Servicer, the Depositor, the Issuing Entity, as purchaser, and [        ], as Indenture Trustee and Backup Servicer.

‘‘Servicer’s Certificate’’ means with respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

‘‘Servicer Receivables Files’’ means the following documents or instruments in the Servicer’s possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

‘‘State’’ means any state of the United States or the District of Columbia.

‘‘Transaction Documents’’ means the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

‘‘Trust Agreement’’ means the Trust Agreement between the Depositor, the Certificateholder, the Sponsor, and [        ], as Owner Trustee.

Calculation of Payment Amounts.    The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest

Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in ‘‘— Priority of Distribution Amounts’’. The ‘‘Class A-1 Note Balance’’ will initially represent $[        ], and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The ‘‘Class A-2 Note Balance’’ will initially represent $[        ], and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

Priority of Distribution Amounts

On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer’s Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

(1) first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

(2) second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

(3) third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

(4) fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

(5) fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

[(6) sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;]

(7) seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit to its then required level;

(8) eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

(9) ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

(10) tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

(11) eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

Payment Date Calculations and Payments

In the event that any Servicer’s Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) [and (6)] above in ‘‘ —Priority of Distribution Amounts’’, the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through [(6)] of ‘‘ —Priority of Distributions’’ in accordance with the priority of payment. [Further, in the event that any Servicer’s Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.]

Statements to Noteholders

On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder[, the Insurer] and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer’s Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

(1) the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

(2) the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

(3) the amount of the payment pursuant to a claim on the Policy;

(4) the amount of fees paid by the Issuing Entity with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

(5) the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

(6) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

(7) the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

[(8) for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;]

(9) the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

(10) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

(11) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

(12) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

(13) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

(14) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

(15) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

(16) the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

(17) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See ‘‘Reports to Securityholders’’ and ‘‘Description of the Notes’’ in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See ‘‘Material Federal Income Tax Consequences.’’

Credit Support

The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the ‘‘Class A Reserve Account’’)), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. [The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or ‘‘step down’’, over time without the consent of Noteholders.]

Overcollaterization.

Overcollaterization for the Class A Notes is created as a result of the application of ‘‘excess interest’’ and ‘‘excess principal’’ to the payment of principal on the Class A Notes. The ‘‘excess interest’’ is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The ‘‘excess principal’’ is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the ‘‘excess principal’’ results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

[If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.]

Subordination.

As of the Closing Date, the principal balance of the Class B Notes equals [        ]% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note

Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

Class A Reserve Account.

The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under ‘‘The Notes —Priority of Distribution Amounts’’ above to the extent that the balance on deposit is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

In addition, the Certificateholder, [the Insurer] and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, [and any provisions in the Insurance Agreement relating to the Class A Reserve Account], in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. [Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.]

The Indenture

The Indenture Trustee.    [        ] is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

The Indenture Trustee may resign at any time after 60 days’ written notice to the Issuing Entity, [the Insurer] and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee’s own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee’s representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Sponsor or the Servicer of any funds paid to the Sponsor or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

Modification of Indenture Without Noteholder Consent.    The Issuing Entity and Indenture Trustee may, [with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders,] enter into one or more supplemental indentures for any of the following purposes:

•	to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

•	to evidence the succession of another Person to the Issuing Entity and the assumption by the successor of the covenants of the Issuing Entity;

•	to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Issuing Entity;

•	to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

•	to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

•	to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

•	to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

Modification of Indenture With Noteholder Consent.    With the prior written consent of [the Insurer, prior to the occurrence and continuance of an Insurer Default, and] the Note Majority, the Issuing Entity and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of [the Insurer, prior to the occurrence and continuance of an Insurer Default,] and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

•	impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

•	modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an ‘‘Outstanding’’ Note;

•	reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

•	modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

•	modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

•	become effective if the Rating Agency Condition has not been satisfied with respect to it.

Note Factors; Statement to Noteholders; Servicer Reports to the Indenture Trustee.

The ‘‘Class A-1 Note Factor’’ will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder’s pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

The ‘‘Class A-2 Note Factor’’ will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder’s pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder’s Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Issuing Entity, including the preparation and delivery of the Servicer’s certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, [ the Insurer,] and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder’s preparation of federal income tax returns.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	[monthly]	[(a) A monthly fee paid to the Servicer out of interest collections received from the Receivables in an amount equal to the product of one-twelfth of [ ]% per annum (the ‘‘Servicing Fee Rate’’) and the outstanding Note Balance.]
		[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Issuing Entity for various expenses.]	[Deducted by the Servicer from interest collections in respect of each Receivable serviced by the Servicer, before payment of any amounts to noteholders.]
Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to noteholders.]
Indenture Trustee	[monthly]	[A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to noteholders.]
Backup Servicer	[monthly]	[(a) A monthly fee paid to the Backup Servicer out of interest collections received from the Receivables in an amount equal to the product of one-twelfth of [ ]% per annum (the ‘‘Servicing Fee Rate’’) and the Pool Balance as of the first day of the Collection Period.]
		[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Issuing Entity for various expenses.]	[Deducted by the Backup Servicer from interest collections in respect of each Receivable serviced by the Backup Servicer, before payment of any amounts to noteholders.]
[Other Applicable Party]	[ ]	[ ]	[ ]

[[None of the fees set forth in table above may be changed without amendment of the related Transaction Agreement]].

[[Expenses of the Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee will be reimbursed before payments are made on the notes.]]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the notes for the Distribution Date in [                ]:

[On or before the earlier of the [eighth] business day of the month in which a Distribution Date occurs and the [fourth] business day preceding such Distribution Date]	Determination Date	[The Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders’ Interest Distributable Amount, the Noteholders’ Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.]
[On or before each Distribution Date]	[Servicer Remittance Date]	[The Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.]
[The Servicer will deposit any advances for such Distribution Date into the Collection Account.]
[The Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account the Reserve Account Transfer Amount.]
[On or before the business day preceding each Distribution Date]	[Servicer Remittance Date]	the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account.
Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to noteholders of record for all applicable classes as of the Record Date].
The [ ]th day of each month (or if the [ ]h day is not a business day, the next business day),	Distribution Date:	[The Servicer will cause the Indenture Trustee to withdraw the Total Distribution Amount for deposit into the Note Distribution Account and the Indenture Trustee will make distributions to Noteholders from amounts on deposit in the Note Distribution Account.]

Succeeding months follow the same pattern.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

Certain information regarding the conveyance of the Receivables by the Sponsor to the Depositor and by the Depositor to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the prospectus under ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Receivables.’’  See also ‘‘The Receivables’’ in this prospectus supplement and ‘‘The Receivables Pools’’ in the prospectus for additional information regarding the Receivables and some of the obligations of the Sponsor and the Servicer with respect to the Receivables.

At the time of issuance of the Notes, the Sponsor will sell and assign to the Depositor, the Sponsor’s entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Depositor will sell and assign to the Issuing Entity the Depositor’s entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Issuing Entity will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders [and the Insurer] pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Issuing Entity.

[Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

(1) each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

[(2) the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Issuing Entity;]

(3) the Sponsor will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

(4) as of each applicable Subsequent Cutoff Date, the Receivables in the Issuing Entity together with the Subsequent Receivables to be conveyed by the Sponsor as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

(a) the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

(b) the remaining term of the Receivables will not be greater than [        ] months nor less than [            ] months;

(c) not more than [            ]% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

(d) the APR is not less than [            ]% nor more than [            ]%; and

(e) no vehicle is older than a [            ] model year, and

[(f) the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;]

(5) the Sponsor shall have executed and delivered to the Issuing Entity, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Issuing Entity, including a schedule identifying the Subsequent Receivables;

(6) the Sponsor shall have delivered certain opinions of counsel to the Indenture Trustee, [the Insurer,] the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

(7) the Rating Agencies shall have each notified the Sponsor, the Owner Trustee, the Indenture Trustee [and the Insurer] in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated [            ] by [            ] and [            ] by [            ].]

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Sponsor will represent and warrant that, among other things:

•	as of [each] [the] Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

•	at the date of issuance of the Notes[ and any Subsequent Transfer Date], the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

•	at the date of issuance of the Notes [and any Subsequent Transfer Date], each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Sponsor and this security interest has been validly assigned to the Depositor, the Issuing Entity and the Indenture Trustee; and

•	each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes [and any Subsequent Transfer Date], complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Sponsor will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Issuing Entity, if the interests of the Noteholders,[ the Insurer] or the Issuing Entity in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Sponsor, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Sponsor of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Issuing Entity if the interests of the Noteholders, [the Insurer] or the Issuing Entity in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Issuing Entity or replaced by the Sponsor or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Receivables will be delivered to the Indenture Trustee on the Closing Date. In addition, the Sponsor’s accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See ‘‘Certain Legal Aspects of the Receivables — Security Interests in Financed Vehicles’’ in the accompanying prospectus.

Accounts

Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by

[                    ] (the ‘‘Lockbox Bank’’). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the ‘‘Lockbox Account’’) acceptable to the [Indenture Trustee][Insurer]. The Indenture Trustee will establish the Collection Account (the ‘‘Collection Account’’) in the name of the Indenture Trustee for the benefit of the Noteholders [and the Insurer]. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Sponsor will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Sponsor will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee’s deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the ‘‘Note Distribution Account’’).

[On the Closing Date, a cash amount equal to approximately $[            ] (the ‘‘Initial Pre-Funded Amount’’) will be deposited in an account (the ‘‘Pre-Funding Account’’) which will be established with the Indenture Trustee. The ‘‘Funding Period’’ is the period from the Closing Date until the earliest of the date on which:

(1) the amount on deposit in the Pre-Funding Account is less than $100,000,

(2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

(3) the Payment Date in [            ].

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the ‘‘Pre-Funded Amount.’’ The Sponsor expects that the Pre-Funded Amount will be reduced to less than $[                        ] on or before the Payment Date in [            ]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The ‘‘Mandatory Redemption Date’’ is the earlier of (1) the Payment Date in [            ] and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in [            ], then the [            ] Payment Date.

On the Closing Date, a cash amount shall be deposited in an account (the ‘‘Capitalized Interest Account’’) which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in [            ], [            ] and [            ], and to fund an amount (the ‘‘Monthly Capitalized Interest Amount’’) equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) [            ]%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See ‘‘Description of the Transaction Documents — Accounts.’’]

All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

Servicing Procedures

The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

[Pursuant to Item 1108(c) of Regulation AB, describe the Servicer’s material procedures for servicing the receivables, including, but not limited to: processes for handling delinquencies, losses, bankruptcies and recoveries; ability to waive or modify terms, fees, penalties and payments and the impact thereof; any custodial duties.]

The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

Collections

The Servicer or the Sponsor, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Issuing Entity to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Sponsor, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

Servicing Compensation

The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the ‘‘Servicer Fee’’) equal to the sum of (a) the product of one-twelfth and [            ]% (the ‘‘Servicing Fee Rate’’) and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the ‘‘Servicer Expenses’’). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under ‘‘The Notes — Priority of Distribution Amounts’’.

The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Issuing Entity, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants’ fees and other costs incurred in connection with administering the Receivables.

Backup Servicing and Backup Servicing Compensation

Pursuant to the Sale and Servicing Agreement, [            ] will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the ‘‘Backup Servicer Fee’’) equal to one-twelfth the product of [            ] basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the ‘‘Servicer Transition Expenses’’).

The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer’s performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer’s servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer’s obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer’s obligations.

Certain Matters Regarding the Servicer

The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer’s performance of these duties would be in violation of particular legal requirements and (2) [the Insurer, or, if an Insurer Default has occurred and is continuing,] a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer’s servicing obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Issuing Entity or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer’s material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. [The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.]

Servicer Termination Events; Rights Upon Servicer Termination Event

A ‘‘Servicer Termination Event’’ under the Sale and Servicing Agreement will include:

•	the Servicer’s failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

•	the Servicer’s failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which [(a)] it obtains actual knowledge of the failure [or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority];

•	particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

•	[Insurer Events of Default]

•	any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Issuing Entity, the Noteholders [or the Insurer] in the Receivables, which has not been cured within 30 days.

As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, [(x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or (y) if an Insurer Default shall have occurred and be continuing,] then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer [appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.]

Waiver of Past Defaults

As set forth under ‘‘Certain Matters Regarding Servicer — Waiver of Past Defaults’’ in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Bankruptcy Related Considerations

The Trust Agreement, Indenture, Receivables Purchase Agreement and Sale and Servicing Agreement each contain provisions in which the parties to such documents covenant not to institute against or join in any bankruptcy or similar proceedings against the issuing entity until one year and one day after all of the notes have been paid.

In addition, the Receivables Purchase Agreement states that it is the intent of the parties thereto that the Receivables and other property transferred (or purported to have been transferred) thereunder will not be a part of the [Sponsor’s] estate in the event of bankruptcy or insolvency. Similarly, the Sale and Servicing agreement states that it is the intent of the parties thereto that the Receivables and other property transferred (or purported to have been transferred) thereunder will not be a part of the Depositor’s estate in the event of bankruptcy or insolvency.

Amendment

The Sale and Servicing Agreement may be amended by the Issuing Entity, the Sponsor, the Servicer, the Depositor, the Indenture Trustee and the Backup Servicer, [with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing,] but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; provided, however, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Sponsor, the Issuing Entity, the Servicer, the Depositor, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of [the Insurer, so long as no Insurer Default has occurred and is continuing, and] a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, without, in either case, the consent of the Holders of all Notes and Certificates outstanding;

•	reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; [provided, further, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer;] or

•	result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Class A Reserve Account.

List of Noteholders; Voting of Notes

Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

If the Sponsor or the Servicer or any of their affiliates owns any Notes, those Notes (to the extent of such parties’ interest) will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

Termination

The respective obligations of the Issuing Entity, the Sponsor, the Servicer, the Depositor, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

•	the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture [and the Insurance Agreement];

•	[the expiration of the Policy in accordance with its terms; or]

•	the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Issuing Entity, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Issuing Entity, [with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid.] The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

[THE INSURER]

[General]

[[                            ] (the ‘‘Insurer’’ or ‘‘[                            ]’’) is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.]

[The Insurer is an indirect wholly owned subsidiary of [                            ], a [                            ] (‘‘[                            ]’’).  Through its subsidiaries, [                            ] is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.  The ordinary shares of [                            ] are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: [                            ]).  [                            ] is not obligated to pay the debts of or claims against the Insurer.]

[Reinsurance]

[The Insurer has entered into a facultative quota share reinsurance agreement with [                            ] (‘‘[                            ]’’), an insurance company organized under the laws of [                            ], and an affiliate of the Insurer.  Pursuant to this reinsurance agreement, the Insurer expects to cede up to 90% of its business to [                            ]. The Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss.  Such reinsurance is used by the Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Insurer's obligations under any financial guaranty insurance policy. With respect to any transaction insured by [                                    ], the percentage of risk ceded to [                                    ] may be less than 90% depending on certain factors including, without limitation, whether [                                    ] has obtained third party reinsurance covering the risk.  As a result, there can be no assurance as to the percentage reinsured by [                                    ] of any given financial guaranty insurance policy issued by [                                    ], including the Policy.]

[Based on the audited financials of [                                    ], as of December 31, 2004, [                                    ] had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $[                            ], $[                            ], $[                            ] and $[                            ], respectively, determined in accordance with generally accepted accounting principles in the United States (‘‘US GAAP’’). [                                    ]’s insurance financial strength is rated ‘‘Aaa’’ by Moody’s and ‘‘AAA’’ by S&P and Fitch Inc. In addition, [                                    ] has obtained a financial enhancement rating of ‘‘AAA’’ from S&P.]

[The obligations of [                                    ] to the Insurer under the reinsurance agreement described above are unconditionally guaranteed by [                            ] (‘‘[                                    ]’’), a Bermuda exempted company and one of the world's leading excess commercial insurers.

 [                                    ] is a wholly owned indirect subsidiary of [                                    ].  In addition to A.M. Best’s financial strength rating of ‘‘A+’’ and issuer credit rating of ‘‘aa−’’, [                                    ]’s insurance financial strength rating is ‘‘Aa2’’ (as of September 13, 2005, [                                    ] is on review for downgrade) by Moody’s, ‘‘AA−’’ by Standard & Poor’s (on September 20, 2005, Standard & Poor’s placed [                                    ] on CreditWatch with negative implications) and ‘‘AA−’’ (Outlook Stable) by Fitch.]

[The rating agencies have taken certain actions with respect to [                                    ] and various insurance operating subsidiaries of [                                    ], as described below.  Moody’s placed the ‘‘A2’’ senior debt rating of [                                    ] and the other insurance financial strength ratings of various insurance operating subsidiaries of [                                    ] (other than [                                    ] and [                                    ]) on review for possible downgrade on September 13, 2005.  Standard & Poor’s placed the ‘‘A’’ senior debt rating of [                                    ] and the other financial strength ratings of various insurance operating subsidiaries of [                                    ] (other than [                                    ] and [                                    ]) on CreditWatch with negative implications on September 20, 2005.  Fitch downgraded the long term issuer rating of [                                    ] and the insurer financial strength ratings of various insurance operating subsidiaries of [                                    ] (other than [                                    ] and [                                    ]) from ‘‘A’’ to ‘‘A−’’ on October 26, 2005.  A.M. Best placed each of [                            ]’s (which does not include [                                    ] or [                                    ]) and [                                    ]’s respective financial strength ratings of ‘‘A+’’ and their issuer credit ratings of ‘‘aa−’’ under review with negative implications on September 15, 2005. ]

[The ratings of [                                    ], [                                    ] or any other member of the [                                    ] group of companies are not recommendations to buy, sell or hold notes, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.]

[Notwithstanding the capital support provided to the Insurer described in this section, the noteholders will have direct recourse against the Insurer only, and neither [                                    ] nor [                                    ] will be directly liable to the noteholders.]

[Financial Strength and Financial Enhancement Ratings of [                                    ]]

[The Insurer's insurance financial strength is rated ‘‘Aaa’’ by Moody’s and ‘‘AAA’’ by Standard & Poor’s and Fitch, Inc. (‘‘Fitch’’).  In addition, [                                    ] has obtained a financial enhancement rating of ‘‘AAA’’ from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch's current assessment of the Insurer's creditworthiness and claims-paying ability as well as the reinsurance arrangement with [                                    ] described under ‘‘Reinsurance’’ above.]

[The above ratings are not recommendations to buy, sell or hold notes, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.  Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the notes.  The Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.]

[Capitalization of the Insurer]

[Based on the audited financials of [                                    ], as of December 31, 2004, [                                    ] had total assets, liabilities, and shareholder’s equity of $[                                ], $[                                ], and $[                                ], respectively, determined in accordance with U.S. GAAP.]

Based on the audited statutory financial statements for [                                    ] as of December 31, 2004 filed with the State of New York Insurance Department, [                                    ] has total admitted assets of $[                                ], total liabilities of $[                                ] and total capital and surplus of $[                                ] determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (‘‘SAP’’).

[Incorporation by Reference of Financials]

For further information concerning [                                    ] and [                                    ], see the financial statements of [                                    ] and [                                    ], and the notes thereto, incorporated by reference in this prospectus supplement.  The financial statements of [                                    ] and [                                    ] are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the ‘‘Commission’’) by [                                    ] and may be reviewed at the EDGAR website maintained by the Commission.  All financial statements of  [                                    ] and [                                    ] included in, or as exhibits to, documents filed by [                                    ] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement.  Except for the financial statements of [                                    ] and [                                    ], no other information contained in [                                    ]'s reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by [                                    ] are available upon request to the State of New York Insurance Department.]

[Regulation of the Insurer]

[The Insurer is regulated by the Superintendent of Insurance of the State of New York.  In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed.  As a financial guaranty insurance company licensed in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed.  The Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.]

[The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

[THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

[The principal executive offices of the Insurer are located at [                            ] and its telephone number at this address is [                            ].]

[THE POLICY]

The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

‘‘Scheduled Payments’’ means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which ‘‘Scheduled Payments’’, are

(1) the Class A Interest Payment Amount, with respect to a Payment Date and

(2) the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

•	a default by the Issuing Entity,

•	an election by the Issuing Entity to pay principal on an accelerated basis,

•	the occurrence of an Event of Default under the Indenture or

•	any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

(1) any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

(2) any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

(3) any Class A Mandatory Redemption Amounts, unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Issuing Entity by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Issuing Entity nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

(a) the date when due to be paid pursuant to the Order referred to below or

(b) the first to occur of

(1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

(A) a certified copy of the order (the ‘‘Order’’) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

(B) a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

(C) an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Issuing Entity or otherwise with respect to the preference payment, or

(2) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms ‘‘Receipt’’ and ‘‘Received’’ with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

Under the Policy, ‘‘Business Day’’ means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuing Entity. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

It is a condition to issuance that the Class A Notes be rated [            ] by [            ] and [            ] by [            ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See ‘‘Ratings’’ in this prospectus supplement.]

[OTHER CREDIT ENHANCEMENT PROVIDER]

[Regulation AB Item 1114 compliant description of any other credit enhancement provider.]

[DERIVATIVE INSTRUMENTS]

[Regulation AB Item 1115 compliant description of any currency or interest rate agreements, that are used to alter the payment characteristics of the cashflows from the issuing entity and whose primary purpose is not to provide credit enhancement related to the pool assets or the asset-backed notes.]

[DERIVATIVE COUNTERPARTIES]

[Regulation AB Item 1115 compliant description of any derivative instrument provider, including financial data if the aggregate significance percentage related to any entity or group of affiliated entities providing the derivative instrument is 10% or greater.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of some of the related U.S. federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as ‘‘capital assets’’ within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuing Entity will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the ‘‘IRS’’) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuing Entity

Mayer, Brown, Rowe & Maw LLP will deliver its opinion that the Issuing Entity will not be classified as an association, or publicly traded partnership taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuing Entity were taxable as a corporation for Federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, could be liable for any tax that is not paid by the Issuing Entity.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness.    The Issuing Entity will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuing Entity that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of         %].

Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Class A Notes were not properly classified as debt and Issuing Entity were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income and OID on the Class A Notes.

It is not anticipated that the Class A Notes will be issued with original issue discount (‘‘OID’’) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the ‘‘stated redemption price at maturity’’ of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.

If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.

Except as discussed below, a Class A Noteholder that is not a ‘‘United States person’’ (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a ‘‘10-percent shareholder’’ within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Issuing Entity or the equity in the Sponsor or the Depositor, (iii) the holder is not a ‘‘controlled foreign corporation’’ (as defined in the Code) related to the Issuing Entity or related to a 10 percent holder of certificates in the Issuing Entity or equity in the Sponsor or the Depositor, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to Federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term ‘‘United States person’’ means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for Federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States Federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that elect to be treated as United States persons.  A ‘‘Foreign Person’’ is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States Federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a Foreign Person might be required to file a United States federal income tax return and pay tax on its share of partnership income at regular United States tax rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a ‘‘publicly traded partnership’’ taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding.    Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a ‘‘backup’’ withholding tax on ‘‘reportable payments’’ (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s Federal income tax.

CERTAIN STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Material Federal Income Tax Consequences’’ above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

CERTAIN ERISA CONSIDERATIONS

Subject to the important considerations described below and under ‘‘Certain ERISA Considerations’’ in the accompanying prospectus, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code of 1986, as amended (the ‘‘Code’’), as well as any entity holding ‘‘plan assets’’ of any of the foregoing (each of the foregoing, a ‘‘Plan’’).

Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their initial issuance, the notes should be treated as indebtedness without substantial equity features for purposes of a regulation issued by the United State Department of Labor (the ‘‘Plan Assets Regulation’’). This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated [                            ] (the ‘‘Underwriting Agreement’’), the Depositor has agreed to cause the Issuing Entity to sell to [J.P. Morgan Securities Inc.] (the ‘‘Underwriter’’), and the Underwriter has agreed to purchase, all of the Class A Notes.

Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

The Sponsor has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

Each of the underwriters has represented, warranted and agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any offered notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity, and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

The Class A Notes are a new issue of securities with no established trading market. The Issuing Entity has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

[An affiliate of the underwriter provides a warehouse facility to the Sponsor.]

The Sponsor has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

RATINGS

It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated [            ] by [            ] and [            ] by [            ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered notes for which a rating has been provided, as to each rating agency rating each class of notes in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the notes, or that relate to the notes or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

[EXPERTS]

[The consolidated balance sheets of [            ] as of December 31, [            ] and [            ] and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, [            ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [            ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

LEGAL MATTERS

Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Sponsor by [            ].  Some legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York.

$[                    ] (Approximate)

BOND SECURITIZATION, L.L.C.

Depositor

[        ] AUTO OWNER TRUST [        ] — [        ]

Asset Backed Notes

Prospectus Supplement

[                ]
Sponsor

[                ]
Servicer

[                ]
Issuing Entity

[J.P. Morgan Securities Inc.]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[                    ,            ]

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                    , 20

PROSPECTUS SUPPLEMENT

(to Prospectus dated [        ])

$[        ]

BOND SECURITIZATION, L.L.C.

Depositor

[        ] EQUIPMENT TRUST SECURITIES [        ]-[    ]

Receivable-Backed Notes

[        ]                                [                ]                                [        ]

Sponsor                            Issuing Entity                            Servicer

The issuing entity will issue the following classes of notes:

Class of Notes	Initial Aggregate Principal Amount		Interest Rate (per annum)	First Payment Date	Stated Maturity Date	Price to Public Per Note		Underwriting Discount Per Note
A-1	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
A-2	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
A-3	$	[ ]	One-Month LIBOR + [ ]%	[ ]	[ ]	[ ]	%	[ ]	%
A-4	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
A-5	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
B	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
C	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%
D	$	[ ]	[ ]%	[ ]	[ ]	[ ]	%	[ ]	%

The total price to the public is $[        ].

The total underwriting discount is $[        ].

The total proceeds to the issuing entity are $[        ].

Credit enhancement for the notes is provided by subordination of the notes, a cash collateral account [a note insurance agreement,] [and [describe any other credit enhancement]].

Distributions on the notes will occur on the [        ] of each month, or if that date is not a business day, the next business day, beginning [        ].

Consider carefully the risk factors beginning on page S-[        ] of this prospectus supplement and on page [        ] of the prospectus.

The notes will represent interests in the issuing entity’s trust fund consisting of equipment receivables contracts only and will not represent interests in or obligations of the Sponsor, the Depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter:

[JPMORGAN]

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [        ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If the information regarding the notes is more specific in this prospectus supplement than in the accompanying prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (‘‘AUTHORISED PERSONS’’) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (‘‘CIS ORDER’’) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS

PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

i

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

[                        ], a [Delaware statutory trust], is the issuing entity.

Owner Trustee

The owner trustee is [            ], acting not in its individual capacity but solely as owner trustee  of the issuing entity under the trust agreement with the sponsor and the depositor, and its telephone number is [            ].  See ‘‘The Owner Trustee’’ in this prospectus supplement.

Sponsor

[                ], a [            ], is the sponsor. [Insert description of sponsor pursuant to Item 1104 of Regulation AB].

Originators

[            ] [and [            ]], are the seller[s] of contracts to the depositor. [Insert description of originators pursuant to Item 1110 of Regulation AB.]

Depositor

Bond Securitization, L.L.C., the depositor, is an affiliate of J.P. Morgan Securities Inc., an underwriter [and [list any other affiliates including trustees, swap counterparties, servicer, etc.]].  Neither the depositor nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes. See ‘‘The Depositor’’ in the accompanying prospectus.

Servicer

[                ], a [                ]. See ‘‘The Servicer’’ in this prospectus supplement.

Indenture and Indenture Trustee

The notes will be issued under an indenture. [            ] will serve as indenture trustee.  See ‘‘Description of the Notes and Indenture — The Indenture Trustee,’’ in this prospectus supplement.

Terms of the Notes

•	Payment Dates

The [    ]th day of each month, beginning [            ], or if that day is not a business day, the next business day.

•	Interest

See the cover page for the rates as to all classes other than Class A-3.  [The Class A-3 interest rate will be the one-month London interbank offered rate, plus [            ]]%.  See

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‘‘Description of the Notes and Indenture — Interest.’’ The issuing entity will calculate interest on the Class A-1 and Class A-3 Notes on the basis of the actual number of days elapsed and a 360-day year.  The issuing entity will calculate interest on the Class A-2, Class A-4, Class A-5, Class B, Class C and Class D Notes on the basis of a 360-day year comprised of twelve 30-day months.

On each payment date and after the issuing entity repays any outstanding servicer advances and pays the servicer’s monthly servicing fee, the issuing entity will pay interest on the notes in the following order:

Class of Notes	Receives Interest Before Class
A-1, A-2, A-3, A-4 and A-5	B, C and D
B	C and D
C	D
D	None

If the available funds are insufficient to pay interest on all classes of Class A Notes, the issuing entity will apply the available funds pro rata to the classes of Class A Notes based on their respective principal balances.

See ‘‘Description of the Notes and Indenture — Distributions ’’ in this prospectus supplement.

•	Principal

After paying interest on the notes, the issuing entity will pay principal on the notes on each payment date.  The issuing entity will pay principal in the following order:

Before an Event of Default:

1 (A)	Until the Class A-1 Note principal amount becomes zero, [ ]% of the total principal payment amount to the Class A-1 Notes and [ ]% of the total principal payment amount to the Class A-5 Notes;

(B)	on the payment date when the Class A-1 Note principal amount becomes zero, first, the remaining Class A-1 principal amount to the Class A-1 noteholders, second, [ ]% of the total principal payment amount, but not greater than the Class A principal payment amount, to the Class A-5 noteholders and third, the remaining Class A principal payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class’ principal amount is reduced to zero;

(C)	after the Class A-1 Note principal amount is reduced to zero, [ ]% of the total principal payment amount, but not greater than the Class A principal payment amount to the Class A-5 Notes and then the remaining Class A principal payment amount to the Class A-2, A-3, A-4 and A-5 Notes in that order, with each successive class not being entitled to principal until the prior class’ principal amount is reduced to zero.

If the available amount is insufficient for the full payment of the amounts called for in (A), (B), or (C) above, the allocation of the available amount will be as provided in ‘‘Description of the Notes and Indenture — Principal’’ in  this prospectus supplement;

2.	after the Class A-1 Note principal amount is reduced to zero, the Class B principal payment amount to the Class B Notes;

3.	after the Class A-1 Note principal amount is reduced to zero, the Class C principal payment amount to the Class C Notes; and

4.	after the Class A-1 Note principal amount is reduced to zero, the Class D principal payment amount to the Class D Notes.

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The principal payment amount on each class of the notes on each payment date will be based on the difference between the aggregate principal balance of that class of notes on that payment date and the target amount set for the class or in the case of Class B, C and D a floor amount set for the class, if greater than the target amount.

After an Event of Default:

Following an event of default with respect to the notes, the issuing entity will pay principal in the following order:

Class Of Notes	Receives Principal Before Classes
A-1	A-2, A-3, A-4, A-5, B, C and D
A-2	A-3, A-4, A-5, B, C and D
A-3	A-4, A-5, B, C and D
A-4	A-5, B, C and D
A-5	B, C and D
B	C and D
C	D
D	None

See ‘‘Description of the Notes and Indenture — Distributions’’ in this prospectus supplement.

•	The issuing entity will issue an equity certificate, representing the beneficial ownership interest in the issuing entity, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date. The equity certificate is not offered under this prospectus supplement and the accompanying prospectus.

•	[Class A-3 Swap Agreement]

[The issuing entity will enter into a swap agreement with a swap counterparty solely for the benefit of the Class A-3 noteholders.  Under the swap agreement, the swap counterparty’s payments will be calculated at the Class A-3 Note interest rate and the issuing entity’s payments will be calculated at the assumed fixed rate of [        ]%.

To the extent that interest on any payment date at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

•	the swap counterparty will be obligated to pay an amount equal to the excess to the issuing entity,

•	that payment will constitute a portion of the amount available but only in respect of the Class A-3 Notes and

•	the Class A-3 Notes will be dependent upon that payment for receipt of interest to the extent of the excess.

Likewise under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate

•	the issuing entity will be obligated to pay an amount equal to the excess to the swap counterparty, and

•	the payment will have the same priority, in terms of application of the amount available, as payment of interest on the Class A-3 Notes.

Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture.  Except to the extent the amount available on any payment date exceeds the amount needed to pay:

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•	the servicing fee and servicer advances,

•	all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and

•	all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the issuing entity under the swap agreement. See ‘‘Description of the Notes and Indenture — The Class A-3 Swap Agreement’’ in this prospectus supplement.]

•	[Class A-3 Swap Counterparty

[        ] will be the counterparty to the issuing entity under the swap agreement. The swap counterparty currently has an ‘‘[        ]’’ long-term unsecured senior debt credit rating from [        ] and an ‘‘[        ]’’ long-term unsecured senior debt credit rating from [        ].  See ‘‘Description of the Notes and Indenture — The Class A-3 Swap Counterparty’’ in this prospectus supplement.]

•	Stated Maturity Dates

The notes will mature on the respective dates shown on the cover of this prospectus supplement.  However, if the stated maturity date is not a business day, then the stated maturity date will be the next business day.

•	Optional Redemption

When the Aggregate Note Principal Amount is Less Than [10]% of Initial Contract Pool Principal Balance

[        ], the seller of contracts to the depositor, has the option to purchase the issuing entity’s assets when the outstanding note principal balance is less than [10]% of the initial contract pool principal balance.  If the seller exercises this option, the indenture trustee will redeem all notes on the next payment date.  The redemption price for each note will be the note’s principal amount plus unpaid accrued interest to but excluding the redemption date.

The contract principal balance of any contract is the present value of the unpaid scheduled payments due on that contract discounted at the discount rate, called the ‘‘discount rate,’’ of [        ]%.  This prospectus supplement uses this discount rate to calculate principal balances of contracts throughout.  The ‘‘contract pool principal balance’’ is the aggregate of the individual discounted contract principal balances.

See ‘‘Description of the Notes and Indenture — Optional Purchase of Contracts’’ in this prospectus supplement.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                ], based on the assumption that the servicer has exercised its option to redeem all the contracts as described in ‘‘Optional Redemption’’ above.  Due to losses and prepayments on the contracts, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Cut-off Date

                    ,            .

Closing Date

On or about                    ,            .

Servicing; Servicing Fee

The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts.  The servicer may make

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advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods.  Servicer advances are reimbursable from contract payments.

See ‘‘Description of the Sale and Servicing Agreement — Servicing’’ in the accompanying prospectus.

The servicer’s monthly fee will equal the product of

•	one twelfth of [ ] percent and

•	the aggregate contract pool principal balance as of the last day of the second preceding collection period.

The servicer fee is payable out of contract payments.

The servicer will pay any sub-servicer servicing fees from its monthly servicing fee.  See ‘‘Description of the Notes and Indenture — Servicing’’ in this prospectus supplement.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses.]

Ratings

The issuing entity will not issue any class of notes unless [        ], and [        ] assign at least the following ratings to each class of notes:

Class	[ ]	[ ]
A-1
A-2
A-3
A-4
A-5
B
C
D

See ‘‘Ratings of the Notes’’ in this prospectus supplement and the accompanying prospectus.

Denominations

The notes are offered in book-entry form in minimum denominations of $[1,000] and in integral multiples of $[1] in excess of $[1,000].

Issuing Entity Assets

A.    The Contracts

The contracts will consist of the following:

•	equipment lease contracts,

•	installment payment agreements,

•	conditional sales/financing agreements,

•	promissory notes, and

•	loan and security agreements.

As of [        ], the pool of contracts for the issuing entity had the following characteristics.  Percentages are based on the contract pool principal balance:

•	Initial contract pool principal balance $[ ]

•	Number of contracts [ ]

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•	Average contract principal balance $[ ]

•	Leases as a percentage of the contracts [ ]%

•	Loans and other financing arrangements as a percentage of the contracts [ ]%;

•	Underlying equipment type concentration:

Equipment Type	Principal Balance Concentration
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

No other single type of equipment accounted for more than [ ]% of the initial contract pool principal balance.

Geographic concentration:

State	Geographic Concentration
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

No other state represented more than [ ]% of the initial contract pool principal balance.

Remaining terms of the contracts: [        ] month to [        ] months

The weighted average remaining term of the contracts:  [        ] months

Weighted average age of the contracts: [        ] months

See ‘‘The Contracts — Statistics Relating to the Cut-Off Date Contract Pool’’ in this prospectus supplement.

Removal and Substitution of a Receivable

[Regulation AB Item 1103(a)(6) compliant description of removal or substitution of contracts in connection with material document defects or breaches of representations and warranties].

[B. Cash Collateral Account.]

The indenture trustee will establish a cash collateral account having an initial balance of $[            ] ([            ]% of initial contract pool principal balance) for the benefit of the noteholders, which may include proceeds of loans from third party lenders to the issuing entity under a cash collateral account loan agreement. The indenture trustee will use cash collateral account funds to pay the following amounts if payments on the contracts are insufficient:

•	interest due on the notes, [with interest on the Class A-3 Notes being calculated for this purpose at the assumed fixed rate of [ ]% in connection with the swap agreement]; the lesser of

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•	losses on liquidation of defaulted contracts during the relevant collection period, and

•	the excess of the aggregate note principal amount over the contract pool principal balance, including all scheduled payments for the relevant collection period and unpaid scheduled payments from prior periods; and principal on the notes on the applicable stated maturity date. See ‘‘Description of the Notes and Indenture — Cash Collateral Account’’ in this prospectus supplement.

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the contracts or other performance triggers that would alter the transaction structure or the flow of funds].

Subordination of Principal and Interest

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding, (1) payments of interest on the Class B notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes, and (2) payments of principal on the Class B notes are subordinated to payments of interest and principal on the Class A notes and payments of interest on the Class B notes, the Class C notes and the Class D notes.

As long as the Class A notes and the Class B notes remain outstanding, (1) payments of interest on the Class C notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes and the Class B notes, and (2) payments of principal on the Class C notes are subordinated to payments of interest and principal on the Class A notes and the Class B notes and payments of interest on the Class C notes and the Class D notes.

As long as the Class A, Class B and Class C notes remain outstanding, (1) payments of interest on the Class D notes are subordinated to payments of interest and, under certain circumstances, principal on the Class A notes, the Class B notes and the Class C notes and (2) payments of principal on the Class D notes are subordinated to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes and payments of interest on the Class D notes.

If there are not enough funds to pay interest and/or principal payments on a subordinated class or classes, noteholders of such subordinated notes may not receive those payments in a timely manner or may experience a loss.

Payments on the certificates are subordinated to payments of interest and principal on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

Overcollateralization

The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. This overcollateralization would provide credit enhancement since receivables in excess of the aggregate principal balance of the notes would support such notes. Initially, the aggregate principal balance of the receivables will exceed the aggregate principal balance of the notes by an amount equal to approximately         % of the aggregate principal balance of the receivables as of the cut-off date. As of the cut-off date, the aggregate principal balance of the receivables was $        , which is $        more than the initial aggregate principal balance of the notes.

[Other Credit Enhancement]

[Regulation AB Item 1103(a)(3)(ix) compliant description of any other credit enhancement].

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Use of Proceeds

[After depositing funds from the note sale proceeds into the cash collateral account and allocating for the payment of expenses, the indenture trustee will pay the remaining proceeds of the sale of notes to the depositor.  The depositor will pay the proceeds to a warehousing trustor to [            ] in payment of the purchase price of contracts acquired from them, respectively.  See ‘‘Use of Proceeds’’ in this prospectus supplement.]

Federal Income Tax Considerations

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation.  See ‘‘Material Federal Income Tax Considerations’’ in this prospectus supplement and ‘‘Material Federal Income Tax Consequences’’ in the accompanying prospectus.

ERISA Considerations

Subject to particular considerations discussed in this prospectus supplement under ‘‘Certain ERISA Considerations,’’ the notes are eligible for purchase by employee benefit plans and other retirement accounts.

Legal Investment

[The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.]

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STRUCTURAL SUMMARY

[GRAPHIC TO BE INSERTED]

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FLOW OF FUNDS

[GRAPHIC TO BE INSERTED]

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BACKGROUND INFORMATION

The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date.  The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date.  The scheduled payments are discounted monthly at the rate of [            ]% per annum.

The aggregate principal balance of the contracts expected to be held by the issuing entity as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool.  The initial cut-off date is [            ] for all contracts transferred to the issuing entity on the closing date for the sale of the notes.  It will be the first day of the month of transfer to the issuing entity for each substitute contract.

Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the issuing entity as of the initial cut-off date, unless a different date is noted.  Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Future Contract Delinquency and Loss Experience of the Contract Pool May Vary Substantially from the Originators’ Historical Experience	The sponsor presents the historical contract delinquency and loss experience of the originators’ portfolios of contracts similar to those being transferred to the issuing entity under ‘‘The Contracts — Statistics Relating to Delinquencies and Defaults.’’ However, the actual results for the issuing entity’s contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.
Some Note Classes Will be Entitled to Interest or Principal Payments Before Other Note Classes [and the Swap Counterparty Will be Entitled to Payment Before Some Note Classes]	The issuing entity will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See ‘‘Description of the Notes and Indenture — Distributions,’’ ‘‘— Subordination of Subordinate Notes’’ and ‘‘— Cash Collateral Account’’ in this prospectus supplement.
[Similarly, if the issuing entity has to pay any amounts to the swap counterparty under the Class A-3 Notes swap agreement, that amount will have the same priority of payment as interest owed to the Class A-3 noteholders. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, C and D noteholders and before the payment of principal to any noteholders. See ‘‘Description of the Notes and Indenture — Class A-3 Swap Agreement’’ in this prospectus supplement.]
Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.

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[Any Failure by the Swap Counterparty to Pay Amounts Owed Under the Swap Agreement Would Reduce the Funds Available to Pay Interest on the Class A-3 Notes]	The Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the swap agreement for receipt of the full amount of interest on the Class A-3 Notes. This will be the case if the interest due on the Class A-3 Notes at their floating rate exceeds the amount available to the issuing entity to pay the Class A-3 Note interest at the assumed fixed rate of [ ]%. Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee and servicer advances,
all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose and all amounts payable in connection with the cash collateral account, no amounts [in addition to those available under the swap agreement] will be available under the indenture to make up the shortfall. [The only remedies in these circumstances will be those available to the issuing entity under the swap agreement.]
[As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, in the event that the swap counterparty’s long-term unsecured senior debt ceases to be rated at a level acceptable to [ ] and [ ], the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty’s debt. If the swap counterparty fails to take either of these actions, the issuing entity will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap from a swap counterparty satisfactory to the note rating agencies.
The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the issuing entity to obtain a replacement swap agreement.]

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Adverse Events in [ ] High Concentration States May Cause Increased Defaults and Delinquencies	If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the issuing entity may differ from what you expect, and you may experience delays or reductions in payments.
The following are the approximate percentages of the initial contract pool principal balance of the issuing entity’s contracts whose obligors are located in the following states:
[ ]% in [ ],
[ ]% in [ ],
[ ]% in [ ],
[ ]% in [ ] and
[ ]% in [ ].
The remaining states accounted for [ ]% of the initial contract pool principal balance, and none of these remaining states accounted for more than [ ]% of the initial contract pool principal balance.
[Although the sponsor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California.
An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas, could reduce revenues for obligors in those states and ultimately reduce the associated obligors’ ability to make timely payments on their related contracts].
Adverse Economic Conditions in High Concentration Industries May Cause Increased Defaults and Delinquencies	If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the issuing entity may differ from what you expect.
This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance, approximately
[ ]% related to the manufacturing industry,
[ ]% related to equipment used in the services industry, excluding medical and professional services,

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[ ]% related to the retail and wholesale trade industry,
[ ]% related to equipment used in transportation,
[ ]% related to equipment used in the medical profession,
[ ]% related to equipment used in professional services, and
[ ]% related to the financial services industry.
While the sponsor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions. For example, a rise in interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending.
Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries.
This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.
The sponsor does not believe that any other industry accounts for more than [5.00]% of the contract pool principal balance. However, as shown in the table below under the heading ‘‘Types of Obligor,’’ the depositor’s records list [ ]% of the contract pool principal balance in the category of ‘‘Other’’ obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this ‘‘Other’’ category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

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Product Defects or Obsolescence or Adverse Economic Events for [ ] Vendors Accounting for High Proportions of the Contracts May Cause Increased Defaults and Delinquencies	[ ], a [ ]and [ ] a [ ] is the vendor of equipment for approximately [ ]% of the contract pool principal balance calculated as of the initial cut-off date. Products of [ ], a leading producer of [computer systems], accounted for approximately [ [ ]% of the contract pool balance calculated as of the initial cut-off date. Although the sponsor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors’ payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than [ ]% of the contract pool principal balance as of the initial cut-off date.
Product Defects or Obsolescence of Types of Equipment Accounting for High Proportions of the Contracts May Cause Increased Defaults or Delinquencies	If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts. This could result in reductions of or delays in payments you expect on the notes.
As of the initial cut-off date, of the contract pool principal balance, approximately
[ ]% related to contracts involving telecommunications equipment,
[ ]% related to contracts involving transportation equipment,
[ ]% related to contracts involving computer and point-of-sale equipment,
[ ]% related to contracts involving computer software,
[ ]% related to contracts involving manufacturing,
[ ]% related to contracts involving construction equipment, and

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[ ]% related to contracts involving medical equipment.
The depositor does not believe that any other type of equipment accounts for more than [ ]% of the contract pool principal balance. However, as shown in the table below under the heading ‘‘Types of Equipment,’’ the depositor’s records list [ ]% of the contract pool principal balance in the category of ‘‘Other’’ types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this ‘‘Other’’ category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.
The Issuing Entity’s Not Having Security Interests in Computer Software and Services and the Issuing Entity’s Not Being Named as Secured Party in Motor Vehicle Title Certificates will Leave the Issuing Entity Without Collateral For the Associated Contracts	The issuing entity will have no security interest in computer software and computer services contracts, which accounted for [ ]% of the initial contract pool balance, and the issuing entity will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the [ ]% of the initial contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the issuing entity will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the issuing entity will be unable to pay or will be late in paying the amounts you expect on the notes.
The Issuing Entity’s Assets are the Only Source of Payments on the Notes	All distributions on the notes will be made from payments by borrowers under the receivables. The issuing entity has no other assets [other than [ ]] to make distributions on the notes. The receivables are not insured or guaranteed by any person. The issuing entity is the only person that is obligated to make distributions of the notes.

[Additional Applicable Risk Factors]

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THE ISSUING ENTITY

General

The depositor created the issuing entity on [        ] as a Delaware statutory trust under a trust agreement, [which the parties will amend and restate on the closing date for the sale of the notes,] among the sponsor, the depositor and the issuing entity. The issuing entity’s address is c/o [                                    ] as Owner Trustee, [                                                    ].

Under a sale and servicing agreement, dated as of [        ], among

•	the depositor,

•	the issuing entity,

•	[ ], an originator and the seller of contracts to the depositor and

•	the servicer,

The depositor will transfer all of the contracts and the related security interests to the issuing entity. As noted in ‘‘The Contracts — Software and Services’’ in the accompanying prospectus, some transferred contracts will not have associated security interests.

The issuing entity will issue an equity certificate, representing the beneficial ownership interest in the issuing entity, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes[, any amount owed to the swap counterparty] [and amounts payable in connection with the cash collateral account]. See ‘‘Description of the Notes and Indenture — Distributions’’ in this prospectus supplement. The sponsor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

The issuing entity’s fiscal year end is [                            ].

Capitalization of the Issuing Entity

If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the issuing entity on that date would have consisted of notes with an aggregate principal amount of $[        ] and an equity certificate. [The issuing entity received an initial equity contribution of $[        ] from the [        ].]

THE OWNER TRUSTEE

[             ], a [national banking association] is the owner trustee under the trust agreement. [             ]’s principal offices are located at [             ], [             ]. The owner trustee will perform limited administrative functions under the trust agreement, including making distributions from the Note Distribution Account. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement.

[Provide Reg AB Item 1109(b) compliant description of the extent of the owner trustee’s prior experience serving as a trustee for notes transactions involving asset pools of equipment lease contracts and other types of contracts included in the pool.]

[Provide Reg AB Item 1109(c) compliant description of the owner trustee’s duties and responsibilities regarding the notes under the governing documents and under applicable law, and of any actions required by the owner trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of notes that is needed to require the owner trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the owner trustee’s liability under the transaction agreements regarding the notes transaction.]

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[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the owner trustee to be indemnified from the cash flow that otherwise would be used to pay the notes.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the owner trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

THE ORIGINATORS

General

[    ], [        ] and  [        ] are the originators of the contracts with respect to approximately [        ]%, [        ]% and [        ]%, respectively, of the contracts by aggregate principal balance as of the Cut-off Date, along with various other originators, none of which originated more than 10% of the contracts by aggregate principal balance as of the Cut-off Date.

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

[Originator Name]

[Regulation AB Item 1110 compliant description of Originator].

[Regulation AB Item 1110 compliant description of Originator’s underwriting standards].

THE SERVICER

[                            ], a [describe form of organization of the servicer] will initially service the contracts pursuant to a sale and servicing agreement, to be dated as of [            ], among the sponsor, the depositor, the issuing entity and the servicer.

The servicer will perform the functions of a third-party servicer of equipment receivables contracts as an agent for their beneficial owner. [These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the contracts;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying equipment disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuing entity with respect to distributions; and

•	generating federal income tax information. ]

[Regulation AB Item 1108 compliant description of the Servicer.]

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THE CONTRACTS

Description of the Contracts

All of the contracts are commercial, rather than consumer, leases, loans or agreements. See ‘‘The Contracts’’ in the accompanying prospectus.

Representations and Warranties Made by the Seller

The seller of contracts to the depositor, will make the representations and warranties set forth below regarding the contracts and the related equipment included in the pool of contracts transferred to the issuing entity as of the transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from the issuing entity to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

[(1) the information with respect to the contracts is true and correct in all material respects;

(2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

(3) the contract is not a defaulted or delinquent contract;

(4) no provision of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

(5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies;

(6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

(7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

(8)

(A) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

(B) either

(x) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

(y) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator’s interest will be so noted or recorded within 180 days of the acquisition or origination;

(9) if the contract constitutes either an ‘‘instrument’’ or ‘‘chattel paper’’ for purposes of the Uniform Commercial Code, there is not more than one ‘‘secured party’s original’’ counterpart of the contract;

(10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller;

(11) the obligor is not, to the seller’s knowledge, subject to bankruptcy or other insolvency proceedings;

(12) the contract is a U.S. dollar-denominated obligation and the obligor’s billing address is located in the United States or Puerto Rico;

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(13) the contract does not require the prior written notifications to or a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date the contract was sold to the trust;

(14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;

(15) no adverse selection procedure was used in selecting the contract for transfer;

(16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with servicer’s normal servicing requirements;

(17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

(18) no lease is a ‘‘consumer lease’’ as defined in Section 2A-103(1)(e)(f) of the Uniform Commercial Code;

(19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

(20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

(21) each lease is a ‘‘triple net lease’’ under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;

(22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that:

(A) satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

(B) in which the relevant originator or financing trust has a perfected lien; and

(C) in which the transfer of the relevant originator’s or financing trust’s security interest in the contract to the owner trust creates a duly perfected lien;

(23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

(24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

(25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.]

In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity’s or any noteholder’s or equity certificateholder’s interest in the contract or the collectibility of the contract, the issuing entity will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the issuing entity plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The indenture trustee may enforce this purchase obligation on your behalf, and this will constitute

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your sole remedy available against the seller, the depositor, the issuing entity or the originators for any uncured breach, except that the seller will indemnify

•	the indenture trustee,

•	the owner trustee, and

•	the issuing entity

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus supplement.

Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

Substitution of Contracts

The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in ‘‘—Representations and Warranties Made by the Seller’’ above, the seller may choose to replace the contract with a substitute contract.

Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the sale and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the issuing entity. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the issuing entity. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in ‘‘— Representations and Warranties Made by the Seller’’ above will be equally applicable to substitute contracts.

Statistics Relating to the Initial Cut-Off Date Contract Pool

The initial contract pool principal balance is $[        ]. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date. The following tables set forth the characteristics of the contracts as of the cut-off date. Tables presented in this section may not total 100% due to rounding.

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Composition of the Initial Cut-Off Date Contract Pool

Number of Contracts	Initial Contract Pool Principal Balance		Weighted Average Original Term (Range)	Weighted Average Remaining Term (Range)	Average Contract Principal Balance (Range)
[ ]	$	[ ]	[ ] months ([ ] months to [ ] months)	[ ] months ([ ] month to [ ] months)	$[ ] ($[ ] to $[ ])

Type of Contracts

Type of Contract	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
True Lease
Finance Leases
Loans/Conditional Sales
Installment Payment
Agreements
Total		100.00%	$	100.00%

Geographical Diversity

State	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
Total		100.00%	$	100.00%

Payment Status

Days Delinquent	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
Current, including 1 to 30 day delinquent contracts
31 – 60 days delinquent
Total		100.00%	$	100.00%

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Types of Equipment

Type of Equipment	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
Telecommunications
Transportation
Computer
Computer Software
Manufacturing
Construction
Medical
Automotive Diagnostic Equipment
Printing
Resources
Office Equipment
Commercial Retail Fixtures Industrial
Other, including $[ ] as the largest and $[ ] as the average contract principal balance
Total		100.00%	$	100.00%

The depositor does not believe that any other type of equipment accounts for more than [5]% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category ‘‘Other’’ in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

Contract Principal Balances

Contract Principal Balance	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
$0.01 to $5,000.00
$5,000.01 to $25,000.00
$25,000.01 to $50,000.00
$50,000.01 to $100,000.00
$100,000.01 to $500,000.00
$500,000.01 to $1,000,000.00
$1,000,000.01 to $2,000,000.00
$2,000,000.01 to $3,000,000.00
$3,000,000.01 to $4,000,000.00
$4,000,000.01 to $5,000,000.00
Over $5,000,000, the largest single contract principal balance being $[ ]
Total		100.00%	$	100.00%

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Distribution Of Receivables By Rate of Return
(As of the Cut-Off Date)

Range of Rates of Return	Number of Contracts	Percentage of Total Number of Contracts(1)	Aggregate Contract Principal Balance	% of Aggregate Contract Principal Balance(1)
0.00 - 0.49%
0.50 - 0.99%
1.00 - 1.49%
1.50 - 1.99%
2.00 - 2.49%
2.50 - 2.99%
3.00 - 3.49%
3.50 - 3.99%
4.00 - 4.49%
4.50 - 4.99%
5.00 - 5.49%
5.50 - 5.99%
6.00 - 6.49%
6.50 - 6.99%
7.00 - 7.49%
7.50 - 7.99%
8.00 - 8.49%
8.50 - 8.99%
9.00 - 9.49%
9.50 - 9.99%
10.00 - 10.49%
10.50 - 10.99%
11.00 - 11.49%
11.50 - 11.99%
12.00 - 12.49%
12.50 - 12.99%
13.00 - 13.49%
13.50 - 13.99%
14.00 - 14.49%
14.50 - 14.99%
15.00 - 15.49%
15.50% +
TOTAL		100.0%		100.0%

(1) Percentages may not add to 100.0% due to rounding.

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Remaining Terms of Contracts

Remaining Terms of Contracts (months)	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
0 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
85 - 96
97 - 108
Over 108
Total		100.00%	$	100.00%

Types of Obligor

Types of Obligor	Aggregate Number of Contracts	% of Total Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
Manufacturing
Service Organizations
Retail & Wholesale
Transportation
Professional
Financial Services
Manufacturing & Construction
Machine tools
Medical
Resources
Government
Print Center
Other, including $[ ] as the largest and $[ ] as the average principal balance
Total		100.00%	$	100.00%

The depositor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category ‘‘Other’’ in the above table to determine whether or not the contracts could be grouped into some other more specific industry category.

Obligor Concentration

Obligors (including Contracts securing vendor loans)	Aggregate Number of Contracts	Aggregate Contract Principal Balance	% of Initial Contract Pool Principal Balance
Top 5

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Statistics Relating to Delinquencies and Defaults

The following table shows contract delinquency statistics for the originators’ portfolios of contracts similar to the contracts conveyed to the issuing entity, on an aggregate basis, as of December 31 in each of the past five years and as of [        ] and [        ]. The applicable originators used the underwriting standards described in this prospectus supplement under the section titled ‘‘Underwriting’’ for all of these contracts. For these purposes, a ‘‘delinquency’’ means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. These statistics are not necessarily indicative of the future performance of the contracts. The following table is based on the net investment for all contracts originated by [        ]  and the gross receivable for contracts originated by the other originators. Net investment is the sum of all payments plus any expected equipment residual value under a contract discounted to present value using the contract’s implicit interest rate. The gross receivable is the undiscounted sum of all payments under a contract.

Contract Delinquencies

Number and Percent of Contract Balances Which Were Delinquent
As of	Contract Balance (In Thousands)		31 to 60 Days			61 to 90 Days			Over 90 Days			Total
			Number	Percentage		Number	Percentage		Number	Percentage		Number	Percentage
12/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
12/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
12/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
12/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
12/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
03/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%
03/31/[ ]	$	[ ]	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%	[ ]	[ ]	%

Losses and Recoveries

The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators’ portfolios of contracts conveyed to the issuing entity similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, [        ] and [        ]. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.

Twelve Months Ended	Aggregate Net Investment of Contracts(In Thousands)		Gross Losses as a Percentage of Net Investment	Net Losses as a Percentage of Net Investment
12/31/[ ]	$	[ ]	[ ]%	[ ]%
12/31/[ ]	$	[ ]	[ ]%	[ ]%
12/31/[ ]	$	[ ]	[ ]%	[ ]%
12/31/[ ]	$	[ ]	[ ]%	[ ]%
12/31/[ ]	$	[ ]	[ ]%	[ ]%
Three Months Ended
03/31/[ ]	$	[ ]	[ ]%	[ ]%
03/31/[ ]	$	[ ]	[ ]%	[ ]%

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STATIC POOL INFORMATION

The depositor will provide static pool information with respect to the sponsor’s prior securitized pools of assets of the same type as the contracts formed during the period from [            ] to [            ], presented by pool, online at http://www.[                        ]. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in [quarterly] increments from the related cut-off date through [            ]. The static pool information about prior securitized pools of equipment receivables contracts of the sponsor that were established before January 1, 2006 will not be deemed to be a part of the final prospectus supplement, the accompanying prospectus or the related registration statement.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the contracts owned by the issuing entity.

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UNDERWRITING GUIDELINES

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the contract pool, describe the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

WEIGHTED AVERAGE LIFE OF THE NOTES

The rate of payments on contracts will directly affect

•	the rate of note principal payments; and

•	the aggregate amount of each note interest payment.

The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. [            ] may purchase contracts from the issuing entity if the contracts were ineligible for transfer at the time of transfer to the issuing entity.  Any payments for these reasons, other than scheduled payments, may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts.  Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under ‘‘The Contracts — Substitution of Contracts’’ in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes.  See ‘‘Risk Factors — Contract Prepayment, Ineligibility or Default May Cause Earlier Repayment of the Notes Than You Expect and You May Not be Able to Find Investments with the Same Yield as the Notes at the Time of Repayment’’ in the accompanying prospectus.

The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates (‘‘CPR’’) indicated in the chart.  This information is hypothetical.  The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay.  This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts.  The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period.  The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate.  The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full.  The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

•	[ ] exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and

•	the closing date for the sale of the contracts to the issuing entity is [ ].

These tables are based upon the contract pool principal balance determined using the discount rate of [            ]%.  In addition, it is assumed for the purposes of these tables only, that the issuing

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entity issues the notes in the following initial principal amounts and at the following fixed interest rates:

Class	Initial Principal Amount		Interest Rate
A-1	$	[ ]	[ ]	%
A-2		[ ]	[ ]
A-3		[ ]	[ ]
A-4		[ ]	[ ]
A-5		[ ]	[ ]
B		[ ]	[ ]
C		[ ]	[ ]
D		[ ]	[ ]

Percentage of the Initial Principal
of the Class A-1 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)
Weighted Average Life To Maturity (in years)

Percentage of the Initial Principal
of the Class A-2 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

Percentage of the Initial Principal
of the Class A-3 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

Percentage of the Initial Principal
of the Class A-4 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

Percentage of the Initial Principal
of the Class A-5 Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

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Percentage of the Initial Principal
of the Class B Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

Percentage of the Initial Principal
of the Class C Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

Percentage of the Initial Principal
of the Class D Notes

CPR
Payment Date	0%	6%	9%	12%	18%
Closing Date
Weighted Average Life To Call (in years)

DESCRIPTION OF THE NOTES AND INDENTURE

This section adds to the information in the accompanying prospectus under the caption ‘‘Description of the Notes and Indenture.’’ However, as these statements are only summaries, you should read the sale and servicing agreement and the indenture.  The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

The notes will be issued under an indenture between the issuing entity and the indenture trustee.

The issuing entity will issue eight classes of notes, consisting of five classes of senior notes, designated as the

•	Class A-1 Notes,

•	Class A-2 Notes,

•	Class A-3 Notes,

•	Class A-4 Notes and

•	Class A-5 Notes.

These are referred to in this document as ‘‘Class A Notes.’’ The issuing entity will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes.  The Class B, Class C and Class D Notes are the ‘‘Subordinate Classes.’’

Investors may purchase the notes in book-entry form in minimum denominations of $[1,000] and in integral multiples of $[1] in excess of $[1,000].  Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company.  The issuing entity will pay note interest and principal on the [        ]th day of each month, or, if not a business day, the next succeeding business day, commencing in [            ], to registered noteholders as of the related record date.  So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date.  If the notes are no longer in book-entry form, the record date will be the last business day of the month immediately preceding the

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payment date.  However, the issuing entity will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee.  The issuing entity will make all payments on the notes in immediately available funds.  See ‘‘Description of the Notes and Indenture — Book-Entry Registration’’ in the accompanying prospectus.

Distributions

The issuing entity will pay note principal and interest on each payment date from the ‘‘Available Pledged Revenues’’ for the payment date[, as well as amounts permitted to be withdrawn from the cash collateral account].  [See ‘‘— Cash Collateral Account’’ below.]  The ‘‘Available Pledged Revenues’’ as of any payment date are the sum of

(a)	the following amounts on deposit in the collection account which the issuing entity received during the related collection period

(1)	scheduled contract payments, except payments in respect of taxes,

•    insurance premium reimbursements,

•    security deposits,

•    late charges,

•    documentation fees,

•    extension fees,

•    administrative charges or,

•    maintenance premiums,

(2)	prepayments of contracts, and

(3)	proceeds of liquidating defaulted contracts,

(b)	the purchase price paid by the seller in repurchasing ineligible contracts from the issuing entity,

(c)	the amounts that the servicer paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than [10]% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

(d)	investment earnings on amounts held in the collection or note distribution account and

(e)	to the extent necessary to pay interest, amounts of the type described in (a) above that the issuing entity received after the end of the related collection period.

However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease, except to the extent that the end-user or a vendor guaranteed the equipment residual value.

On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

(1)	reimbursement of servicer advances;

(2)	the servicing fee;

(3)	interest on the notes in the following order of priority:

(a)	interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2, A-3, A-4 and A-5 Notes,

(b)	interest on the Class B Notes, including any overdue interest,

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(c)	interest on the Class C Notes, including any overdue interest,

(d)	interest on the Class D Notes, including any overdue interest,

(4)	principal on the notes in the amounts and priority described under ‘‘Principal’’ below;

(5)	any amount necessary to increase the cash collateral account balance to its required level;

(6)	[amounts payable in connection with the cash collateral account;]

[(7)	any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the issuing entity under the swap agreement, together with interest on the shortfall;] and

(8)	any remainder to the holder of the equity certificate.

The issuing entity is to make payments first from the Available Pledged Revenues[, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under ‘‘Cash Collateral Account’’ below.]  For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 interest rate will be assumed to be the assumed fixed rate of [            ]% determined in connection with the swap agreement.

Interest

The priorities of interest payments are set forth under ‘‘Distributions’’ above.

The issuing entity will pay interest on each class of notes from and including the closing date to but excluding [            ], and after that date for each successive interest period.  Interest on the Class A-1 and A-3 Notes will be computed on the basis of [the actual number of days elapsed and a 360-day year].  Interest on the other classes of notes will be computed on the basis of [a 360-day year comprised of twelve 30-day months].

The rates for classes other than Class A-3 are set forth on the cover page of this prospectus supplement.  The Class A-3 interest rate shall be the one-month London interbank offered rate, referred to as One-Month LIBOR, plus [            ]%.

‘‘One-Month LIBOR’’ means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee.  If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest 0.01%, of the offered rates.  If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary to the nearest 0.01%, of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000.  However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

‘‘LIBOR Determination Date’’ means for the interest period from and including the closing date to but excluding [            ], the second business day preceding the closing date for the sale of the notes, and for each subsequent interest period, the second business day preceding the interest period.  For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

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‘‘Telerate Page 3750’’ means the display page so designated on the Dow Jones Telerate Service, or another page replacing that page on that service for the purpose of displaying comparable rates or prices.

‘‘Reference Banks’’ means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

If on any payment date, the issuing entity does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Principal

This section gives only an overview of how the issuing entity will pay principal.  The sponsor recommends that you read this section in connection with the more detailed terms set forth in the sale and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

Overview of Principal Distributions

The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the contract pool principal balance as of the last day of the prior month.  This amount will be allocated among the various classes of notes according to the priorities described in this section.

For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes.  After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:

first, among the Class A Notes as a group, between the Class A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the other hand, sequentially in that order, then again to the Class A-5 Notes;

second, to the Class B Notes;

third, to the Class C Notes; and

fourth, to the Class D Notes.

Subject to the operation of the floors for each of the Subordinate Classes, after the payment date on which the Class A-1 note principal amount has been paid to zero, the issuing entity will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above.  However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount.  If a Subordinate Class is at its floor level, that Subordinate Class is ‘‘locked out’’ from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding.  The levels of the floors are not static, but are subject to increase if the issuing entity experiences contract pool losses that cannot be funded from the current period’s Available Pledged Revenues or the cash collateral account.  This increase in the level of the floors tends to ‘‘lock out’’ the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes.  If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full.  The floors operate both before and after an event of default.

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Before an Event of Default

This chart summarizes how principal will be paid on the notes before any event of default.  The section headed ‘‘Definitions Concerning Principal Payments’’ below defines various terms relating to the payment of principal.

Class	Principal Payments
Class A-1	Begins receiving principal on first payment date
Receives [ ]% of Total Principal Payment Amount until paid in full, but will receive 100% of the Total Principal Payment Amount if any of its principal is outstanding after its stated maturity date until paid in full
Class A-2	Begins receiving principal once Class A-1 is paid in full
Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-2 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-3	Begins receiving principal once Class A-2 is paid in full
Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-3 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-4	Begins receiving principal once Class A-3 is paid in full
Receives the Class A Principal Payment Amount reduced by any amount paid to Class A-5, until Class A-4 is paid in full, but will receive 100% of the Class A Principal Payment Amount if any of its principal is outstanding after its stated maturity date, until paid in full
May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class A-5	Begins receiving principal on first payment date
Receives [ ]% of the Total Principal Payment Amount until Class A-1 is paid in full and the same percentage after Class A-1 is paid in full until Class A-4 is paid in full but only to the extent of the Class A Principal Payment Amount
Once Class A-4 is paid in full, Class A-5 receives 100% of the Class A Principal Payment Amount until paid in full
May also receive principal payments reallocated away from the Subordinate Classes through the operation of the floors
Class B	Begins receiving principal once Class A-1 is paid in full
Receives the Class B Principal Payment Amount until paid in full
Through the operation of its floor, Class B’s principal payments are subject to reallocation for the benefit of Class A
May also receive principal payments reallocated away from Class C and Class D through the operation of the floors

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Class	Principal Payments
Class C	Begins receiving principal once Class A-1 is paid in full
Receives the Class C Principal Payment Amount until paid in full
Through the operation of its floor, Class C’s principal payments are subject to reallocation for the benefit of Class A and Class B
May also receive principal payments reallocated away from Class D through the operation of the floors
Class D	Begins receiving principal once Class A-1 is paid in full
Receives the Class D Principal Payment Amount until paid in full
Through the operation of its floor, Class D’s principal payments are subject to re-allocation for the benefit of Class A, Class B and Class C

Detailed Principal Distribution Rules

The priority of principal payments will be in the following order:

(1)	prior to the payment date on which the Class A-1 Note principal amount has been reduced to zero, the Class A Principal Payment Amount will be equal to the Total Principal Payment Amount and will be allocated [ ]% to the Class A-1 Notes and [ ]% to the Class A-5 Notes. However, if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1 Notes on their stated maturity date and on each subsequent payment date until their note principal amount is zero;

(2)	on and after the payment date on which the Class A-1 principal amount has been reduced to zero, and disregarding the amount that must first be applied to reduce the Class A-1 principal amount to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:

(a)	the Class A Principal Payment Amount to the Class A noteholders, allocated as follows:

(i)	[ ]% of the Total Principal Payment Amount, but in no event greater than the Class A Principal Payment Amount, to the Class A-5 noteholders, and

(ii)	the Class A Principal Payment Amount reduced by any payments to the Class A-5 noteholders under clause (2)(a)(1) to the Class A-2 noteholders until the Class A-2 principal amount equals zero, then to the Class A-3 noteholders until the Class A-3 principal amount equals zero, then to the Class A-4 noteholders until the Class A-4 principal amount equals zero and then to the Class A-5 noteholders until the Class A-5 principal amount equals zero;

However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal amount is zero;

(b)	the Class B Principal Payment Amount to the Class B noteholders;

(c)	the Class C Principal Payment Amount to the Class C noteholders;

(d)	the Class D Principal Payment Amount to the Class D noteholders; and

(e)	any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.

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Principal Distributions After an Event of Default

After an event of default occurs, all principal distributions among the classes will be made as follows:

Class	Principal Payments
Class A-1	100% of the Class A Principal Payment Amount until paid in full
Class A-2	100% of the Class A Principal Payment Amount until paid in full
Class A-3	100% of the Class A Principal Payment Amount until paid in full
Class A-4	100% of the Class A Principal Payment Amount until paid in full
Class A-5	100% of the Class A Principal Payment Amount until paid in full
Class B	100% of the Class B Principal Payment Amount until paid in full
Class C	100% of the Class C Principal Payment Amount until paid in full
Class D	100% of the Class D Principal Payment Amount until paid in full

The principles described above in the sections labeled ‘‘Principal — Overview of Principal Distributions,’’ ‘‘— Before an Event of Default’’ and ‘‘Detailed Principal Distribution Rules’’ will also apply after an event of default except that the allocations between Class A-5, on the one hand, and the other classes of Class A Notes, on the other hand, as described in those sections, will not apply after an event of default.

Also, any Reallocated Principal will be allocated sequentially to the Class A-1, A-2, A-3, A-4, A-5, B, C and D noteholders in that order.

Definitions Concerning Principal Payments

The Class A Base Principal Payment Amount is:

(1)	as to any payment date until the payment date on which the Class A-1 principal amount equals zero, 100% of the Total Principal Payment Amount; and

(2)	for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal amount is paid to zero, the excess of:

(x)	the sum of the Class A-2, A-3, A-4 and A-5 notes principal amounts over

(y)	the Class A Target Principal Amount;

However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

The Class A Percentage will be approximately [            ]%.

The Class A Target Principal Amount for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class A Principal Payment Amount is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.

The Class A Principal Shortfall Amount means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class’ principal amount is zero, the excess of (a) sum of the principal amount of that class, plus, until the Class A-5 principal amount has been reduced to zero, [            ]% of the Total Principal Payment Amount, over (b) the Total Principal Payment Amount.

The Class B Floor for any payment date will equal:

(1)	[ ]% of the initial contract pool principal balance, plus

(2)	the Unfunded Loss Amount, if any, for that payment date, minus,

(3)	the sum of the Class C principal amount, and the Class D principal amount, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

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However, the Class B Floor may not be greater than the Class B principal amount or less than zero.

The Class B Percentage will be approximately [            ]%.

The Class B Principal Payment Amount will equal

(1)	zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)	for any subsequent payment date the excess, if any, of:

(a)	the Class B principal amount over

(b)	the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor.

However, the Class B Principal Payment Amount may not exceed the Class B principal amount.

The Class B Target Principal Amount for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class C Floor for any payment date will equal:

(1)	[ ]% of the initial contract pool principal balance, plus

(2)	the Unfunded Loss Amount, if any, for the payment date, minus

(3)	the sum of the Class D principal amount, prior to giving effect to any payments of principal on the Class D Notes on the payment date, [and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date].

However, the Class C Floor may not be greater than the Class C principal amount or less than zero.  Furthermore, if the Class B principal amount immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal amount immediately prior to that payment date.

The Class C Percentage will be approximately [            ]%.

The Class C Principal Payment Amount will equal:

(1)	zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)	for any subsequent payment date, the excess, if any, of:

(a)	the Class C principal amount over

(b)	the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor.

However, the Class C Principal Payment Amount may not exceed the Class C principal amount.

The Class C Target Principal Amount for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The Class D Floor for any payment date will equal:

(1)	[ ]% of the initial contract pool principal balance, plus

(2)	the Unfunded Loss Amount, if any, for the payment date, minus,

[(3)	the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.]

However, the Class D Floor may not be greater than the Class D principal amount or less than zero.  Furthermore, if the Class C principal amount on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal amount immediately prior to that payment date.

The Class D Percentage will be approximately [            ]%.

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The Class D Principal Payment Amount will equal:

(1)	zero until the payment date on which the Class A-1 principal amount equals zero; and

(2)	for any subsequent payment date, the excess, if any, of:

(a)	the Class D principal amount minus

(b)	the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor.

However, the Class D Principal Payment Amount may not exceed the Class D principal balance.

The Class D Target Principal Amount for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

The collection period for any payment date is the calendar month preceding the month in which the payment date occurs.

A Defaulted Contract as to any collection period is any contract

(a)	which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures,

(b)	as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or

(c)	as to which the end-user has suffered an insolvency event.

Pledged Revenues means the sum of

•	all scheduled payments on the contracts received on or after the cut-off date;

•	any prepayment received on the contracts on or after the cut-off date;

•	the purchase amount of any contracts purchased by the seller;

•	the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than [10]% of the initial contract pool principal balance;

•	the liquidation proceeds received in respect of any contracts; and

•	any earnings on the investment of amounts credited to the collection account or the note distribution account.

However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

Principal amount means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class and all amounts held on deposit for payment to that class in respect of principal.

The Reallocated Principal for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

The Related Collection Period Pledged Revenue means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts, but not including the residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

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The Required Payoff Amount as to a collection period for any contract is the sum of

(1)	the scheduled payment due in that collection period plus any scheduled payments not received that were due in prior collection periods and

(2)	the contract principal balance determined as if the scheduled payment due in that collection period had been received.

The Total Principal Payment Amount for any payment date is the excess of (x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.  For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000.  The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount [and the requisite amount for the cash collateral account], be deemed to be zero on and after the last day of the collection period.

The Unfunded Loss Amount for any payment date will equal any excess of:

(a)	the remainder of

(1)	the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

(2)	the lesser of

(A)	the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date, or

(B)	the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date [plus any withdrawal from the cash collateral account for payment of note principal on the payment date], over

(b)	the Required Payoff Amount for all contracts as of the end of the related collection period.

[Class A-3 Swap Agreement

The issuing entity will enter into a swap agreement with [            ] as swap counterparty for the sole benefit of the Class A-3 Notes.  Under the swap agreement, the swap counterparty’s payments will be calculated at the Class A-3 Note interest rate and the issuing entity’s payments will be calculated at an assumed fixed rate of [            ]%.  To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

•	the swap counterparty will be obligated to pay an amount equal to the excess to the issuing entity.

•	the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes; and

•	the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

Likewise, under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

•	the issuing entity will be obligated to pay an amount equal to the excess to the swap counterparty, and

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•	the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture.  Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall.  The only remedies in these circumstances will be those available to the issuing entity under the swap agreement.

As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured.  However, if the swap counterparty’s long-term unsecured senior debt ceases to be rated at a level acceptable to [            ] and [            ], the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty’s debt.  If the swap counterparty fails to take either of these actions, the issuing entity will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies.  The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the issuing entity to obtain a replacement swap agreement.

The swap counterparty currently has an ‘‘[            ]’’ long-term unsecured senior debt credit rating from [            ] and an ‘‘[            ]’’ long-term unsecured senior debt credit rating from [            ].]

[Cash Collateral Account]

The indenture trustee will establish the cash collateral account on or prior to the closing date.  It will be available to the indenture trustee for the benefit of the noteholders.  The depositor will initially fund the cash collateral account in the amount of $[            ] ([            ]% of initial contract pool principal balance), which may include proceeds of loans from third party lenders to the issuing entity under a cash collateral account loan agreement.  Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and advances, as of any deposit date are insufficient:

(1)	to pay interest on the notes in the order of priority described under ‘‘Distributions’’ above;

(2)	to pay any principal deficiency amount, which is equal to the lesser of:

(a)	the aggregate Liquidation Losses on all contracts that became Defaulted Contracts during the related collection period, or

(b)	the excess, if any, of

(i)	the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

(ii)	the aggregate of the Required Payoff Amounts for all contracts as of the last day of the related collection period; and

(3)	to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

‘‘Liquidation Loss’’ means, as to any Defaulted Contract, the excess, if any, of

(1)	the required payoff amount of the contract for the collection period during which the contract became a Defaulted Contract, over

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(2)	that portion of the liquidation proceeds for the Defaulted Contract allocated to the issuing entity, as described under ‘‘Description of the Notes and Indenture — Liquidation Proceeds’’ in the accompanying prospectus.

To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee, interest and principal on the notes and amounts due to the swap counterparty under the swap agreement, as described under ‘‘Distributions’’ above.

The required amount of the cash collateral account will be

(1)	for any payment date on or prior to the payment date occurring in [ ], $[ ] ([ ]% of the initial contract pool principal balance), and

(2)	for any payment date after that, the greater of

(a)	the sum of

(i)	[ ]% of the contract pool principal balance for the payment date, plus

(ii)	the excess, if any, of

(A)	the sum of the principal amounts of the notes, after giving effect to all distributions of principal on the payment date, over

(B)	the contract pool principal balance for the payment date, and

(b)	$[ ] ([ ]% of the initial contract pool principal balance).

However, in no event will the requisite amount exceed the sum of the principal amounts of the notes.

The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all investment earnings on funds in the cash collateral account.  The indenture trustee will pay these amounts to or upon the servicer’s order, and they will not be available to make payments on the notes.

The cash collateral account must be maintained with a qualified institution.  Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under ‘‘Description of the Notes and Indenture — Trust Accounts’’ in the accompanying prospectus.]

[THE INSURER]

[General]

[[                                    ] (the ‘‘Insurer’’ or ‘‘[                                    ]’’) is a monoline financial guaranty insurance company incorporated under the laws of the State of New York.  The Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.]

[The Insurer is an indirect wholly owned subsidiary of [                                    ], a [                            ] (‘‘[                                    ]’’).  Through its subsidiaries, [                                    ] is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.  The ordinary shares of [                                    ] are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: [                    ]).  [                                    ] is not obligated to pay the debts of or claims against the Insurer.]

[Reinsurance]

[The Insurer has entered into a facultative quota share reinsurance agreement with [                            ] (‘‘[                                    ]’’), an insurance company organized under the laws of

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[                                ], and an affiliate of the Insurer.  Pursuant to this reinsurance agreement, the Insurer expects to cede up to 90% of its business to [                                    ].  The Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss.  Such reinsurance is used by the Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Insurer’s obligations under any financial guaranty insurance policy.  With respect to any transaction insured by [                                    ], the percentage of risk ceded to [                                    ] may be less than 90% depending on certain factors including, without limitation, whether [                                    ] has obtained third party reinsurance covering the risk.  As a result, there can be no assurance as to the percentage reinsured by [                                    ] of any given financial guaranty insurance policy issued by [                                    ], including the Policy.]

[Based on the audited financials of [                                    ], as of December 31, 2004, [                                    ] had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $[                            ], $[                            ], $[                            ] and $[                            ], respectively, determined in accordance with generally accepted accounting principles in the United States (‘‘US GAAP’’). [                                    ]’s insurance financial strength is rated ‘‘Aaa’’ by Moody’s and ‘‘AAA’’ by S&P and Fitch Inc. In addition, [                                    ] has obtained a financial enhancement rating of ‘‘AAA’’ from S&P.]

[The obligations of [                                    ] to the Insurer under the reinsurance agreement described above are unconditionally guaranteed by [                            ] (‘‘[                                    ]’’), a Bermuda exempted company and one of the world’s leading excess commercial insurers.  [                                    ] is a wholly owned indirect subsidiary of [                                    ].  In addition to A.M. Best’s financial strength rating of ‘‘A+’’ and issuer credit rating of ‘‘aa−’’, [                                    ]’s insurance financial strength rating is ‘‘Aa2’’ (as of September 13, 2005, [                                    ] is on review for downgrade) by Moody’s, ‘‘AA−’’ by Standard & Poor’s (on September 20, 2005, Standard & Poor’s placed [                                    ] on CreditWatch with negative implications) and ‘‘AA−’’ (Outlook Stable) by Fitch.]

[The ratings of [                                    ], [                                    ] or any other member of the [                                    ] group of companies are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.]

[Notwithstanding the capital support provided to the Insurer described in this section, the noteholders will have direct recourse against the Insurer only, and neither [                                    ] nor [                                    ] will be directly liable to the noteholders.]

[Financial Strength and Financial Enhancement Ratings of [                                    ]]

[The Insurer’s insurance financial strength is rated ‘‘Aaa’’ by Moody’s and ‘‘AAA’’ by Standard & Poor’s and Fitch, Inc. (‘‘Fitch’’).  In addition, [                                    ] has obtained a financial enhancement rating of ‘‘AAA’’ from Standard & Poor’s.  These ratings reflect Moody’s, Standard & Poor’s and Fitch’s current assessment of the Insurer’s creditworthiness and claims-paying ability as well as the reinsurance arrangement with [                                    ] described under ‘‘Reinsurance’’ above.]

[The above ratings are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.  Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the notes.  The Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.]

[Capitalization of the Insurer]

[Based on the audited financials of [                                    ], as of December 31, 2004, [                                    ] had total assets, liabilities, and shareholder’s equity of $[                                ], $[                                ], and $[                                ], respectively, determined in accordance with U.S. GAAP.]

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Based on the audited statutory financial statements for [                                    ] as of December 31, 2004 filed with the State of New York Insurance Department, [                                    ] has total admitted assets of $[                                ], total liabilities of $[                                ] and total capital and surplus of $[                                ] determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (‘‘SAP’’).

[Incorporation by Reference of Financials]

For further information concerning [                                    ] and [                                    ], see the financial statements of [                                    ] and [                                    ], and the notes thereto, incorporated by reference in this prospectus supplement.  The financial statements of [                                    ] and [                                    ] are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the ‘‘Commission’’) by [                                    ] and may be reviewed at the EDGAR website maintained by the Commission.  All financial statements of  [                                    ] and [                                    ] included in, or as exhibits to, documents filed by [                                    ] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement.  Except for the financial statements of [                                    ] and [                                    ], no other information contained in [                                    ]’s reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by [                                    ] are available upon request to the State of New York Insurance Department.]

[Regulation of the Insurer]

[The Insurer is regulated by the Superintendent of Insurance of the State of New York.  In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed.  As a financial guaranty insurance company licensed in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed.  The Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.]

[The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

[THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

[The principal executive offices of the Insurer are located at [                            ] and its telephone number at this address is [                            ].]

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[THE POLICY]

[[                    ], in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any securityholder that an amount equal to each full and complete Insured Amount will be received from [                    ] by the indenture trustee or its successors, as indenture trustee for the securityholders, on behalf of the securityholders, for distribution by the indenture trustee to each securityholder of that securityholder’s proportionate share of the Insured Amount.]

[[                    ]’s obligations under the insurance policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are deposited in the account specified by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the insurance policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of [                    ].]

[Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the issuer or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).]

[[                    ] will pay any Insured Amount that is an Avoided Payment on the business day following receipt on a business day by [                    ] of the following:

•	a certified copy of the order requiring the return of an avoided payment, with respect to which order the appeal period has expired without an appeal having been filed;

•	an assignment in a form attached to the insurance policy, irrevocably assigning to [ ] all rights and claims of the securityholder relating to or arising under the notes against the debtor which made the avoided payment or otherwise with respect to the avoided payment; and

•	an appropriately completed and executed demand for payment in the form attached to the insurance policy;

provided that if these documents are received after 10:00 a.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by [                    ] will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the securityholder and not to any securityholder directly unless the securityholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Indenture Trustee for distribution to the securityholder upon proof of such payment reasonably satisfactory to [                    ].]

[[                    ] will pay any other amount payable under the insurance policy no later than 2:00 p.m., New York time, on the later of the distribution date on which the related Scheduled Payment is due or the business day following receipt in New York, New York by [                    ] of a notice from the Indenture Trustee specifying the Insured Amount which is due and owing on the applicable distribution date, provided that if the notice is received after 10:00 a.m., New York time, on that business day, it will be deemed to be received on the following business day.]

[Subject to the terms of the Indenture and the Sale and Servicing Agreement, [                    ] will be subrogated to the rights of each securityholder to receive payments under the notes to the extent of any payment by [                    ] under the insurance policy.]

[As used in the insurance policy, the following terms shall have the following meanings:

‘‘Avoided Payment’’ means any amount previously distributed to a securityholder on the notes that is recoverable and sought to be recovered as a voidable payment in an insolvency proceeding, in accordance with a final nonappealable order of a court having competent jurisdiction.

‘‘Insured Amount’’ means, that portion of Scheduled Payments that shall become due for payment but shall be unpaid by reason of nonpayment.

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‘‘Insured Payment’’ means (a) as of any distribution date, any Scheduled Payment and (b) any Avoided Payment.

‘‘Scheduled Payment’’ for any distribution date, an amount equal to the excess, if any, of: (a) the sum, without duplication, of (i) the accrued and unpaid interest on the notes and (ii) the Noteholders’ Total Principal Payment Amount (other than the amount specified in clause (2)(b) of the definition thereof) for the related distribution date over (b) the amount actually deposited into the note distribution account on the related distribution date.]

[Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the indenture and the sale and servicing agreement as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the Indenture or the sale and servicing agreement unless such amendment or modification has been approved in writing by [                    ].]

[The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.]

[The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.]

[The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

[OTHER CREDIT ENHANCEMENT]

[Regulation AB Item 1114 Compliant description of any other credit enhancement.]

[OTHER CREDIT ENHANCEMENT PROVIDER]

[Regulation AB Item 1114 compliant description of any other credit enhancement provider.]

[DERIVATIVE INSTRUMENTS]

[Regulation AB Item 1115 compliant description of any currency or interest rate agreements that are used to alter the payment characteristics of the cashflows from the issuing entity and whose primary purpose is not to provide credit enhancement related to the pool assets or the asset-backed notes.]

[DERIVATIVE COUNTERPARTIES]

[Regulation AB Item 1115 compliant description of any derivative instrument provider, including financial data if the aggregate significance percentage related to any entity or group of affiliated entities providing the derivative instrument is 10% or greater.]

Optional Purchase of Contracts and Redemption of Notes

The [servicer] may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than [10]% of the initial contract pool principal balance.  The purchase price that the seller would pay in connection with a purchase shall be the sum of the

•	remaining principal amount of the notes, together with accrued interest calculated at the swap agreement assumed fixed rate in the case of the Class A-3 Notes,

•	unreimbursed servicer advances and unpaid servicer fees, and

•	any other amounts payable at the time from Available Pledged Revenues, minus

•	available amounts on deposit in the collection account.

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If the [servicer] does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs.  The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

Reports to Noteholders

The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date.  The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts.  See ‘‘Description of the Notes and Indenture — Reports to Noteholders’’ in the accompanying prospectus.  You will not receive reports directly from the indenture trustee.  The servicer will file the reports with the Securities and Exchange Commission.  However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the issuing entity expects that its obligation to file these reports will be terminated at the end of [        ].

Servicing

The servicer will be responsible for

•	managing,

•	administering, servicing and

•	making collections on the contracts.

Compensation to the servicer will include:

(1)	a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of [ ] percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

(2)	any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

(3)	any investment earnings on collections prior to their deposit in the collection account.

The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts.  See ‘‘Description of the Sale and Servicing Agreement — Servicing — Events of Termination’’ in the accompanying prospectus.

The Indenture Trustee

[        ], a [national banking association,] will serve as the indenture trustee under the indenture.  The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor trustee.  The depositor maintains normal commercial banking relations with the indenture trustee.

[Provide Regulation AB Item 1109(b) compliant description of the extent of the indenture trustee’s prior experience serving as an indenture trustee for notes transactions involving asset pools of equipment receivables contracts.]

[Provide Regulation AB Item 1109(c) compliant description of the indenture trustee’s duties and responsibilities regarding the notes under the governing documents and under applicable law, and of any actions required by the indenture trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of notes that is needed to require the indenture trustee to take action.]

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[Provide Regulation AB Item 1109(d) compliant description of any limitations on the indenture trustee’s liability under the transaction agreements regarding the notes transaction.]

[Provide Regulation AB Item 1109(e) compliant description of any indemnification provisions that entitle the indenture trustee to be indemnified from the cash flow that otherwise would be used to pay the notes.]

[Provide Regulation AB Item 1109(f) compliant description of any additional contractual provisions or understandings regarding the indenture trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one indenture trustee to another indenture trustee will be paid.]

The issuing entity may also remove the indenture trustee if

(1)	the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

(2)	a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

(3)	the indenture trustee commences bankruptcy or similar proceedings or

(4)	the indenture trustee becomes incapable of acting.

Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the servicer, the owner trustee and the indenture trustee will receive from the assets of the issuing entity certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	[monthly]	[(a) A monthly fee paid to the servicer out of interest collections received from the contracts in an amount equal to the product of one-twelfth of [ ]% per annum for so long as [ ] or an affiliate thereof is the servicer, and [ ]% per annum if [ ] or an affiliate thereof is no longer the servicer and the balance of the contract pool as of the first day of the collection period.] [(b) Any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; any investment earnings on collections prior to their deposit in the collection account.; and amounts for reimbursement from the issuing entity for various expenses.]	[Deducted by the servicer from interest collections in respect of each contract serviced by the servicer, before payment of any amounts to securityholders.]
Owner Trustee	[monthly]	[A monthly fee paid to the owner trustee by the servicer out of the servicer’s fee.]	[Paid by the servicer before payment of any amounts to securityholders.]
Indenture Trustee	[monthly]	[A monthly fee paid to the indenture trustee by the servicer out of the servicer’s fee.]	[Paid by the servicer before payment of any amounts to securityholders.]
[Other Applicable Party]	[ ]	[ ]	[ ]

The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be paid from Available Pledged Revenues prior to payments of interest to the noteholders.

[[None of the fees set forth in table above may be changed without amendment of the sale and servicing agreement as described under ‘‘The Sale and Servicing Agreement — Amendment’’ in the prospectus.]]

[[Expenses of the servicer, the owner trustee and the indenture trustee will be reimbursed before payments are made on the securities.]]

Representation and Warranties

The seller will make representations and warranties with respect to the contracts as described above under ‘‘The Contracts — Representations and Warranties Made by the Seller.’’

On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date.  However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

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The issuing entity shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the issuing entity at any time there is a breach of any of these representations or warranties.  However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy.  This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach.  The ‘‘deposit date’’ means the business day preceding a payment date.  This purchase obligation will constitute the sole remedy against the depositor and the seller available to the issuing entity, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

Under the sale and servicing agreement, a contract transferred by the issuing entity shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract.  Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the issuing entity shall be considered payment in full of the ineligible contract.  This amount shall be treated as Available Pledged Revenues.  In the alternative, the seller may cause the depositor to convey to the issuing entity a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract.  The affected contract shall be deemed released by the issuing entity and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

Indemnification

The sale and servicing agreement provides that the servicer will indemnify,

•	the depositor,

•	the sponsor,

•	the issuing entity,

•	the indenture trustee,

•	the holder of the equity certificate and

•	the noteholders

from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

Amendments

The sale and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see ‘‘Description of the Notes and Indenture — Modification of Indenture with Noteholder Consent’’ and ‘‘Description of the Sale and Servicing Agreements — Amendment.’’ The ‘‘required majority of noteholders’’ means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

[The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders.  The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above.  However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.]

[The parties may amend the swap agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect

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the Class A-3 noteholders.  The parties may also amend the swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes.  However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment.  Also, without the consent of the swap counterparty, the parties may not amend the sale and servicing agreement so as to adversely affect the priority of payments from the issuing entity to the swap counterparty under the swap agreement.]

Also, any amendment of [the cash collateral account loan agreement] [or the swap agreement] requiring noteholder approval will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

RATINGS OF THE NOTES

It is a condition of issuance that each of [        ] and [        ]

•	rate the Class A-1 Notes [in its highest short-term rating category],

•	rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

•	rate the Class B Notes at least [ ] and [ ], respectively,

•	rate the Class C Notes at least [ ] and [ ], respectively, and

•	rate the Class D Notes at least [ ] and [ ], respectively.

The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class.  The ratings will be based primarily upon the Available Pledged Revenues[, the cash collateral account] and the subordination provided by

•	the Subordinate Classes, in the case of the Class A Notes,

•	the Class C and Class D Notes, in the case of the Class B Notes and

•	the Class D Notes, in the case of the Class C Notes.

There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency.  In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

The ratings should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor.  The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

The term ‘‘United States Person’’ means

(1)	a citizen or resident of the United States,

(2)	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

(3)	an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

(4)	a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and (B) one or more United States persons have the authority to control all of its substantial decisions.

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The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of some of the related U.S. federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as ‘‘capital assets’’ within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). Prospective purchasers are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuing Entity will be provided with an opinion of federal tax counsel regarding some of the related federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the ‘‘IRS’’) or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Issuing Entity

Mayer, Brown, Rowe & Maw LLP will deliver its opinion that the Issuing Entity will not be classified as an association, or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

If the Issuing Entity were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, could be liable for any tax that is not paid by the Issuing Entity.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness. The Issuing Entity will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for federal, state and local income and franchise tax purposes. Federal tax counsel will advise the Issuing Entity that in its opinion the Class A Notes will be classified as debt for federal income tax purposes.

The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined

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below.  However, no representation is made that the loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of    %].

Alternatively, if, contrary to the opinion of federal tax counsel, the Class A Notes were not properly classified as debt and Issuing Entity were treated as a publicly traded partnership taxable as a corporation, it would be subject to federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables.  This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

Interest Income and OID on the Class A Notes.

It is not anticipated that the Class A Notes will be issued with original issue discount (‘‘OID’’) within the meaning of Section 1273 of the Code. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder’s method of tax accounting. If the Class A Notes were treated as being issued with OID, the excess of the ‘‘stated redemption price at maturity’’ of the Class A Notes over their issue price would constitute OID. Under the OID Regulations, a holder of a Class A Note issued with a de minimis amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A subsequent purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.

If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder’s cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.

Except as discussed below, a Class A Noteholder that is not a ‘‘United States person’’ (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a Class A Note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a ‘‘10-percent shareholder’’ within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Issuing Entity or the equity in the Sponsor or the Depositor, (iii) the holder is not a ‘‘controlled foreign corporation’’ (as defined in the Code) related to the Issuing Entity or related to a 10 percent holder of certificates in the Issuing Entity or equity in the Sponsor or the Depositor, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a Class A Note.  For these purposes, the term ‘‘United States person’’ means (i) a

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citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that elect to be treated as United States persons.  A ‘‘Foreign Person’’ is any person that is not a United States person.  Each Class A Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Class A Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a United States. Federal income tax return and pay tax on its share of partnership income at regular United States tax rates, including the branch profits tax, and could be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a ‘‘publicly traded partnership’’ taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of federal tax counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

Backup Withholding.

Distributions made on the Class A Notes and proceeds from the sale of Class A Notes to or through certain brokers may be subject to a ‘‘backup’’ withholding tax on ‘‘reportable payments’’ (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the Class A Notes fails to comply with certain identification procedures, unless the Class A Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the Class A Notes would be refunded by the IRS or allowable as a credit against the Class A Noteholder’s federal income tax.

CERTAIN ERISA CONSIDERATIONS

Subject to the important considerations described below and under ‘‘Certain ERISA Considerations’’ in the accompanying prospectus, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), as well as individual retirement accounts, Keogh plans and other

S-54

plans subject to Section 4975 of the Code of 1986, as amended (the ‘‘Code’’), as well as any entity holding ‘‘plan assets’’ of any of the foregoing (each of the foregoing, a ‘‘Plan’’).

Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their initial issuance, the notes should be treated as indebtedness without substantial equity features for purposes of a regulation issued by the United State Department of Labor (the ‘‘Plan Assets Regulation’’). This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note with the assets of a Plan or any other plan that is subject to a law that is similar to Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

USE OF PROCEEDS

The issuing entity will use the proceeds from the sale of notes, after [depositing funds into the cash collateral account and] paying expenses, to pay the purchase price for the contracts to the depositor.  [The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust.]  [The trust from which the issuing entity acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the sponsor, the depositor, the owner trustee, the indenture trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities that are material to the noteholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the sponsor, the depositor or the issuing entity and any of [any affiliated servicer, any 20% concentration unaffiliated servicer], the owner trustee, the indenture trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the owner trustee, the indenture trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

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PLAN OF DISTRIBUTION

Under the terms of an underwriting agreement dated [        ], the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

Underwriter	Initial Principal Amount of Class A-1 Notes	Initial Principal Amount of Class A-2 Notes	Initial Principal Amount of Class A-3 Notes	Initial Principal Amount of Class A-4 Notes	Initial Principal Amount of Class A-5 Notes	Initial Principal Amount of Class B Notes	Initial Principal Amount of Class C Notes	Initial Principal Amount of Class D Notes
[J.P. Morgan Securities Inc.]
[ ]

In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to dealers at that price, less a concession not in excess of the amount noted in the table below.  The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class of Note	Dealer Concession Not to Exceed	Dealer Discount Not to Exceed
A-1
A-2
A-3
A-4
A-5
B
C
D

After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

In connection with the offering of the notes, [J.P. Morgan Securities Inc.], on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes.  Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.  If [J.P. Morgan Securities Inc.], on behalf of the Underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Each of the underwriters has represented, warranted and agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any offered notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment

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activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity, and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

The sponsor, the depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

The sponsor has estimated that it will spend approximately $[        ] for printing, rating agency, trustee and legal fees and other expenses related to the offering.

LEGAL MATTERS

Mayer, Brown, Rowe & Maw LLP, has provided a legal opinion relating to the notes in its capacity as special counsel to the issuing entity, the Underwriters and the sponsor.  Other legal matters for the underwriters will be passed upon by [        ].  The indenture, the sale and servicing agreement and the notes will be governed by the laws of the State of New York.

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INDEX OF DEFINED TERMS

Available Pledged Revenues	S-32
Class A Base Principal Payment Amount	S-37
Class A Notes	S-31
Class A Percentage	S-37
Class A Principal Payment Amount	S-37
Class A Principal Shortfall Amount	S-37
Class A Target Principal Amount	S-37
Class B Floor	S-37
Class B Percentage	S-38
Class B Principal Payment Amount	S-38
Class B Target Principal Amount	S-38
Class C Floor	S-38
Class C Percentage	S-38
Class C Principal Payment Amount	S-38
Class C Target Principal Amount	S-38
Class D Floor	S-38
Class D Percentage	S-38
Class D Principal Payment Amount	S-39
Class D Target Principal Amount	S-39
collection period	S-39
contract pool principal balance	S-4
CPR	S-29
delinquency	S-27
deposit date	S-49
LIBOR Determination Date	S-33
Liquidation Loss	S-41
One-Month LIBOR	S-33
Pledged Revenues	S-39
principal deficiency amount	S-41
Reallocated Principal	S-39
Reference Banks	S-34
Related Collection Period Pledged Revenue	S-39
Required Payoff Amount	S-40
Subordinate Classes	S-31
Telerate Page 3750	S-34
Total Principal Payment Amount	S-40
Unfunded Loss Amount	S-40
United States Person	S-51

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$[                    ] (Approximate)

BOND SECURITIZATION, L.L.C.

Depositor

[        ] EQUIPMENT TRUST SECURITIES [        ] – [        ]

Receivable-Backed Notes

Prospectus Supplement

[                ]
Sponsor

[                ]
Servicer

[                ]
Issuing Entity

[J.P. Morgan Securities Inc.]

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Notes offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[                    ,            ]

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated                    ,

PROSPECTUS

BOND SECURITIZATION, L.L.C.

Depositor

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Auto Receivables and Receivables Securities Trusts

The Issuing Entities:

Each issuing entity will be established to hold assets generally consisting of one or more of the following:

1.	One or more pools of

•	motor vehicle installment loan agreements and/or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

•	private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.	Government securities;

3.	All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.	Funds or accounts established for the related issuing entity, or one or more forms of credit or cash flow enhancement.

The prospectus supplement for your particular issuing entity specifies the assets in the issuing entity.

The Securities:

Bond Securitization, L.L.C. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.  The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the servicer or any of their affiliates.

Consider carefully the risk factors beginning on page 6 of this prospectus:

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is [            ,            ].

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

Whenever we use words like ‘‘intends,’’ ‘‘anticipates’’ or ‘‘expects’’ or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

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(Continued)

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes. You should also carefully consider the information set forth under ‘‘Risk Factors’’ in the prospectus supplement.

Limited Liquidity May Result in Delays in your Ability to Sell Securities or Lower Returns	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. J.P. Morgan Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments — No Recourse to Depositor, Seller or Servicer	The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the issuing entity’s trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the issuing entity’s trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You	Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be

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limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield	The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments, which may be influenced by a variety of factors,

•	the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

•	the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the depositor’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities	To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security	The depositor will assign security interests in the financed vehicles securing the receivables to the related issuing entity. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the issuing entity unless otherwise specified in the prospectus supplement. In the absence of amendment, an issuing entity may not have a perfected security interest in the

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financed vehicles securing the receivables in some states. If an issuing entity does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling	We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default	The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration — Beneficial Owners Not Recognized by Trust	Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust depositor and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust depositor or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust depositor and The Depository Trust

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depositor will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

You may be unable to reinvest distributions in comparable investments.	Securities, like the asset backed securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

Withdrawal or downgrading of initial ratings will reduce the prices for securities.	A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.

The securities are not suitable investments for all investors.	The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Issuing Entities

With respect to each series of securities, Bond Securitization, L.L.C. as depositor (the ‘‘depositor’’) will establish a separate issuing entity that is a trust or a limited partnership (each, referred to as an ‘‘issuing entity’’ or a ‘‘Trust’’) pursuant to a trust agreement (a ‘‘Trust Agreement’’) between the depositor and the related trustee or pooling and servicing agreement (a ‘‘Pooling and Servicing Agreement’’) among the depositor, the servicer and the trustee for the related Trust or a limited partnership agreement, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each issuing entity will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or

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certificates of a given series, the depositor will transfer or sell Primary Assets to the issuing entity in the outstanding principal amount specified in the related prospectus supplement. The property of each issuing entity may also include:

•	amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a ‘‘Sale and Servicing Agreement’’) among the depositor, the servicer and the related issuing entity or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•	security interests in vehicles financed by the Receivables (the ‘‘Financed Vehicles’’) and any other interest of a seller in the Financed Vehicles;

•	the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

•	any property that has secured a Receivable and that has been acquired by the applicable issuing entity; and

•	any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given issuing entity or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each issuing entity and will receive fees for these services. See ‘‘Description of the Transfer and Servicing Agreements — Servicing Compensation and Payment of Expenses’’ in this prospectus and ‘‘Description of the Transfer and Sale and Servicing Agreement — Servicing Compensation’’ in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each issuing entity and other documents relating to possession of the Receivables as custodian for each issuing entity. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an issuing entity. In the absence of an amendment, an issuing entity may not have a perfected security interest in some of the Financed Vehicles in some states. See ‘‘Certain Legal Aspects of the Receivables’’ and ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets’’. In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable issuing entities not having perfected security interests in all of the Financed Vehicles, may limit the ability of an issuing entity to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See ‘‘Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement’’ and ‘‘Certain Legal Aspects of the Receivables’’.

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The principal offices of each issuing entity and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Sponsor

The sponsor or sponsors will be described in the related prospectus supplement.

The Depositor

Bond Securitization, L.L.C., the depositor, is a special purpose, limited liability company formed in the state of Delaware on June 18, 2001. The principal executive offices of the depositor are located at 270 Park Avenue, New York, NY 10017. Its telephone number is 212-270-6255. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell financial assets, to issue, acquire, own, hold and sell securities and notes secured by financial assets and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The depositor has been engaged in the business of securitizing financial assets, including automobile loans, home equity loans and residential mortgage loans, since its formation in 2001. No prior securitization organized by the depositor has defaulted or experienced an early amortization triggering event.

Following an issuance of securities, the depositor generally will have no material responsibilities in connection with the transaction. The depositor may be required to undertake certain continuing duties, as described in the related prospectus supplement and provided in the related transaction documents. These duties may include, but are not limited to, repurchasing receivables from the related issuing entity upon discovery of a breach of a representation or warranty relating to such receivables, filing Uniform Commercial Code financing statements and maintaining the perfection of security interests relating to the receivables, notifying the applicable rating agencies and other parties of any events of default or other events specified in the related transaction documents, filing required reports under the Exchange Act and providing necessary information to a servicer or trustee. The responsibility for any of these functions to be performed by the Depositor generally will be delegated to the depositor’s agents, the trustees or the servicer in accordance with the related transaction documents and as described in the related prospectus supplement.

The depositor is a wholly owned subsidiary of Banc One Financial LLC, which is in turn a wholly owned subsidiary of JPMorgan Chase & Co.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the

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‘‘Receivables’’) in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a Receivables Pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of the Certificates and Notes for tax, ERISA, Form S-3 eligibility and any other criteria specified in the related prospectus supplement. Each Receivable

•	is secured by a new or used vehicle,

•	was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

•	provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

•	is a Precomputed Receivable or a Simple Interest Receivable and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

‘‘Precomputed Receivables’’ consist of either (1) monthly actuarial receivables (‘‘Actuarial Receivables’’) or (2) receivables that provide for allocation of payments according to the ‘‘sum of periodic balances’’ or ‘‘sum of monthly payments’’ method, similar to the ‘‘Rule of 78s’’ (‘‘Rule of 78s Receivables’’). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

‘‘Simple Interest Receivables’’ are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is

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obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a ‘‘refund’’ or ‘‘rebate’’ will be made to the obligor of the portion of the total amount of payments then due and payable allocable to ‘‘unearned’’ add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each issuing entity will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant’s ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. In addition, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

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Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for each issuing entity will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding prior securitized pools of the depositor that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the securityholders of the related series at the address specified in the related prospectus supplement. Copies of information related to the period prior to January 1, 2006 may also be obtained upon written request.

The Collateral Certificates

The primary assets (‘‘Primary Assets’’) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the depositor and/or one or more affiliates of the depositor, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an ‘‘Underlying Trust Agreement’’). The servicer (the ‘‘Underlying Servicer’’) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the ‘‘Underlying Trustee’’).

The issuer of the Collateral Certificates (the ‘‘Underlying Issuer’’) will be

•	a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

•	one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the depositor and/or one or more affiliates of the depositor. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related issuing entity. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Collateral Certificates issued under the Underlying Trust Agreement.

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Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement only in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies. For a description of available types of enchancement, see ‘‘Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement’’ in this prospectus.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

•	the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•	the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•	the expected and final maturity of the Collateral Certificates;

•	the interest rate of the Collateral Certificates;

•	the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

•	characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

•	the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

•	the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

•	receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (‘‘Treasury Strips’’), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (‘‘Treasury Bonds’’),

•	Treasury Bonds and

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•	other debt securities (‘‘GSEs Bonds’’) of United States government sponsored enterprises (‘‘GSEs’’; and together with Treasury Strips and Treasury Bonds, collectively, ‘‘Government Securities’’).

The Government Securities, if any, included in an issuing entity are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in an issuing entity are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under ‘‘Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement’’. A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the issuing entity with respect to which contains Government Securities will contain information as to:

(1)	the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)	the limit, if any, upon the aggregate principal amount of the Government Security;

(3)	the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)	the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)	whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)	material events of default or restrictive covenants provided for with respect to the Government Security;

(7)	the rating of the Government Security, if any;

(8)	the issuer of each Government Security;

(9)	the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the ‘‘Risk Factors’’ section of the related prospectus supplement); and

(10)	any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in an issuing entity will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in an issuing entity with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds

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semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under ‘‘— Private Label Custody Receipt Securities’’), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either ‘‘serial’’ or ‘‘callable.’’ A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the depositor knows that the depositor of the Treasury Bonds underlying the Treasury Strips is the depositor or any of its affiliates, the depositor will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (‘‘Fannie Mae’’), Federal Home Loan Mortgage Association (‘‘Freddie Mac’’), REFCO, Tennessee Valley Authority (‘‘TVA’’), Federal Home Loan Banks (‘‘FHLB’’), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (‘‘FFCB’’). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full

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faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a ‘‘GSE Issuer’’). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent (‘‘Fiscal Agent’’) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities (‘‘MBS’’). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the ‘‘FHLMC Act’’). Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests

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in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the ‘‘RTC’’). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the ‘‘FHLB’’), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the ‘‘TVA Act’’). TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the ‘‘System’’). Through its Banks (‘‘FCBs’’) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural

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utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the ‘‘Farm Credit Act’’), and are subject to regulation by a Federal agency, the Farm Credit Administration (the ‘‘FCA’’). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (‘‘Systemwide Debt Securities’’). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the ‘‘Funding Corporation’’).

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the issuing entity for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (‘‘Private Label Custody Strips’’) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (‘‘REFCO’’) bonds (‘‘REFCO Strips’’; and together with Private Label Custody Strips, ‘‘Private Label Custody Receipt Securities’’). The Private Label Custody Receipt Securities, if any, included in an issuing entity are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in an issuing entity are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under ‘‘Description of the Transfer and Servicing Agreements — Credit and Cash Flow Enhancement’’. A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the issuing entity with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)	the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)	the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)	the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)	the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)	whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)	material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)	the rating of each Private Label Custody Receipt Security, if any;

(8)	the issuer of each Private Label Custody Receipt Security;

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(9)	the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the ‘‘Risk Factors’’ section of the related prospectus supplement; and

(10)	any other material terms of each Private Label Custody Receipt Security.

With respect to an issuing entity which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in an issuing entity will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in an issuing entity with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each issuing entity will be provided with an opinion of counsel to the issuing entity to the effect that the Private Label Custody Receipt Securities included in the issuing entity are exempt from the registration requirements of the Securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first ‘‘stripping’’ of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the ‘‘strip’’ at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (‘‘TEFRA’’) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to ‘‘book-entry only’’ Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in an issuing entity with respect to any series of securities,

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the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the depositor knows that the depositor of the Treasury Bonds underlying the Private Label Custody Strips is the depositor or any of its affiliates, the depositor will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an ‘‘Interest Component’’); and (2) the principal payment (the ‘‘Principal Component’’) (each component individually referred to in this prospectus as a ‘‘REFCO Strip’’). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the depositor knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the depositor or any of its affiliates, the depositor will disclose this fact in the related prospectus supplement.

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Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term ‘‘prepayments’’ includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the depositor or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term ‘‘prepayments’’ means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the depositor or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given issuing entity pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the issuing entity pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets’’ and ‘‘Servicing Procedures’’. See also ‘‘Certain Matters Regarding the Servicer — Termination’’ regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The ‘‘Note Pool Factor’’ for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The ‘‘Certificate Pool Factor’’ for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

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As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See ‘‘Certain Information Regarding the Securities — Statements to Securityholders.’’

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable issuing entity to the purchase of the Primary Assets from the depositor or the seller, as applicable and any other use specified in the prospectus supplement. The depositor will use the portion of the net proceeds paid to it to purchase the Primary Assets and any other use specified in the prospectus supplement.

Description of the Notes

Each issuing entity that is an owner trust will issue one or more classes of notes pursuant to an indenture (an ‘‘Indenture’’) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositor selected by the Trust, the ‘‘Depository’’). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See ‘‘Certain Information Regarding the Securities — Book-Entry Registration’’ and ‘‘— Definitive Securities’’.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive

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payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. Any interest rate index will be one used in debt transactions and in no event will be a stock or commodity index. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See ‘‘Certain Matters Regarding the Servicer — Termination’’.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See ‘‘Description of the Transfer and Servicing Agreements — Distributions’’ and ‘‘— Credit and Cash Flow Enhancement’’.

In the case of a series of securities issued by an issuing entity that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the issuing entity to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period. These securities would then possess an interest only period, also commonly referred to as a ‘‘revolving period’’, which will be followed by an ‘‘amortization period’’, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights upon Event of Default.    ‘‘Events of Default’’ in respect of a series of notes under the related Indenture will consist of:

(1)	a default for five days or more in the payment of any interest on any note;

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(2)	a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)	a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related issuing entity by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)	any representation or warranty made by the issuing entity in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the issuing entity by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the issuing entity; and

(6)	any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable issuing entity maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless

•	the holders of all outstanding notes consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

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•	the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute a proceeding; and

•	no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any issuing entity that issues notes, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the issuing entity, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No issuing entity may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants.    Each Indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the issuing entity under the Indenture;

•	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

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•	the issuing entity has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•	any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•	the issuing entity has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No issuing entity that issues notes will:

•	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the ‘‘Related Documents’’), sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the issuing entity or any part of the issuing entity, or any interest in the issuing entity or the proceeds of the issuing entity; or

•	permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the issuing entity.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture.    Each owner trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related issuing entity to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

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•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An issuing entity that is an owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)	to cure any ambiguity;

(2)	to correct or supplement any provisions in the Indenture; or

(3)	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement.    Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report.    If required by the Trust Indenture Act, the indenture trustee for each issuing entity that is an owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture.    Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related issuing entity

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will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An issuing entity may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each issuing entity may issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the depositor, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the depositor, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See ‘‘Certain Information Regarding the Securities — Book-Entry Registration’’ and ‘‘— Definitive Securities’’. Any certificate of a series owned by the depositor, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on

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each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the ‘‘Distribution Date’’) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. Any interest rate index will be one used in debt transactions and in no event will be a stock or commodity index. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities depositor for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only ‘‘noteholder’’ and/or ‘‘certificateholder’’ with respect to a series of securities will be Cede. Beneficial owners of the securities (‘‘Security Owners’’) will not be recognized as ‘‘noteholders’’ by the related indenture trustee, as the term is used in each Indenture, or as ‘‘certificateholders’’ by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (‘‘Participants’’).

DTC is a limited purpose trust depositor organized under the laws of the State of New York, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the Uniform Commercial Code (the ‘‘UCC’’) in effect in the State of New York, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the ‘‘Indirect Participants’’).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

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Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (‘‘Clearstream, Luxembourg’’), was incorporated in 1970 as ‘‘Cedel S.A.’’, a depositor with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent depositor, Cedel International, société anonyme (‘‘CI’’) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (‘‘DBC’’). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg depositor, New Cedel International, société anonyme (‘‘New CI’’), which is 50% owned by CI and 50% owned by DBC’s parent depositor Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is ‘‘Clearstream’’. With effect from January 14, 2000 New CI has been renamed ‘‘Clearstream International, société anonyme’’. On January 18, 2000, Cedelbank was renamed ‘‘Clearstream Banking, société anonyme’’, and Cedel Global Services was renamed ‘‘Clearstream Services, société anonyme’’.

On January 17, 2000 DBC was renamed ‘‘Clearstream Banking AG’’. This means that there are now two entities in the corporate group headed by Clearstream International which share the name ‘‘Clearstream Banking’’, the entity previously named ‘‘Cedelbank’’ and the entity previously named ‘‘Deutsche Borse Clearing AG’’.

Clearstream, Luxembourg holds securities for its customers (‘‘Clearstream, Luxembourg Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘‘CSSF’’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

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Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust depositor of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of J.P. Morgan Securities Inc., the depositor, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (‘‘Definitive notes’’ and ‘‘Definitive certificates’’, respectively, and, collectively, ‘‘Definitive Securities’’) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

•	the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

•	the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

•	after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

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Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)	the amount of the distribution allocable to principal of each class of securities of the series;

(2)	the amount of the distribution allocable to interest on each class of securities of the series;

(3)	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)	the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)	the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)	the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See ‘‘Material Federal Income Tax Consequences’’.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•	each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the depositor,

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•	each Trust Agreement or Pooling and Servicing Agreement pursuant to which an issuing entity will be created, Receivables, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the issuing entity, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of an issuing entity that is a grantor trust,

•	each Sale and Servicing Agreement pursuant to which the depositor will transfer Receivables to an issuing entity and the servicer will service Receivables, in the case of an owner trust, or

•	in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which an issuing entity will be created, Collateral Certificates will be sold or transferred to the issuing entity, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the issuing entity and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the ‘‘Transfer and Servicing Agreements’’).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the depositor, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the ‘‘Schedule of Receivables’’).

In each Receivables Purchase Agreement the seller will represent and warrant to the depositor, among other things, that

•	the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

•	the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller’s normal requirements;

•	on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•	at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

•	each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related issuing entity in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion.

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The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the ‘‘Repurchase Amount’’). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the depositor will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related issuing entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the depositor will assign to the related issuing entity the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the issuing entity. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the depositor will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the depositor’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the securityholders in any Primary Asset. Neither the seller nor the depositor will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the ‘‘Collection Account’’) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the ‘‘Note Distribution Account’’). With respect to each issuing entity that is an owner trust or grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the ‘‘Certificate Distribution Account’’). With respect to any issuing entity that is a grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the ‘‘Payahead Account’’), in the name of the related indenture trustee, in the case of an issuing entity that is an owner trust, or trustee, in the case of an issuing entity that is a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to an issuing entity will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related

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prospectus supplement (collectively, the ‘‘Trust Accounts’’) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. ‘‘Eligible Investments’’ will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, ‘‘Investment Earnings’’), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. ‘‘Eligible Deposit Account’’ means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depositor institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depositor institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. ‘‘Eligible Institution’’ means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a depositor institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the ‘‘Pre-Funded Amount’’) will be deposited in an account (the ‘‘Pre-Funding Account’’) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the ‘‘Pre-Funding Period’’). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable agreement, an ‘‘Eligible Investment’’ is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)	negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)	obligations which have the benefit of the full faith and credit of the United States of America, including depositor receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depositor receipt,

(2)	demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust depositor incorporated under the laws of the United States of America or

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any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust depositor, of the depositary institution or trust depositor has a credit rating in the highest rating category from each Rating Agency,

(3)	certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)	investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)	demand deposits in the name of the trustee in any depositary institution or trust depositor referred to in clause (a)(2) above;

(c)	commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)	Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)	repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)	any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related issuing entity additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement:

•	the Pre-Funding Period will not exceed one year from the related closing date;

•	that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the Pre-Funded Amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the depositor and each issuing entity will designate the servicer as custodian to maintain possession, as the issuing entity’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each issuing entity, and UCC financing statements reflecting the sale and assignment will be filed.

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The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the ‘‘Final Scheduled Maturity Date’’ (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See ‘‘Certain Legal Aspects of the Receivables’’.

Collections

With respect to each issuing entity, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a ‘‘Collection Period’’) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the ‘‘Payaheads’’) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a ‘‘Precomputed Advance’’). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or

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liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a ‘‘Simple Interest Advance’’, and together with Precomputed Advances, ‘‘Advances’’). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under ‘‘Collections’’ above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any issuing entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment Of Expenses

To the extent provided in the related prospectus supplement, with respect to each issuing entity the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the ‘‘Servicing Fee’’) in an amount equal to the percentage per annum specified in the related prospectus supplement (the ‘‘Servicing Fee Rate’’) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related indenture trustee and/or trustee, and generating federal income tax information for the issuing entity and for the related

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noteholders and/or certificateholders as well as the issuing entity’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, data processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each issuing entity, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, overcollateralization, credit or liquidity facilities, guaranteed investment contracts, interest rate or currency swaps or other interest rate protection agreements, repurchase obligations, cash deposits, the receivables included in an issuing entity as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.

The existence of a reserve account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of securityholders of other series.

Subordination.    If so specified in the accompanying prospectus supplement, one or more classes of securities of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior securities. The rights

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of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior securities, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•	the circumstances in which subordination of one or more classes will be applicable;

•	the manner, if any, in which the amount of subordination will increase or decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated securities will be distributed to holders of senior securities.

Letter of Credit; Credit and Liquidity Facilities.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more credit or liquidity facilities, which are facilities set up by a credit provider which hold money that is available to the issuing entity as source of funds to make payments on the securities.

The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Overcollateralization.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the securities for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•	to the extent excess non-principal collections must be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any overcollateralization will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Derivative Agreements.    If so specified in the accompanying prospectus supplement, a series or one or more related classes may have the benefits of one or more derivative agreements, which may

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be a currency or interest rate derivative agreement, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of securities and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy.    If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of securities in the manner and amount specified in the accompanying prospectus supplement.

If an insurance policy or a surety bond is provided for any series or one or more related classes, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the securityholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the securityholders of that series, may have the sole right to:

•	consent to amendments to the indenture or direct the issuing entity to take any action under the transfer and servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the securities of that series or direct the indenture trustee to exercise any remedy available to the securityholders; or

•	waive any event of default or early amortization event for that series.

Spread Account.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the issuing entity into a spread account intended to assist with subsequent distribution of interest and/or principal on the securities of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account.    If so provided in the related prospectus supplement, pursuant to the related transfer and servicing Agreement, the depositor or the seller will establish for a series or class or classes of securities an account (the ‘‘Reserve Account’’), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the depositor or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each distribution date, to the extent described in the related prospectus supplement, by the deposit in the Reserve Account of amounts from collections on the receivables. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the depositor, the seller or to any other entity.

Repurchase Obligations.    If so specified in the accompanying prospectus supplement, support for a series or one or more related classes will be provided by one or more repurchase agreements whereby a seller sells assets to a buyer for an agreed cash price and commits at the same time to buy back equivalent assets on an agreed future date for the same cash price plus a rate of return.

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Evidence as to Compliance

Each Pooling and Servicing Agreement and Sale and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the indenture trustee and/or trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the ‘‘AB Servicing Criteria’’). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each Pooling and Servicing Agreement and Sale and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each Pooling and Servicing Agreement and Sale and Servicing Agreement will also provide for delivery to the indenture trustee and/or trustee, on or before a specified date in each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement or Sale and Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the indenture trustee or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Statements to Trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under ‘‘Certain Information Regarding the Securities — Statements to Securityholders’’.

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Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A ‘‘Servicer Default’’ under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)	any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or indenture trustee, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)	any other events as may be set forth in the related prospectus supplement.

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Rights Upon Servicer Default

Generally, in the case of an issuing entity that is an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of an issuing entity that is a grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of an issuing entity that is an owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each issuing entity that is a grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)	to cure any ambiguity,

(2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

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provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the depositor or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an issuing entity pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

•	the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

•	the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

•	the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from an issuing entity all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also

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constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the seller’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the issuing entity pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets.’’

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an issuing entity, because the related issuing entity will not be listed as legal owner on the certificates of title to the Financed Vehicles, an issuing entity’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the issuing entity’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles.  A failure, however, would constitute a breach of the seller’s representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets’’ and ‘‘Risk Factors — Potential Lack of Security.’’

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for

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the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the motor vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law upon, and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable

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state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be ‘‘commercially reasonable.’’ Generally, courts have held that when a sale is not ‘‘commercially reasonable,’’ the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the ‘‘default’’ provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an issuing entity, to enforce consumer finance contracts such as Receivables.

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The so-called ‘‘Holder-in-Due-Course’’ rule of the Federal Trade Commission (the ‘‘FTC Rule’’), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets.’’

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an issuing entity for a violation of any law and that claim materially and adversely affects the interests of the issuing entity in a Receivable, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See ‘‘Description of the Transfer and Servicing Agreements — Sale and Assignment of Primary Assets.’’

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (‘‘Note Owners’’) or certificates (‘‘Certificate Owners’’) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (‘‘IRS’’) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

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The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (‘‘Federal Tax Counsel’’) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues to the extent that such discussion relates to matters of law or legal conclusions.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the issuing entity.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of an issuing entity that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the an issuing entity will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity, or restrictions, if any, on transfers of the certificates, will exempt the issuing entity from the rule that some publicly traded partnerships are taxable as corporations.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income.  The issuing entity’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the issuing entity.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.    The issuing entity will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the issuing entity.  If so treated, the issuing entity might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the issuing entity were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute ‘‘unrelated business taxable income’’ if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of issuing entity expenses, and income from the issuing entity’s assets would be taxable to Note Owners without regard to whether cash

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distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes — General.    Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.    Notes of certain series may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each issuing entity will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the ‘‘OID Regulations’’).  The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the ‘‘Prepayment Assumption’’), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under ‘‘— Payment Lag Notes; Initial Period Considerations,’’ and ‘‘— Qualified Stated Interest,’’ and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the ‘‘daily portions’’ of such original issue discount for each day during its taxable year on

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which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an ‘‘accrual period’’) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.    Interest payable on a note which qualifies as ‘‘qualified stated interest’’ for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute ‘‘qualified stated interest,’’ such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are ‘‘unconditionally payable’’. The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.   Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.

Premium.    A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method

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over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.    Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.    Under the OID Regulations, notes paying interest at a variable rate (each, a ‘‘Variable Rate Note’’) are subject to special rules.  A Variable Rate Note will qualify as a ‘‘variable rate debt instrument’’ if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A ‘‘qualified floating rate’’ is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a ‘‘Presumed Single Qualified Floating Rate’’).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An ‘‘objective rate’’ is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or

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significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a ‘‘qualified inverse floating rate’’ if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a ‘‘Presumed Single Variable Rate’’).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as ‘‘variable rate debt instruments’’ under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a ‘‘Single Variable Rate Note’’), original issue discount is computed as described above in ‘‘— Interest Income on the Notes — Original Issue Discount’’ based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a ‘‘Multiple Variable Rate Note’’) that qualifies as a ‘‘variable rate debt instrument’’ will be converted into an ‘‘equivalent’’ fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an ‘‘equivalent’’ fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a ‘‘variable rate debt instrument’’ and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an ‘‘equivalent’’ fixed rate debt instrument in the manner described above.

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Once the Multiple Variable Rate Note is converted into an ‘‘equivalent’’ fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the ‘‘equivalent’’ fixed rate debt instrument by applying the original issue discount rules to the ‘‘equivalent’’ fixed rate debt instrument in the manner described above in ‘‘— Interest Income on the Notes — Original Issue Discount.’’ A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the ‘‘equivalent’’ fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the ‘‘equivalent’’ fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a ‘‘variable rate debt instrument’’ under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.    A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under ‘‘ — Interest Income on the Notes — Original Issue Discount’’), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.    The OID Regulations allow a holder of a Note to elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  If an election were to be made with respect to a Note with market discount, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt

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instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See ‘‘— Market Discount’’ above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust Note Owner owns at the beginning of the first taxable year to which the election applies or acquires afterward. See ‘‘— Premium’’ above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.    If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under ‘‘—Interest Income on the Notes — Market Discount’’. Further, the notes will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.    The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.    In the case of a note with a maturity of one year or less from its issue date (a ‘‘Short-Term Note’’), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, ‘‘Short-Term Accruers’’) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with

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respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to ‘‘acquisition discount’’ rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.    Except as discussed below, a Note Owner that is not a ‘‘United States person’’ (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a ‘‘10-percent shareholder’’ within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the issuing entity, (iii) the holder is not a ‘‘controlled foreign corporation’’ (as defined in the Code) related to the issuing entity or related to a 10 percent holder of certificates in the issuing entity, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term ‘‘United States person’’ means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A ‘‘Foreign Person’’ is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its ‘‘effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.    Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a ‘‘backup’’ withholding tax on ‘‘reportable payments’’ (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of

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the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Issuing Entity as a Partnership.    The correct characterization of a Trust that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust has only a single class of equity and the trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the noteholders) the Trust could qualify as a grantor trust with interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust assets, earning income thereon and incurring the expenses of the Trust (including the interest expense on the notes).  See ‘‘Grantor Trusts.’’  If a Trust that issues notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust.  If a Trust that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust that represents all of the equity of the Trust for federal income tax purposes, the separate existence of the Trust is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust and as the issuer of the notes of the Trust for federal income tax purposes.  For all other Trust that issue notes.  The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the depositor and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

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Partnership Taxation.    As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute ‘‘unrelated business taxable income’’ generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.  In the case of a partnership that has 100 or more partners and elects to be treated as an ‘‘electing large partnership,’’ 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.    The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the

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case may be. See ‘‘Tax Consequences to Note Owners — Premium’’ and ‘‘— Market Discount’’ above. If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See ‘‘Tax Consequences to Note Owners — Original Issue Discount’’ above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.    Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year.  A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.  A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a ‘‘by lot’’ identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.    In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust’s

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method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.    In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.    In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a ‘‘substantial basis reduction’’ within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code.  Because the trust will most likely qualify as a ‘‘securitization partnership’’ within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.    The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:  (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The depositor ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the

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applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners.  Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners.  As used below, the term ‘‘Non-United States Owner’’ means a Certificate Owner that is not a United States person, as defined under ‘‘Tax Consequences to Note Owners — Foreign Investors in Notes,’’ above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted ‘‘portfolio interest’’ under the Code.

The interest, however, may not constitute ‘‘portfolio interest’’ if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.    Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a ‘‘backup’’ withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that

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fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization.    In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as ‘‘grantor trust certificateholders’’) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as ‘‘grantor trust certificates’’.

Taxation of Grantor Trust Certificateholders.    Subject to the discussion below under ‘‘Stripped Certificates’’ and ‘‘Subordinated Certificates,’’ each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter.  In the case of a partnership that has 100 or more partners and elects to be treated as an ‘‘electing large partnership,’’ 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount

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provisions rather than to the market discount and premium rules.  See the discussion below under ‘‘— Stripped Certificates.’’  Except as discussed below under ‘‘Stripped Certificates’’ or ‘‘— Subordinated Certificates,’’ this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See ‘‘— Market Discount’’ and ‘‘— Premium,’’ below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under ‘‘Stripped Certificates’’ or ‘‘Subordinated Certificates’’).  For the rules governing original issue discount, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’ above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Short-Term Notes’’ above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute ‘‘short-term Government obligations’’ within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Short-Term Notes’’ above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.    A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a ‘‘market discount’’.  For a discussion of the market discount rules under the Code, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Market Discount’’ above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See ‘‘Tax Consequences to Note Owners — Original Issue Discount’’ above.

Premium.    To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with ‘‘amortizable bond premium’’ equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Premium’’ above.

Stripped Certificates.    Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as ‘‘Stripped Certificates.’’ In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code,

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the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount (see ‘‘Taxation of Grantor Trust Certificateholders,’’ above);

•	if the depositor or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’ above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each receivable.  However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

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Subordinated Certificates.    In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the ‘‘Subordinate Certificates’’ and ‘‘Senior Certificates,’’ respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the ‘‘Trust Stripped Bond’’), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the ‘‘Trust Stripped Coupon’’).  The ‘‘Subordinate Class Percentage’’ equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The ‘‘Senior Class Percentage’’ equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a ‘‘stripped bond’’ and the Trust Stripped Coupon will be treated as ‘‘stripped coupons’’ within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the ‘‘Shortfall Amount’’) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had received as distributions their full share of receipts; paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis, Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders; a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

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Election to Treat All Interest as Original Issue Discount.    The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward.  See ‘‘— Market Discount’’ above.  Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See ‘‘— Premium’’ above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.    Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are ‘‘capital assets’’ within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income.  See ‘‘— Market Discount,’’ above.  Further, grantor trust certificates will represent ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.    A holder of grantor trust certificate who is not a ‘‘United States person’’ (as defined above at ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Foreign Investors in Notes’’) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Foreign Investors in Notes’’) generally will be exempt from United States federal income and

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withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its ‘‘effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.    Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a ‘‘backup’’ withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

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Certain ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (each of the foregoing, a ‘‘Plan’’) from engaging in specified transactions with persons that are ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Code with respect to that Plan. A violation of these ‘‘prohibited transaction’’ rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuing entity were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the ‘‘Plan Assets Regulation’’), the assets of the issuing entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an ‘‘equity interest’’ in the issuing entity and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (‘‘PTCE’’) 96-23, regarding transactions effected by ‘‘in-house asset managers;’’ PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by ‘‘qualified professional asset managers.’’ Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a Plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

Employee Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above. Governmental plans, however, may be subject to substantially similar state or local laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a Plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United

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States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a Plan are the following:

(1) The acquisition of notes or certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

(2) The notes or certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch.

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the ‘‘restricted group,’’ other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5) The Plan investing in the notes or certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6) The issuing entity satisfies the following requirements:

(a) the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Plan’s acquisition of the notes or certificates; and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the notes or certificates.

(7) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8) The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

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(a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b) the additional receivables do not result in a lower credit rating;

(c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller;

(d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e) the pre-funding period must end the earlier of:

(i) three months or ninety days after the Closing Date for that transaction;

(ii) the date on which an event of default occurs; or

(iii) the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the seller, a servicer and trustee.

(9) The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a ‘‘swap’’ or ‘‘swap agreement’’) is a permitted issuing entity asset if it:

(a) is an ‘‘eligible swap’’. An ‘‘eligible swap’’ is one which:

(i) is denominated in U.S. dollars;

(ii) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(iii) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

(iv) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(v) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid; and

(vi) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;

(b) is with an ‘‘eligible counterparty’’. An ‘‘eligible counterparty’’ means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;

(c) is purchased by a ‘‘qualified plan investor’’. A ‘‘qualified plan investor’’ is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the

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employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either

(i) a ‘‘qualified professional asset manager’’ (‘‘QPAM’’) under Prohibited Transaction Class Exemption (‘‘PTCE’’) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

(ii) an ‘‘in-house asset manager’’ under PTCE 96-23 (see below); or

(iii) has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d) if a ‘‘rating dependent swap’’ (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(i) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(ii) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

(iii) In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by a employee benefit plan which involves such ratings dependent swap;

(e) if a ‘‘non-ratings dependent swap’’ (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(i) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(ii) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(iii) terminate the swap agreement in accordance with its terms; and

(iv) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.Some transactions are not covered by the underwriter’s exemption or any other exemption.

The underwriter’s exemption does not exempt the acquisition and holding of securities by Plans sponsored by the seller, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any ‘‘obligor’’ (as defined in the underwriter’s

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exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other Plans only if, among other requirements:

•	a Plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB− (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement. If you are a Plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a Plan under ERISA and the Code.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the ‘‘Underwriting Agreements’’), the depositor will agree to cause the related issuing entity to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of

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each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the depositor, the seller will indemnify the depositor and the related underwriters against specific civil liabilities, including liabilities under the Securities Act, or contribute to payments the depositor and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each issuing entity may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

•	the interest rate and authorized denominations, as applicable, of each class of securities;

•	specific information concerning the Primary Assets and the related seller and servicer, as applicable;

•	the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

•	information concerning any other assets in the related issuing entity;

•	the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

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•	the extent to which any class within a series is subordinated to any other class of the same series; and

•	additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related Trust. See ‘‘Certain Information Regarding the Securities — Statements to Securityholders’’.

Available Information

The depositor has filed with the Securities and Exchange Commission (the ‘‘Commission’’) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the ‘‘Registration Statement’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), with respect to the securities being offered by this prospectus.  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

•	Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•	New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at ‘‘http://www.sec.gov’’ at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system.  The depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above (if provided in the related prospectus supplement) as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See ‘‘Description of the Transfer and Servicing Agreement — Evidence as to Compliance.’’

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be

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deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The trustee and/or indenture trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the trustee and/or indenture trustee specified in the prospectus supplement.

Rating

As a condition to the issuance of any class of offered notes or offered certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

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Index of Terms

Actuarial Receivables	7
Advances	22
Cede	19, 25
Certificate Distribution Account	31
Certificate Owners	46
Certificate Pool Factor	18
Code	23
Collection Account	31
Collection Period	34
Definitive certificates	28
Definitive notes	28
Depository	19
disqualified persons	66
Distribution Date	26
DTC	19
Eligible Deposit Account	32
Eligible Institution	32
Eligible Investments	32
ERISA	66
Events of Default	20
Exchange Act	12
Fannie Mae	12
Farm Credit Act	15
FCA	15
FCBs	14
Federal Tax Counsel	47
FFCB	12
FHLB	12
FHLMC Act	13
Final Scheduled Maturity Date	34
Financed Vehicles	5
FIRREA	14
Fiscal Agent	13
Freddie Mac	12
FTC Rule	46
Funding Corporation	15
Government Securities	11
grantor trust certificateholders	60
grantor trust certificates	60
GSE Issuer	13
GSEs	11
GSEs Bonds	11
Indenture	19
Indirect Participants	26
Interest Component	17
Investment Earnings	32
IRS	46
MBS	13
Multiple Variable Rate Note	51

Non-United States Owner	59
Note Distribution Account	31
Note Owners	46
Note Pool Factor	18
Participants	26
parties in interest	66
Payahead Account	31
Payaheads	34
Plan Assets Regulation	66
Pooling and Servicing Agreement	4
Precomputed Advance	34
Precomputed Receivables	7
Pre-Funded Amount	32
Pre-Funding Account	32
Pre-Funding Period	32
Prepayment Assumption	48
Presumed Single Qualified Floating Rate	50
Presumed Single Variable Rate	51
Primary Assets	9
Principal Component	17
Private Label Custody Receipt Securities	4
Private Label Custody Strips	15
prohibited transaction	66
PTCE	66
REFCO	15
REFCO Strip	15
Registration Statement	16
Related Documents	23
Repurchase Amount	31
Reserve Account	5
restricted group	67
RTC	14
Rule of 78s Receivables	7
Rules	27
Sale and Servicing Agreement	5
Schedule of Receivables	30
Securities Act	9
Security Owners	26
Senior Certificates	63
Senior Class Percentage	63
Servicer Default	40
Servicing Fee	35
Servicing Fee Rate	35
Shortfall Amount	63
Short-Term Note	55
Simple Interest Advance	35
Single Variable Rate Note	51
Stripped Certificates	61
Subordinate Certificates	63
Subordinate Class Percentage	63

System	14
Systemwide Debt Securities	15
TEFRA	16
Transfer and Servicing Agreements	30
Treasury Bonds	10
Treasury Strips	10
Trust	4
Trust Accounts	32
Trust Agreement	4
Trust Stripped Bond	63
Trust Stripped Coupon	63
TVA	12
TVA Act	14
Underlying Issuer	25
Underlying Servicer	25
Underlying Trust Agreement	25
Underlying Trustee	25
Underwriting Agreements	70
United States person	54
Variable Rate Notes	50

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the ‘‘Global Securities’’) will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global Securities may hold Global Securities through any of The Depository Trust depositor (‘‘DTC’’), Clearstream, Luxembourg or Euroclear.  Unless otherwise specified in the related prospectus supplement, Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. (‘‘Cede’’) as nominee of DTC. Securityholders’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘‘lock-up’’ or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, at a rate of up to 31% unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN  must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under the first exemption discussed above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term ‘‘U.S. Person’’ means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated                     ,

PROSPECTUS

BOND SECURITIZATION, L.L.C.
Depositor

Equipment Receivable-Backed Notes
Equipment Receivable-Backed Certificates
(Issuable In Series)

The Issuing Entities:

The depositor will form the issuing entity for each series of securities, which will be an owner trust. Each issuing entity will offer equipment receivable-backed securities under this prospectus and a prospectus supplement. Each issuing entity will use the security sale proceeds to acquire a pool of contracts or private equipment contract-backed securities from the depositor specified in your prospectus supplement.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

Bond Securitization, L.L.C. will sell the securities pursuant to a prospectus supplement and this prospectus.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that the series relates to.  A prospectus supplement for a series will specify the terms of the series and of each of the classes in the series.  The securities represent obligations of the issuing entity only and do not represent an interest or obligation of the depositor, the sponsor or any of their affiliates.

Consider carefully the risk factors beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is [     ,     ]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail:

•	This prospectus, which provides general information, some of which may not apply to a particular series of securities including your series; and

•	The accompanying prospectus supplement, which will describe the specific terms of the offered securities.

Whenever we use words like ‘‘intends,’’ ‘‘anticipates’’ or ‘‘expects’’ or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

i

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities.  You should also carefully consider any information set forth under ‘‘Risk Factors’’ in the prospectus supplement.

The Absence of an Existing Market for the Securities May Limit Your Ability to Resell the Securities	There is currently no public market for the securities and the sponsor cannot assure you that one will develop. Thus, you may not be able to resell your securities at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the securities but they are not obligated to do so. The sponsor does not intend to apply for listing of the securities on any securities exchange or for the inclusion of the securities on any automated quotation system. Even if a secondary market does develop, it may not continue.

Contract Prepayment, Ineligibility or Default May Cause Earlier Repayment of the Securities than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Securities at the Time of Repayment	A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an issuing entity to pay principal on the securities sooner than you expected. Also, an issuing entity may pay principal sooner than you expected if the depositor or a seller repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the securities sooner than you expected. See ‘‘Description of the Notes and Indenture — Events of Default; Rights Upon Event of Default.’’ You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the securities; therefore, the ultimate return you receive on your investment in the securities may be less than the return you expected on the securities.

The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:

•	technological change;

•	changes in customer requirements;

•	the level of interest rates;

•	the level of casualty losses; and

•	the overall economic environment.

Unless otherwise set forth in your prospectus supplement, under the sale and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract’s remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your securities.

The sponsor cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the securities remaining at various times under several hypothetical prepayment rates. See ‘‘Weighted Average Life of the Securities’’ in your prospectus supplement.

You May Be Unable To Reinvest Distributions In Comparable Investments	Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

The Price at Which You Can Resell Your Securities May Decrease if the Ratings of Your Securities Change	At any time, the rating agencies may lower their respective ratings of the securities or withdraw their ratings entirely. In the event that a rating assigned to any security is subsequently lowered or withdrawn for any reason, you may not be able to resell your securities or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the securities, see ‘‘Ratings of the Securities’’ in this prospectus and the prospectus supplement.

The Securities Are Not Suitable Investments For All Investors	The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Subordination of Some Classes of Securities is Only a Limited Form of Credit Enhancement and Does Not Ensure Payment of the More Senior Classes	An issuing entity will pay interest and principal on some classes of securities prior to paying interest and principal on other classes of securities. The subordination of some classes of securities to others means that the subordinated classes of securities are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of securities.

The more senior classes of securities could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of securities.

Your prospectus supplement will describe any subordination provisions applicable to your securities.

Limited Assets are Available for Payment of the Securities; Securityholders Will Have No Recourse to the Originators, Sponsor, Depositor, Servicer or their Affiliates in the Event Delinquencies and Losses Reduce the Trust’s Assets	Each issuing entity will be a limited purpose owner with limited assets. Moreover, you have no recourse to the general credit of the servicer, sponsor, depositor, originator or their affiliates. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the securities.

An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the securities or in delays in payment.

If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

Even if an Owner Trust Repossesses and Sells the Equipment Relating to a Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Securities May Occur if the Market Value of the Equipment Has Declined	If a contract held by the issuing entity becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the issuing entity may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your securities may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the sponsor anticipates.

Not Having Possession of Contract Files May Hinder an Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts	To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer, unless otherwise specified in your prospectus supplement, will retain possession of the documents evidencing the contracts held by the issuing entity. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts senior to the issuing entity’s security interest. In the event that the issuing entity must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the issuing entity’s ability to realize upon the equipment would be limited by the existence of the third party’s senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor’s possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the issuing entity’s security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

Failure to Take all Steps Necessary to Perfect Security Interests in Equipment, to Record Assignment of Security Interests to the Issuing Entity or to Record Security Interests in Titled Equipment May Hinder the Issuing Entity’s Abilityto Realize the Value of Equipment Securing the Contracts	The depositor will receive security interests in financed equipment securing contracts from the seller of such financed equipment, which will obtain security interests in financed equipment from other originator or through its own origination activities. The depositor will assign the security interests to the issuing entity. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than a minimum amount which will be specified in the related prospectus supplement. As a result, the originator will not acquire, and the depositor and issuing entity will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

Additionally, regardless of equipment value, the sponsor will require the originators to annotate their records to note the depositor’s security interest but may not require the filing of assignments of financing statements for the equipment to reflect the depositor’s, the issuing entity’s or the indenture trustee’s interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The issuing entity would then not have a security interest in the equipment.

Also, any transfer to the depositor of an originator’s security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor’s transfer of a security interest in motor vehicles to the issuing entity is also subject to these registration laws. These registration laws require that the secured party’s name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party’s security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or issuing entity as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or issuing entities. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the issuing entities.

Repurchase Obligation of the Seller Provides You Only Limited Protection Against Prior Liens on the Contracts or Equipment	Federal or state law may grant liens on contracts or equipment that have priority over the issuing entity’s interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the issuing entity. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the issuing entity. The tax lien has priority over the interest of the issuing entity in the contracts.

In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the issuing entity that there are no prior liens on the contracts. The seller also will warrant to the depositor and the issuing entity that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller will be required under the sale and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

Special Risks Associated with Underlying Securities	If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the contracts and other property in the related underlying trust funds once the underlying contracts decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related contracts, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related contracts in the related underlying trust fund.

If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator was not a True Sale then Payments on the Contracts may be Reduced or Delayed	Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the issuing entity. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor’s bankruptcy estate. Accordingly, the contract would be available to the vendor’s creditors. In that case, it is unlikely the issuing entity will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the issuing entity as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the issuing entity’s interest in the contracts.

A Bankruptcy Court Determination that the Transfer of Contracts from Originators to the Seller, from the Seller to the Depositor or from the Depositor to the Issuing Entity was not a True Sale then Payments on the Contracts Could be Reduced or Delayed	If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party’s estate. In that case, the distribution of contract payments to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the securityholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the issuing entity. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

Insolvency of the Vendors Could Delay or Reduce Payments to You	In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor’s obligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the issuing entity in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the issuing entity. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor’s bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

End-User Bankruptcy May Reduce or Delay Collections on the Contracts, and Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of Amounts Due	Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator’s or issuing entity’s security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract

Commingling of Collections Could Result in Reduced Payments to You	Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under ‘‘Description of the Sale and Servicing Agreement — Collections on Contracts.’’ In the event of the insolvency or receivership of the servicer, an issuing entity may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.

Bankruptcy of Depositor or the Issuing Entity May Cause Delays in or Reduce Collections Under the Contracts	If an issuing entity or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an issuing entity is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an issuing entity. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the issuing entity assets.

The Seller’s Obligation to Repurchase Contacts Could be Impaired by Bankruptcy	The seller of contracts to the depositor, will make representations and warranties regarding the contracts, the equipment and other matters. See ‘‘The Contracts — Representations and Warranties Made by the Seller’’ in the accompanying prospectus supplement. If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable issuing entity at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee’s right to compel a purchase would both be impaired and have to be satisfied out of any available ‘‘assets’’ of the seller’s bankruptcy estate. In that case, you may suffer a loss on your investment in a security as a result.

Contracts Relating to Software or Related Support and Consulting Services are not Secured by the Software or Related Services	Some of the contracts held by the issuing entity may relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the issuing entity will not have an interest in the software or related support and consulting services. The issuing entity will own solely the associated contracts’ cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the issuing entity will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the issuing entity must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

Limitations on Enforceability of Security Interests in the Equipment May Hinder the Issuing Entity’s Ability to Realize the Value of Equipment Securing the Contracts	State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the issuing entity’s ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the securities. Under these state law limitations:

•	if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral;

•	some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

•	the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party’s expenses for repossessing, holding and preparing the collateral for disposition.

Bankruptcy Court Rejection of ‘‘True Leases’’ May Reduce Funds Available to Make Payments on the Securities	A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a ‘‘true lease’’ under applicable law. A ‘‘true lease’’ is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts may be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator’s bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction in which the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor’s bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

The Sponsor

The sponsor or sponsors will be described in the related prospectus supplement.

The Depositor

Bond Securitization, L.L.C., the depositor, is a special purpose, limited liability company formed in the state of Delaware on June 18, 2001. The principal executive offices of the depositor are located at 270 Park Avenue, New York, NY 10017. Its telephone number is 212-270-6255. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell financial assets, to issue, acquire, own, hold and sell securities and notes secured by financial assets and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The depositor has been engaged in the business of securitizing financial assets, including automobile loans, home equity loans and residential mortgage loans, since its formation in 2001. No prior securitization organized by the depositor has defaulted or experienced an early amortization triggering event.

Following an issuance of securities, the depositor generally will have no material responsibilities in connection with the transaction. The depositor may be required to undertake certain continuing duties, as described in the related prospectus supplement and provided in the related transaction documents. These duties may include, but are not limited to, repurchasing receivables from the related issuing entity upon discovery of a breach of a representation or warranty relating to such receivables, filing Uniform Commercial Code financing statements and maintaining the perfection of security interests relating to the receivables, notifying the applicable rating agencies and other parties of any events of default or other events specified in the related transaction documents, filing required reports under the Exchange Act and providing necessary information to a servicer or trustee. The responsibility for any of these functions to be performed by the Depositor generally will be delegated to the depositor’s agents, the trustees or the servicer in accordance with the related transaction documents and as described in the related prospectus supplement.

The depositor is a wholly owned subsidiary of Banc One Financial LLC, which is in turn a wholly owned subsidiary of JPMorgan Chase & Co.

The Issuing Entities

The depositor will form each issuing entity as an owner trust or a limited partnership under a trust agreement or a limited partnership agreement, as described in your prospectus supplement. Each issuing entity may issue one or more classes of securities, representing debt of or beneficial ownership interests in the issuing entity. The issuing entity will not offer the beneficial ownership interests under this prospectus.

The assets of each issuing entity, as further specified in your prospectus supplement, will consist of:

(1) a pool including some or all of the following types of contracts:

•	equipment lease contracts,

•	conditional sale/financing agreements,

•	installment payment agreements,

•	promissory notes, and

•	loan and security agreements;

(2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the sale and servicing agreement;

(3) the sponsor’s rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

(4) the sponsor’s rights with respect to any cash collateral account or other form of credit enhancement for the securities.

The issuing entity will have the right, as set forth in your prospectus supplement, to:

•	all funds payable under the contracts after the cut-off date, the date on which the issuing entity’s right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an issuing entity. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

•	prepayments, except for any portion allocated to the sponsor in respect of equipment leases;

•	liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the sponsor under an equipment lease;

•	earnings from the investment of funds in the collection account and note distribution account and any certificate distribution account maintained by the servicer; and

•	security interests in the equipment related to the contracts, but excluding ownership rights.

No issuing entity will engage in any business activity unless otherwise specified in your prospectus supplement, other than

•	issuing notes and ownership interests in the issuing entity;

•	purchasing contracts and related assets;

•	holding and dealing with the assets of the issuing entity;

•	making payments on the notes and other securities it issued;

•	entering into and performing the duties, responsibilities and functions required under any of the related sale and servicing agreement, indenture, contracts, and related documents; and

•	matters incidental to the above.

The assets of an issuing entity will be separate from the assets of all other issuing entities, the sponsor or depositor creates. Accordingly, the assets of one issuing entity will not be available to make payments on the securities issued by any other issuing entity.

The sponsor will specify the owner trustee of the issuing entity for securities being offered to you in your prospectus supplement. The owner trustee’s liability in connection with the sale of securities will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or the sponsor, as specified in your prospectus supplement or any designee, must appoint a successor owner trustee. The depositor or the sponsor, as specified in your prospectus supplement or any designee, may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

The Originators, the Seller and the Servicer

Your prospectus supplement will provide information on the originators, the seller and the servicer.

The Contracts and the Underlying Securities

With respect to any series of securities, this prospectus and any prospectus supplement refer to the aggregate of the contracts or the Private Contract-Backed Securities in an issuing entity, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your securities, as the cut-off date or initial contract pool. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

The contracts and Private Contract-Backed Securities to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a contract pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of the securities for tax, ERISA, Form S-3 eligibility and any other criteria specified in the related prospectus supplement.

Description of the Contracts

The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

End-User Contracts

Each issuing entity will include contracts to which the end-user of the equipment is a party. The sponsor lists the types of contracts under ‘‘The Owner Trusts’’ above.

There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an ‘‘eligible contract,’’ as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties described in the accompanying prospectus supplement are true as of the transfer date.

Conditional Sale Agreements

Each originator may offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will either use its standard pre-printed form or a vendor’s standard, pre-printed form to document the conditional sale agreements in a contract pool. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

•	provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

•	may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

•	require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

•	restrict the modification or disposal of the equipment without the vendor’s, or its assignee’s, consent;

•	include a disclaimer of warranties;

•	include the end-user’s indemnity against liabilities arising from the use, possession or ownership of the equipment;

•	include the end-user’s absolute and unconditional obligation to pay the installment payments on the loan; and

•	include specific events of default and remedies for default.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement often may be modified at its inception at the end-user’s request.

Leases

The originators, either directly or by assignment from vendors, may offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

A contract pool will include ‘‘net leases’’ under which the end-user assumes responsibility for

•	the financed items, including operation, maintenance, repair, and insurance or self-insurance,

•	return of the equipment at the expiration or termination of the lease, and

•	the payment of all sales, use and property taxes relating to the financed items during the lease term.

The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user’s obligations under the lease at the end-user’s expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain ‘‘hell or high water’’ clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will often contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

The leases may include both ‘‘true leases’’ and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a ‘‘true lease’’, the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a ‘‘true lease’’ has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant ‘‘residual’’ economic interest in the leased property. End of lease options for ‘‘true leases’’ include purchase or renewal at fair market value.

Under leases intended for security, the lessor in effect finances the ‘‘purchase’’ of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of ‘‘true leases’’ in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of ‘‘true leases’’ may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related sale and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator’s discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under ‘‘Description of the Sale and Servicing Agreements — Servicing,’’ base lease extensions may remain in a contract pool. The sponsor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related sale and servicing agreement. The servicer’s ability to modify leases is limited by the conditions and covenants of the servicer described under ‘‘Description of the Sale and Servicing Agreements — Servicing.’’

The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. Common permitted modifications include, but are not limited to:

•	prearranged mid-lease purchase options, early termination options and lease extension options as described above;

•	modifications to the lessor’s equipment inspection rights;

•	modifications to the end-user’s insurance requirements permitting the end-user to self-insure against casualty to the equipment;

•	the end-user’s right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

•	extended grace periods for late payments of rent.

In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

Secured Notes

Each originator may also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user’s existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party’s lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to ‘‘sale’’ or ‘‘purchase’’ of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

Installment Payment/Financing Agreements

Each originator may provide financing for software license fees and related support and consulting services under

•	installment payment supplements to software license agreements,

•	separate installment payment agreements, and

•	other forms of financing agreements assigned to the originator by vendors of software.

Each financing agreement of this type:

•	generally is an unsecured obligation of the end-user;

•	generally provides for a fixed schedule of payments with no end-user right of prepayment;

•	generally is noncancellable for its term;

•	generally contains a ‘‘hell or high water’’ clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a ‘‘hell or high water’’ clause, the financing agreement will typically have the benefit of a vendor guarantee;

•	generally permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user’s agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

•	generally contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

Equipment

The end-user contracts may consist of some or all of the following types of new and used equipment:

1) information technology equipment, including:

•	computer work stations,

•	mainframe, mid-range and personal computers,

•	data storage devices,

•	media and video production/post production equipment,

•	servers and

•	computer related peripheral equipment,

2) communications equipment, such as telephone switching and networking systems,

3) commercial business and industrial equipment, such as:

•	printing presses,

•	machine tools and other manufacturing equipment,

•	photocopiers, facsimile machines and other office equipment,

•	energy savings and control equipment,

•	corrugated boards,

•	plastic injections,

•	folding cartons

•	silk screening equipment,

•	automotive diagnostic and automated testing equipment,

4) retail equipment, such as

•	petroleum retail equipment,

•	fuel dispensers,

•	ATM units,

•	convenience store operating equipment,

•	embroidery machines,

•	coin operated, vending, amusement and coffee service equipment and

•	restaurant equipment,

5) medical and dental equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

6) resources equipment, such as feller-bunchers and grapplers,

7) transportation and construction equipment, such as:

•	heavy and medium duty trucks, highway trailers and other title vehicles,

•	school buses,

•	bulldozers,

•	loaders,

•	graders,

•	excavators,

•	machine tools,

•	forklifts,

•	other materials handling equipment,

•	golf carts,

•	aircraft engines,

•	other road and off-road machinery and

•	electronics manufacturing and testing equipment,

8) other equipment

•	forestry,

•	pollution control,

•	mining and steel mill equipment,

•	laundry, janitorial, and cleaning equipment,

•	photographic equipment,

•	refuse equipment and

•	furniture and fixtures equipment.

In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

Software and Services

Some end-user contracts may cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user’s use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor’s use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, unless otherwise specified in your prospectus supplement, an issuing entity will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

Vendor Loans

The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor’s interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See ‘‘Program Agreements with Vendors.’’ Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. However, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

Program Agreements With Vendors

An originator’s program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor’s equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

•	the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

•	the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

•	the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

•	the end-user has irrevocably accepted the equipment or the software; and

•	the end-user duly authorized and signed the assigned contract;

Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that

•	the equipment has been delivered to and accepted by the end-user;

•	the vendor has not received any advance payments;

•	the vendor has good title to the equipment; and

•	the vendor has not made any misrepresentations to the end-user.

In each of the two above described program structures, relevant agreements also typically provide for

•	remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator’s investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

•	the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators typically maintain direct or indirect control over all credit decision-making activities.

Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

•	by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

•	by specifying that the vendor will absorb a limited fixed dollar or percentage amount of ‘‘first losses’’ on the contract;

•	by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain ‘‘hell or high water’’ provisions; or

•	by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator’s remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon

•	the nature of the items financed,

•	the form of the contract,

•	the accounting treatment sought by the vendor and the end-user, and

•	tax considerations.

For example, an originator might:

•	accept a vendor loan and collateral assignment of the contract and related equipment or security interest in the equipment from the vendor; or

•	accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user’s obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor’s or licensor’s right, or the agreement of the vendor or licensor, at the originator’s instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, may consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

Residual Investments

Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator’s residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a ‘‘guaranteed residual investment’’. Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to in this prospectus as the ‘‘excluded residual investment.’’

The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. Unless otherwise specified in your prospectus supplement, the depositor will not transfer the excluded residual investment to an issuing entity under the related sale and servicing agreement. The related issuing entity’s interest in contracts with associated residual investments, other than with guaranteed residual investments, will typically be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

Contract Files

Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the securities. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

Collection on Contracts

Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

Payments Generally

The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors typically must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

Expenses Relating to Equipment

The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

•	any expenses in connection with the maintenance and repair of the related equipment,

•	the payment of any and all premiums for casualty and liability insurance, and

•	the payment of all taxes relating to the equipment.

Insurance; Repair and Replacement

Unless otherwise set forth in your prospectus supplement, lease contracts require that the obligors will maintain liability insurance and which must name the lessor as additional insured.

An originator may waive this requirement from time to time. For some lease contracts, the obligor’s already existing self-insurance program permits the obligor to self-insure the equipment. The originators may not track or verify insurance coverage as to the equipment related to a contract after the commencement of the contract.

Often, the failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

If the equipment is damaged or destroyed, each lease contract, unless otherwise set forth in your prospectus supplement, requires that the obligor:

•	repair the equipment;

•	make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

•	in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related sale and servicing agreement, unless otherwise set forth in your prospectus supplement, permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

•	allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or

•	accept the termination payment referred to above.

Assignment of Contracts

Typically the contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, occasionally, contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. Typically, the contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts often may permit:

•	assignments to a parent, subsidiary or affiliate;

•	the assignment to a third party, provided the obligor remains liable under the contract; or

•	assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related sale and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

Events of Default and Remedies

Events of default under the contracts ordinarily include:

•	the failure to pay all amounts required by the contract when due;

•	the failure of the obligor to perform its agreements and covenants under the applicable contract;

•	material misrepresentations made by the obligor;

•	the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

•	in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor typically include the right

•	to cancel or terminate in the case of a contract subject to a true lease,

•	to accelerate payments in the case of a contract subject to financing,

•	to recover possession of the related equipment and

•	to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, unless otherwise set forth in your prospectus supplement, the sale and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See ‘‘Description of the Sale and Servicing Agreement — Servicing.’’  The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related issuing entity with respect to the contract.

Prepayments and Early Termination

Any contract may either:

•	not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

•	allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

•	allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

Under each sale and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

•	the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

•	the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

In no event will revenues pledged for a series of securities include, nor will the securities otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

Under the sale and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See ‘‘— Substitution of Contracts’’ below.

Disclaimer of Warranties

The contracts which are subject to a true lease contain provisions by which the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. The lessor often assigns the manufacturer’s warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

Additional Equipment

If specified in your prospectus supplement, some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

Description of the Underlying Securities

The issuing entity for a series may consist of private equipment contract-backed securities (‘‘Private Contract-Backed Securities’’), which include:

•	equipment contract-backed certificates, evidencing an undivided interest in a pool of contracts; or

•	equipment contract-backed notes secured and backed by a pool of contracts.

The depositor will register the offering of the relevant Private Contract-Backed Securities as a primary offering of such securities, unless the Private Contract-Backed Securities are themselves exempt from registration under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). The offering of Private Contract-Backed Securities included in an issuing entity will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Contract-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Contract-Backed Securities and the related issuing entity;

(2) neither the issuer of the Private Contract-Backed Securities nor any of its affiliates is an affiliate of the depositor, the sponsor, the issuing entity or any underwriter relating to such issuing entity and series of Securities; and

(3) the depositor would be free to publicly resell the Private Contract-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Contract-Backed Securities described above are not met, the offering of the relevant Private Contract-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act.

Private Contract-Backed Securities are issued pursuant to a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an ‘‘Underlying Agreement’’). The seller/servicer of the underlying equipment contracts, or the issuer of the Private Contract-Backed Securities, as the case may be, enters into the Underlying Agreement with the trustee under the Underlying Agreement (the ‘‘Underlying Trustee’’). The Underlying Trustee or its agent, or a custodian, possesses the contracts underlying the Private Contract-Backed Security. Loans underlying a Private Contract-Backed Security are serviced by a servicer (the ‘‘Underlying Servicer’’) directly or by one or more sub-servicers who may be subject to the supervision of the Underlying Servicer.

The issuer of the Private Contract-Backed Securities (the ‘‘Underlying Issuer’’) will be a financial institution or other entity engaged generally in the business of equipment leasing/lending; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling equipment contracts to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the Underlying Issuer may be an affiliate of the depositor. The obligations of the Underlying Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Contract-Backed Securities issued under the Underlying Agreement.

Distributions of principal and interest will be made on the Private Contract-Backed Securities on the dates specified in the prospectus supplement. The Private Contract-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Contract-Backed Securities by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Private Contract-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Contracts

The contracts underlying the Private Contract-Backed Securities may consist of various types, similar to the contracts as described above under ‘‘—Description of The Contracts.’’  Contracts underlying the Private Contract-Backed Securities will be of a type and have the characteristics described in the prospectus supplement.

Credit Support Relating to Private Contract-Backed Securities

Credit support may only be in the form of a reserve account, subordination of other private equipment-backed securities issued under the Underlying Agreement, letters of credit,  insurance policies required to be maintained with respect to securities, contracts, or Private Contract-Backed Securities. The type, characteristics and amount of credit support will depend on certain characteristics of the contracts and other factors and will have been established for the Private Contract-Backed Securities on the basis of requirements of the relevant rating agencies.

Additional Information

The prospectus supplement for a series of securities for which the trust fund includes Private Contract-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Private Contract-Backed Securities to be included in the issuing entity;

•	certain characteristics of the contracts that comprise the underlying assets for the Private Contract-Backed Securities including, (1) the payment features of contracts, (2) the servicing fee or range of servicing fees with respect to the contracts, and (3) the minimum and maximum stated maturities of the underlying contracts at origination;

•	the interest rate or range of interest rates of the Private Contract-Backed Securities;

•	the weighted average interest rate of the Private Contract-Backed Securities;

•	the Underlying Issuer, the Underlying Servicer and the Underlying Trustee for the Private Contract-Backed Securities;

•	certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the contracts underlying the Private Contract-Backed Securities or to the Private Contract-Backed Securities themselves;

•	the terms on which the underlying contracts for the Private Contract-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Contract-Backed Securities; and

•	the terms on which contracts may be substituted for those originally underlying the Private Contract-Backed Securities.

If information of the type described above regarding the Private Contract-Backed Securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.

Delinquency and Net Loss Experience

Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators’ owned and/or managed portfolios of receivables similar to the contracts in a contract pool.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for each issuing entity will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding prior securitized pools of the depositor that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the securityholders of the related series at the address specified in the related prospectus supplement. Copies of information related to the period prior to January 1, 2006 may also be obtained upon written request.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the issuing entity to the acquisition of subsequent receivables during a specified period rather than used to distribute payments of principal to holders of securities during that period. These securities would then possess an interest only period, also commonly referred to as a ‘‘revolving period’’, which will be followed by an ‘‘amortization period’’, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Pre-Funding Period

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the ‘‘Pre-Funded Amount’’) will be deposited in an account (the ‘‘Pre-Funding Account’’) to be established with the trustee, which will be used to acquire additional receivables from time to time during the time period specified in the related prospectus supplement (the ‘‘Pre-Funding Period’’). Prior to the investment of the Pre-Funded Amount in additional receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable agreement, an ‘‘Eligible Investment’’ is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the issuing entity as an investment company pursuant to the Investment Company Act of 1940:

(a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1) obligations which have the benefit of the full faith and credit of the United States of America, including depositor receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depositor receipt,

(2) demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust depositor incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust depositor, of the depositary institution or trust depositor has a credit rating in the highest rating category from each rating agency,

(3) certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each rating agency;

(b) demand deposits in the name of the trustee in any depositary institution or trust depositor referred to in clause (a)(2) above;

(c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each rating agency;

(d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each rating agency;

(e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each rating agency; and

(f) any other investment with respect to which each rating agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional receivables, to transfer to the related issuing entity additional receivables from time to time during the related Pre-Funding Period. Additional receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the receivables included in the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement:

•	the Pre-Funding Period will not exceed one year from the related closing date;

•	the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the receivables included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

•	the Pre-Funded Amount will not exceed 50% of the principal amount of the securities issued pursuant to a particular offering.

Description of the Certificates

Each issuing entity may issue one or more classes of certificates pursuant to a trust agreement or pooling and servicing agreement, as applicable. A form of each of the trust agreement and the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary describes the material provisions of the trust agreement and the pooling and servicing agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, trust agreement or pooling and servicing agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and trust agreement or pooling and servicing agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the depositor, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the depositor, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. Any certificate of a series owned by the depositor, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement or pooling and servicing agreement, as applicable, except that, unless otherwise provided in the related trust agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the related documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the ‘‘Distribution Date’’) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. Any interest rate index will be one used in debt transactions and in no event will be a stock or commodity index. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Description of the Notes and Indenture

The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series to the extent required by applicable law. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

The notes of each series will be issued in fully registered form only and will represent the obligations of a separate issuing entity.

Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. Unless otherwise specified in your prospectus supplement, for so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. Unless otherwise specified in your prospectus supplement, if the issuing entity issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City or such other jurisdictions specified in your prospectus supplement are open for regular business.

Distributions

Your prospectus supplement will describe as to your series of notes

•	the timing and priority of distributions,

•	the amount or method of determining distributions,

•	allocations of loss and

•	the interest rates.

If specified in the related prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the notes of your series. Any interest rate index pertaining to the determination of an interest rate on the securities and described in the related prospectus supplement will be one used in debt transactions and in no event will be a stock or commodity index.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, overcollateralization, credit or liquidity facilities, guaranteed investment contracts, interest rate or currency swaps or other interest rate protection agreements, repurchase obligations, cash deposits, the receivables included in an issuing entity as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.

The existence of a reserve account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of securityholders of other series.

Subordination.    If so specified in the accompanying prospectus supplement, one or more classes of securities of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior securities. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior securities, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•	the circumstances in which subordination of one or more classes will be applicable;

•	the manner, if any, in which the amount of subordination will increase or decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated securities will be distributed to holders of senior securities.

Letter of Credit; Credit and Liquidity Facilities.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more credit or liquidity facilities, which are facilities set up by a credit provider which hold money that is available to the issuing entity as source of funds to make payments on the securities.

The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Overcollateralization.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the securities for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•	to the extent excess non-principal collections must be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any overcollateralization will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Derivative Agreements.    If so specified in the accompanying prospectus supplement, a series or one or more related classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate derivative agreement, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of securities and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy.    If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of securities in the manner and amount specified in the accompanying prospectus supplement.

If an insurance policy or a surety bond is provided for any series or one or more related classes, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the securityholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the securityholders of that series, may have the sole right to:

•	consent to amendments to the indenture or direct the issuing entity to take any action under the transfer and servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the securities of that series or direct the indenture trustee to exercise any remedy available to the securityholders; or

•	waive any event of default or early amortization event for that series.

Spread Account.    If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the assets of the issuing entity into a spread account intended to assist with subsequent distribution of interest and/or principal on the securities of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account.    If so provided in the related prospectus supplement, pursuant to the related transfer and servicing Agreement, the depositor or the seller will establish for a series or class or classes of securities an account (the ‘‘Reserve Account’’), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the depositor or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each distribution date, to the extent described in the related prospectus supplement, by the deposit in the Reserve Account of amounts from collections on the receivables. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the depositor, the seller or to any other entity.

Repurchase Obligations.    If so specified in the accompanying prospectus supplement, support for a series or one or more related classes will be provided by one or more repurchase agreements whereby a seller sells assets to a buyer for an agreed cash price and commits at the same time to buy back equivalent assets on an agreed future date for the same cash price plus a rate of return.

Liquidation and Insurance Proceeds

The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows unless otherwise specified in your prospectus supplement:

1)  with respect to any contract subject to financing, the proceeds will be allocated to the issuing entity; and

2)  with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the issuing entity, on the other, based respectively on

(a) the book value of the related equipment and (b) the required payoff amount for the contract.

However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor. For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the issuing entity will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under ‘‘— Distributions’’ above.

Optional Purchase of Contracts and Redemption of Notes

The seller or other entity specified in your prospectus supplement may purchase all of the contracts owned by an issuing entity on any payment date following the date on which the unpaid principal balance of the related securities is less than 10%, or such other percentage specified in your prospectus supplement, of the initial contract pool principal balance. Except as otherwise described in the prospectus supplement for your securities, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of

•	the unpaid principal balance of the related securities as of that payment date,

•	accrued but unpaid interest,

•	unreimbursed servicer advances, and

•	accrued but unpaid servicer fees.

If the seller or another entity does purchase the contracts, the related securities shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the securities plus accrued and unpaid interest to but excluding the redemption date.

Trust Accounts

Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the ‘‘Collection Account’’ and the ‘‘Distribution Account.’’  The accounts may, as described in the prospectus supplement for your securities, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the ‘‘Trust Accounts.’’

‘‘Qualified institution’’ means the corporate trust department of the indenture trustee or any other depository institution

•	organized under the laws of the United States or any state or any domestic branch of a foreign bank,

•	the deposits of which are insured by the Federal Deposit Insurance Corporation and

•	which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

•	obligations of the United States or of any agency of the United States backed by the full faith and credit of the United States;

•	demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

•	highly rated commercial paper or money market funds;

•	repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

•	other investments which have been approved by each rating agency.

Reports to Securityholders

With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

If you purchase a security, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the depositor, the sponsor, nor the servicer intends to send any of their respective financial reports to owners of securities. The servicer, on behalf of an issuing entity, will file with the Securities and Exchange Commission legally required periodic reports concerning the issuing entity.

With respect to any series, the securities will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive securities are issued in the limited circumstances described under ‘‘— Issuance of Certificated Notes at a Later Date’’ below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Exchange Act require it.

Book-Entry Registration

Unless your prospectus supplement states otherwise, you may hold your securities through The Depository Trust Company, referred to as ‘‘DTC,’’ in the United States, or Clearstream, Luxembourg or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thus eliminating the need for physical movement of certificates. DTC’s direct participants include

•	the underwriters offering the securities to you,

•	securities brokers and dealers,

•	banks,

•	trust companies and

•	clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

To facilitate subsequent transfers, DTC will register all deposited securities in the name of DTC’s nominee, Cede & Co. You will maintain beneficial ownership of the securities despite the deposit of securities with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC’s records reflect only the identity of its direct participants to whose accounts the securities are credited, which may or may not be the noteholders. DTC’s direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

You have no entitlement to receive a certificate representing your interest in a class of securities. As long as the securities are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC’s participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the securities, for distribution to noteholders in compliance with DTC procedures.

You will receive all payments of principal and interest on the securities through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to securities, due to the absence of physical securities for the securities.

Arrangements among the various parties govern conveyance of notices and other communications by

•	DTC to direct participants,

•	by direct participants to indirect participants and

•	by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’ and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants’ and indirect participants’ records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC’s participants acting on behalf of noteholders evidence transfers of ownership interests in the securities.

DTC will not comment or vote with respect to the securities. DTC has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the securities are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by securityholders representing a specified percentage of the aggregate outstanding principal amount of the securities, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated securities are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated securities will be delivered to securityholders. See ‘‘— Issuance of Definitive Notes at a Later Date.’’

The information in this section concerning DTC and DTC’s book-entry system are from sources that the sponsor believes to be reliable, but neither the sponsor nor the owner trustee take any responsibility for the accuracy of this information.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (‘‘Clearstream, Luxembourg’’), was incorporated in 1970 as ‘‘Cedel S.A.’’, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (‘‘CI’’) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (‘‘DBC’’). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (‘‘New CI’’), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is ‘‘Clearstream’’. With effect from January 14, 2000 New CI has been renamed ‘‘Clearstream International, société anonyme’’. On January 18, 2000, Cedelbank was renamed ‘‘Clearstream Banking, société anonyme’’, and Cedel Global Services was renamed ‘‘Clearstream Services, société anonyme’’.

On January 17, 2000 DBC was renamed ‘‘Clearstream Banking AG’’. This means that there are now two entities in the corporate group headed by Clearstream International which share the name ‘‘Clearstream Banking’’, the entity previously named ‘‘Cedelbank’’ and the entity previously named ‘‘Deutsche Borse Clearing AG’’.

Clearstream, Luxembourg holds securities for its customers (‘‘Clearstream, Luxembourg Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘‘CSSF’’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers’ securities accounts in Clearstream, Luxembourg ‘s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates.

Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear’s participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear’s operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear’s operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear’s participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear’s participants, and has no record of or relationship with persons holding through Euroclear’s participants.

Transfers between direct participants will comply with DTC rules. Transfers between Clearstream, Luxembourg’s participants and Euroclear’s participants will comply with their rules and operating procedures.

DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, none of the seller, the depositor, any originator, the owner trustee, the sponsor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

Issuance of Certificated Securities at a Later Date

The issuing entity will issue securities in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

(1) the issuing entity advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the owner trustee or the indenture trustee is unable to locate a qualified successor, (2) the issuing entity elects to terminate the book-entry system, or (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding securities advises the indenture trustee that the continuation of the book-entry system is not in their best interests.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of securities held through DTC of the availability of securities in fully registered, certificated form. Upon surrender by DTC of the global note representing the securities and instructions for reregistration, the indenture trustee will issue these fully registered, certificated securities, and the indenture trustee will recognize the holders of fully registered, certificated securities as noteholders under the indenture.

Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days’ notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.

You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Modification of Indenture Without Noteholder Consent

Unless your prospectus supplement states otherwise, the issuing entity and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

•	to change the collateral description;

•	to provide for a successor to the issuing entity to assume the notes and the indenture obligations;

•	to add additional covenants for your benefit, or to surrender any rights or power of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•	if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

•	to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee; or

•	to comply with the Trust Indenture Act of 1939, as amended.

Modification of Indenture With Noteholder Consent

Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

•	reduce the note principal amount, interest rate or redemption price or change the timing of payments;

•	modify the manner of application of payments in respect to contracts to the notes;

•	impair your right to sue to enforce payment provisions of the indenture;

•	reduce the percentage needed for consents of noteholders;

•	permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

•	adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

•	modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

Events of Default; Rights Upon Event of Default

Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

•	a default for five calendar days or more in the payment of interest due on any note;

•	failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

•	failure of the issuing entity or the depositor to observe any provisions set forth in the sale and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

•	any representation or warranty made by the issuing entity or the depositor in the sale and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in the accompanying prospectus supplement.

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the depositor; or

•	the issuing entity becomes an investment company.

If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

If the indenture trustee declares the notes of a series due and payable following an event of default, the indenture trustee may:

•	institute proceedings to collect amounts due or foreclose on the indenture collateral,

•	exercise remedies as a secured party, or

•	sell the indenture collateral, or elect to have the issuing entity maintain possession of the pledged revenues.

Unless otherwise provided in your prospectus supplement, the indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the issuing entity’s failure to pay interest or principal, unless:

•	the holders of all the outstanding notes consent to the sale;

•	the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

•	the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

Unless otherwise provided in your prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders offer the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor, the seller, the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor the sponsor, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

Issuing Entity Covenants

Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	the entity formed by or surviving the consolidation or merger expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

•	no event of default shall have occurred and be continuing immediately after the merger or consolidation;

•	the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

•	the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or equity certificate holder; and

•	the issuing entity or the person, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

Each issuing entity will not, among other things:

•	except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the issuing entity;

•	claim any credit on or make any deduction from, the principal and interest payable in respect of the related securities, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

•	except as expressly permitted in the indenture, the sale and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the issuing entity.

No issuing entity may engage in any activity other than as specified above under ‘‘The Issuing Entities.’’ Each issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

Annual Compliance Statement

Each issuing entity will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

•	its eligibility and qualification to continue as indenture trustee under the related indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity,

•	the property and funds physically held by the indenture trustee and

•	any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor or the sponsor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee

•	if the indenture trustee ceases to be eligible to continue to serve under the indenture,

•	if the indenture trustee becomes subject to bankruptcy proceedings, or

•	if the indenture trustee becomes incapable of acting.

In these circumstances, the issuing entity will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

Description of the Sale and Servicing Agreement

The following summarizes the material terms of each sale and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the sale and servicing agreement relating to a series of securities will be filed with the Securities and Exchange Commission following the sale of those securities. This summary describes terms expected to be common to each sale and servicing agreement, but the sponsor does not intend this summary to be complete. This summary is subject to the provisions of the sale and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the sale and servicing agreement filed as noted above.

Transfer of Contracts and Equipment

Prior to the offering of a series of securities, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the issuing entity in connection with the offering and sale of a particular series of securities. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

•	the contracts, its security interest in the related equipment and the related equipment,

•	the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date,

•	all rights under insurance policies maintained on the equipment under the contracts,

•	all documents contained in the files,

•	the Private Contract-Backed Securities, if applicable, and

•	all proceeds derived from any of the above.

Under the sale and servicing agreement, on the applicable closing date, the depositor will transfer to the issuing entity:

•	all of its rights in the contracts, Private Contract-Backed Securities, if applicable, and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will typically retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the sale and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

•	all funds on deposit from time to time in the trust accounts; and

•	all its rights under the purchase and sale agreement.

Each sale and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust’s agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents often will not be physically segregated from other similar documents that are in the servicer’s possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

•	the transfer of the contracts and the equipment by the originators, other than the seller, and the Private Contract-Backed Securities, if applicable, to the seller,

•	the transfer of the contracts and the equipment by the seller to the depositor and, as applicable, by any temporary financing trust to the depositor, and the transfer to the depositor of the Private Contract-Backed Securities, if applicable,

•	the transfer by the depositor to the issuing entity, and

•	the pledge by the issuing entity to the indenture trustee.

The originators’ accounting records and computer systems will also reflect these assignments and this pledge.

Collections on Contracts

The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than, unless otherwise set forth in your prospectus supplement, the second business day after their processing:

•	all scheduled payments made under the contracts;

•	all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

•	amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

•	all payments made by the seller under the sale and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described in the accompanying prospectus supplement, excluding, in the case of a lease contract, any portion which the accompanying prospectus supplement states is allocable to the depositor; and

•	the amount paid by the depositor to purchase the contracts, as described under ‘‘Description of the Notes and Indenture.’’

So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer’s good-faith determination that the amount was deposited in error or must be returned to the obligor.

The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

Servicing

Your prospectus supplement will identify the servicer for your issuing entity. The servicer will be obligated under each sale and servicing agreement to service the contracts typically with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related issuing entity and the depositor for the proper performance of the servicing responsibilities.

The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment’s fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under ‘‘Description of the Notes and Indenture — Liquidation and Insurance Proceeds.’’

The servicer is, unless otherwise set forth in your prospectus supplement, responsible for:

•	reviewing and certifying that the contract files are complete;

•	monitoring and tracking any property and sales taxes to be paid by obligors;

•	billing, collecting, and recording payments from obligors;

•	communicating with and providing billing records to obligors;

•	depositing funds into the collection account;

•	receiving payments as the issuing entity’s agent on the insurance policies maintained by the obligors and communicating with insurers;

•	issuing reports to the indenture trustee specified in the indenture and in the sale and servicing agreement;

•	repossessing and remarketing of equipment following obligor defaults; and

•	paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

Prepayments

The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the indenture trustee and/or owner trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the ‘‘AB Servicing Criteria’’). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each Sale and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each Sale and Servicing Agreement will also provide for delivery to the indenture trustee and/or owner trustee, on or before a specified date in each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Sale and Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the indenture trustee or owner trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Matters Regarding the Servicer

The servicer may not resign from its obligations under a sale and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties under the sale and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

The servicer typically must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

Servicing Compensation and Payment of Expenses

Compensation to the servicer will include a monthly fee equal:

•	to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

•	in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date, plus any

•	late fees,

•	late payment interest,

•	documentation fees,

•	insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit of these amounts in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the sale and servicing agreement and, unless otherwise set forth in your prospectus supplement, the annual fees and expenses of the owner trustee and indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

Events of Termination

An event of termination under a sale and servicing agreement will occur if:

•	the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

•	the servicer fails to observe in any material respect any agreements of the servicer set forth in the sale and servicing agreement and the failure (1) materially and adversely affects the rights of the issuing entity, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

•	events of bankruptcy or insolvency occur with respect to the servicer; or

•	any representation, warranty or statement of the servicer made under the sale and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the issuing entity or holders of the securities, and (2) continues uncured for 30 days after the acquiring of written notice.

Rights upon Event of Termination

If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the sale and servicing agreement as discussed under ‘‘Amendment ’’ below, shall, terminate all of the rights and obligations of the servicer under the sale and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer’s servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the sale and servicing agreement and its consequences.

Amendment

The parties may amend any sale and servicing agreement:

•	to cure any ambiguity,

•	to correct or supplement any provision in the sale and servicing agreement that may be inconsistent with any other provision, or

•	to make any other provisions with respect to matters or questions arising under the sale and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

Any sale and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the securityholders determined as described in the prospectus supplement for your securities, except that no amendment

•	that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

•	that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or

•	that reduces the noteholder percentage required to consent to these amendments or any waiver under the sale and servicing agreement, may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the securities.

Certain Legal Matters Affecting the Contracts

To the extent provided in your prospectus supplement, certain of the contracts are ‘‘chattel paper,’’ ‘‘general intangibles’’ and ‘‘accounts’’ as defined in the Uniform Commercial Code, or the UCC, in effect in the applicable state. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in your prospectus supplement, the depositor will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. The servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the issuing entity’s interests in such contracts and their proceeds.

The Security Interest in the Equipment

The sponsor or seller will convey the sponsor or seller’s interest in the equipment to the depositor. The depositor will convey such security interest in the equipment to the issuing entity. UCC financing statements will not be filed to perfect any security interest in the equipment unless otherwise specified in your prospectus supplement. Moreover, in the event of the repossession and resale of equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the servicer on behalf of the issuing entity.

In the event of a default by the lessee, the servicer on behalf of the issuing entity may take action to enforce such defaulted contract by repossession and resale of the leased equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the lessee’s voluntary surrender of such assets or by ‘‘self-help’’ repossession that does not involve a breach of the peace and by judicial process.

In the event of a default by the lessee, some jurisdictions require that the lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each sale and servicing agreement may require the servicer to sell promptly any repossessed item of equipment, reacquire such equipment, re-lease such equipment for the benefit of the noteholders or take such other action as specified in your prospectus supplement.

Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys’ fees.

In addition, because the market value of the equipment of the type financed pursuant to the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the lease may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased equipment superior to those of the issuing entity, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell such leased equipment at any time.

Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such lessee’s contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to ‘‘mitigate damages’’ in the event of a lessee’s failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer’s repossession and sale of the leased equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a lessee, various provisions of the Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer or the trustee to enforce its rights under the contracts. If bankruptcy proceedings were instituted in respect of a lessee, the trustee could be prevented from continuing to collect payments due from or on behalf of such lessee or exercising any remedies assigned to such trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the lessee to use or dispose of the leased equipment and provide the trustee with a lien on substitute collateral, so long as such substitute collateral constituted ‘‘adequate protection’’ as defined under the Bankruptcy Code.

In addition, certain of the contracts may be leased by the seller to governmental entities. Payment by governmental authorities of amounts due under such contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in your prospectus supplement may limit collections with respect to certain governmental contracts.

These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (‘‘Note Owners’’) or certificates (‘‘Certificate Owners’’) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (‘‘IRS’’) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (‘‘Federal Tax Counsel’’) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues to the extent that such discussion relates to matters of law or legal conclusions. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the issuing entity.

Trusts That Issue Notes

Tax Characterization of the Trusts

In the case of an issuing entity that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the an issuing entity will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity, or restrictions, if any, on transfers of the certificates, will exempt the issuing entity from the rule that some publicly traded partnerships are taxable as corporations.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the issuing entity.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness.    The issuing entity will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the issuing entity were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute ‘‘unrelated business taxable income’’ if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of issuing entity expenses, and income from the issuing entity’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes — General.    Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.    Notes of certain series may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each issuing entity will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the ‘‘OID Regulations’’). The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the ‘‘Prepayment Assumption’’), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under ‘‘— Payment Lag Notes; Initial Period Considerations,’’ and ‘‘— Qualified Stated Interest,’’ and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.

Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the ‘‘daily portions’’ of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an ‘‘accrual period’’) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.    Interest payable on a note which qualifies as ‘‘qualified stated interest’’ for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute ‘‘qualified stated interest,’’ such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated

interest unless the interest payments are ‘‘unconditionally payable’’. The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered. Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class. However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.

Premium.    A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.    Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.    Under the OID Regulations, notes paying interest at a variable rate (each, a ‘‘Variable Rate Note’’) are subject to special rules. A Variable Rate Note will qualify as a ‘‘variable rate debt instrument’’ if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes. In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed. In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary. As similar approach may ultimately be applied to prepayable obligations such as the notes.

A ‘‘qualified floating rate’’ is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a ‘‘Presumed Single Qualified Floating Rate’’). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An ‘‘objective rate’’ is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a ‘‘qualified inverse floating rate’’ if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a ‘‘Presumed Single Variable Rate’’). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as ‘‘variable rate debt instruments’’ under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a ‘‘Single Variable Rate Note’’), original issue discount is computed as described above in ‘‘— Interest Income on the Notes — Original Issue Discount’’ based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a ‘‘Multiple Variable Rate Note’’) that qualifies as a ‘‘variable rate debt instrument’’ will be converted into an ‘‘equivalent’’ fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an ‘‘equivalent’’ fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note

may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a ‘‘variable rate debt instrument’’ and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an ‘‘equivalent’’ fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an ‘‘equivalent’’ fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the ‘‘equivalent’’ fixed rate debt instrument by applying the original issue discount rules to the ‘‘equivalent’’ fixed rate debt instrument in the manner described above in ‘‘— Interest Income on the Notes — Original Issue Discount.’’ A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the ‘‘equivalent’’ fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the ‘‘equivalent’’ fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a ‘‘variable rate debt instrument’’ under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.    A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under ‘‘— Interest Income on the Notes — Original Issue Discount’’), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.    The OID Regulations allow a holder of a Note to elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. If an election were to be made with respect to a Note with market discount, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See ‘‘— Market Discount’’ above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust Note Owner owns at the beginning of the first taxable year to which the election applies or acquires afterward. See ‘‘— Premium’’ above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.    If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under ‘‘— Interest Income on the Notes — Market Discount’’. Further, the notes will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.    The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes. Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165). If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166. Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.    In the case of a note with a maturity of one year or less from its issue date (a ‘‘Short-Term Note’’), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities,

(collectively, ‘‘Short-Term Accruers’’) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to ‘‘acquisition discount’’ rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.    Except as discussed below, a Note Owner that is not a ‘‘United States person’’ (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a ‘‘10-percent shareholder’’ within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the issuing entity, (iii) the holder is not a ‘‘controlled foreign corporation’’ (as defined in the Code) related to the issuing entity or related to a 10 percent holder of certificates in the issuing entity, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term ‘‘United States person’’ means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons. A ‘‘Foreign Person’’ is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its ‘‘effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.    Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a ‘‘backup’’ withholding tax on ‘‘reportable payments’’ (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Issuing Entity as a Partnership.    The correct characterization of a Trust that has issued debt and is not otherwise taxed as a corporation is uncertain. If the Trust has only a single class of equity and the trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the noteholders) the Trust could qualify as a grantor trust with interest expense. As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust assets, earning income thereon and incurring the expenses of the Trust (including the interest expense on the notes). See ‘‘Grantor Trusts.’’  If a Trust that issues notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement. In addition, it is possible that a Trust that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply). Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust. However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust. If a Trust that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election. If there is only one Certificateholder in a Trust that represents all of the equity of the Trust for federal income tax purposes, the separate existence of the Trust is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust and as the issuer of the notes of the Trust for federal income tax purposes. For all other Trust that issue notes. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the depositor and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.    As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute ‘‘unrelated business taxable income’’ generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an ‘‘electing large partnership,’’ 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.    The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See ‘‘Tax Consequences to Note Owners — Premium’’ and ‘‘— Market Discount’’ above. If the Primary Assets are debt instruments, the yield on which may be affected by prepayments, the trust will be required to use a prepayment assumption for purposes of calculating accruals of original issue discount and market discount and amortization of premium. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See ‘‘Tax Consequences to Note Owners — Original Issue Discount’’ above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.    Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year. A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate. A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a ‘‘by lot’’ identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.    In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.    In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate. To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest. Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.    In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a ‘‘substantial basis reduction’’ within the meaning of Section 734 of the Code or unless the Trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a ‘‘securitization partnership’’ within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.    The trustee is required to keep or cause to be kept complete and accurate books of the Trust. For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:  (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The depositor ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners. Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners. As used below, the term ‘‘Non-United States Owner’’ means a Certificate Owner that is not a United States person, as defined under ‘‘Tax Consequences to Note Owners — Foreign Investors in Notes,’’ above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted ‘‘portfolio interest’’ under the Code.

The interest, however, may not constitute ‘‘portfolio interest’’ if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a

Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.    Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a ‘‘backup’’ withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Grantor Trusts

Characterization.    In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as ‘‘grantor trust certificateholders’’) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as ‘‘grantor trust certificates’’.

Taxation of Grantor Trust Certificateholders.    Subject to the discussion below under ‘‘Stripped Certificates’’ and ‘‘Subordinated Certificates,’’ each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. The reduction under Code Section 68 is itself reduced by one-third for taxable years beginning in 2006 and 2007, two-thirds for taxable years beginning in 2008 and 2009, and fully reduced for taxable years beginning in 2010 with no reduction thereafter. In the case of a partnership that has 100 or more partners and elects to be treated as an ‘‘electing large partnership,’’ 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under ‘‘— Stripped Certificates.’’  Except as discussed below under ‘‘Stripped Certificates’’ or ‘‘— Subordinated Certificates,’’ this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See ‘‘— Market Discount’’ and ‘‘— Premium,’’ below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under ‘‘Stripped Certificates’’ or ‘‘Subordinated Certificates’’). For the rules governing original issue discount, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’ above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Short-Term Notes’’ above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute ‘‘short-term Government obligations’’ within the meaning of Section 1271(a)(3)(B) of the Code. Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount. See ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Short-Term Notes’’ above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.    A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a ‘‘market discount’’. For a discussion of the market discount rules under the Code, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Market Discount’’ above. As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See ‘‘Tax Consequences to Note Owners — Original Issue Discount’’ above.

Premium.    To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with ‘‘amortizable bond premium’’ equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Premium’’ above.

Stripped Certificates.    Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as ‘‘Stripped Certificates.’’ In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount (see ‘‘Taxation of Grantor Trust Certificateholders,’’ above);

•	if the depositor or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Original Issue Discount’’ above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could read literally to require that OID computations be made for each payment from each receivable. However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments. There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision. In addition, the manner in which to take prepayments into account is uncertain. It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations). This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.    In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the ‘‘Subordinate Certificates’’ and ‘‘Senior Certificates,’’ respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the ‘‘Trust Stripped Bond’’), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the ‘‘Trust Stripped Coupon’’). The ‘‘Subordinate Class Percentage’’ equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The ‘‘Senior Class Percentage’’ equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a ‘‘stripped bond’’ and the Trust Stripped Coupon will be treated as ‘‘stripped coupons’’ within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the ‘‘Shortfall Amount’’) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had received as distributions their full share of receipts; paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis, Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders; a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.    The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See ‘‘— Market Discount’’ above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See ‘‘— Premium’’ above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.    Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are ‘‘capital assets’’ within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income. See ‘‘— Market Discount,’’ above. Further, grantor trust certificates will represent ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated. Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.    A holder of grantor trust certificate who is not a ‘‘United States person’’ (as defined above at ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Foreign Investors in Notes’’) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at ‘‘Trusts That Issue Notes — Tax Consequences to Note Owners — Foreign Investors in Notes’’) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its ‘‘effectively connected earnings and profits,’’ within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.    Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a ‘‘backup’’ withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

Reportable Transactions.    Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a ‘‘reportable transaction’’ (as defined in Section 6011 of the Code). The rules defining ‘‘reportable transactions’’ are complex, and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences. In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Certain ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specific types of Keogh Plans, other plans covered by Section 4975 of the Code and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (each of the foregoing, a ‘‘Plan’’) from engaging in specified transactions with persons that are ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Code with respect to that Plan. A violation of these ‘‘prohibited transaction’’ rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuing entity were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the ‘‘Plan Assets Regulation’’), the assets of the issuing entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an ‘‘equity interest’’ in the issuing entity and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that Plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (‘‘PTCE’’) 96-23, regarding transactions effected by ‘‘in-house asset managers;’’ PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by ‘‘qualified professional asset managers.’’ Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a Plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

Employee Plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above. Governmental plans, however, may be subject to substantially similar state or local laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a Plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by Plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include equipment notes secured by equipment and equipment notes secured by a lease such as the receivables offered in this prospectus. The exemption defines a qualified equipment note secured by a lease as a equipment note where (a) the note is secured by equipment which is leased, (b) the note is secured by the obligation of the lessee to pay rent under the equipment lease and (c) the issuer’s security interest in the equipment is at least as protective of the issuer’s rights as the issuer would receive if the equipment note were secured only be equipment and not the lease.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a Plan are the following:

(1) The acquisition of notes or certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

(2) The notes or certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch.

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the ‘‘restricted group,’’ other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the owner trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to receivables constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5) The Plan investing in the notes or certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6) The issuing entity satisfies the following requirements:

(a) the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the Plan’s acquisition of the notes or certificates; and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the notes or certificates.

(7) The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8) The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b) the additional receivables do not result in a lower credit rating;

(c) the characteristics of the additional receivables are substantially similar to those of the receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller;

(d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e) the pre-funding period must end the earlier of:

(i) three months or ninety days after the Closing Date for that transaction;

(ii) the date on which an event of default occurs; or

(iii) the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the seller, a servicer and trustee.

(9) The underwriter’s exemption permits interest-rate swap contract to be assets of an issuing entity if certain conditions are satisfied. An interest-rate swap (a ‘‘swap’’ or ‘‘swap agreement’’) is a permitted issuing entity asset if it:

(a) is an ‘‘eligible swap’’. An ‘‘eligible swap’’ is one which:

(i) is denominated in U.S. dollars;

(ii) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(iii) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations;

(iv) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(v) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid; and

(vi) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging;

(b) is with an ‘‘eligible counterparty’’. An ‘‘eligible counterparty’’ means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency;

(c) is purchased by a ‘‘qualified plan investor’’. A ‘‘qualified plan investor’’ is an employee benefit plan or plans where the decision to buy such class of certificates is made on behalf of the employee benefit plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the certificates and such fiduciary is either

(i) a ‘‘qualified professional asset manager’’ (‘‘QPAM’’) under Prohibited Transaction Class Exemption (‘‘PTCE’’) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements); or

(ii) an ‘‘in-house asset manager’’ under PTCE 96-23 (see below); or

(iii) has total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the certificates are acquired by the employee benefit plan;

(d) if a ‘‘rating dependent swap’’ (where the rating of a class of certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(i) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(ii) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

(iii) In the event that the servicer fails to meet these obligations, employee benefit plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter’s exemption will prospectively cease to be applicable to any class of certificates held by a employee benefit plan which involves such ratings dependent swap;

(e) if a ‘‘non-ratings dependent swap’’ (those where the rating of the certificates does not depend on the terms and conditions of the swap) the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(i) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(ii) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(iii) terminate the swap agreement in accordance with its terms; and

(iv) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller. Some transactions are not covered by the underwriter’s exemption or any other exemption.

The underwriter’s exemption does not exempt the acquisition and holding of securities by Plans sponsored by the seller, the underwriters, the owner trustee, the administrator, the indenture trustee, the servicer, the insurer, the swap counterparty or any ‘‘obligor’’ (as defined in the underwriter’s exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the restricted group, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other Plans only if, among other requirements:

•	a Plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a Plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB− (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption, other than to an insurance company general account that meets the requirements of Section I and III of PTCE 95-60. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see ‘‘Certain ERISA Considerations’’ in the applicable prospectus supplement. If you are a Plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a Plan under ERISA and the Code.

Ratings of the Securities

The issuing entity will not sell securities of a series unless one or more nationally recognized rating agencies rate the securities of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of securities is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the securities so qualified, reduced or withdrawn.

The rating of the securities should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities do not address the likelihood of payment of principal on any class of securities prior to the stated maturity date of the securities, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Use of Proceeds

The proceeds from the sale of the securities of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the sponsor, will be used to pay the purchase price due to the depositor, and any other use specified in the prospectus supplement.

Plan of Distribution

The depositor or the issuing entity may sell notes to or through underwriters at the prices set forth in your prospectus supplement or in negotiated transactions at varying prices, and also may sell notes directly to other purchasers or through agents. Any series of securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Contract-Backed Securities in another series of notes offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor. The depositor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

The underwriters will be obligated to purchase all of the securities described in your prospectus supplement if any such securities are purchased. The place and time of delivery for your securities will be set forth in your prospectus supplement.

The sponsor, the originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

If and to the extent required by applicable law or regulation, this prospectus and your prospectus supplement will also be used by the underwriters after the completion of the offering for market-making transactions in the securities. Sales will be made at negotiated prices determined at the time of sales.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the securities in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

If any series of securities includes another series or class of notes offered hereby as Private Contract-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Contract-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Contract-Backed Securities. The prospectus for those Private Contract-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Legal Matters

Mayer, Brown, Rowe & Maw LLP or other counsel specified in your prospectus supplement will provide a legal opinion relating to the notes in its capacity as special counsel to the sponsor and the underwriters. Other legal matters for underwriters will be passed upon by counsel to underwriters.

Where You Can Find More Information

The depositor has filed with the Securities and Exchange Commission (the ‘‘Commission’’) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the ‘‘Registration Statement’’) under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), with respect to the securities being offered by this prospectus. This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

•	Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•	New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at ‘‘http://www.sec.gov’’ at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See ‘‘Description of the Sale and Servicing Agreements — Evidence as to Compliance.’’

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the notes issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The owner trustee and/or indenture trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the owner trustee and/or indenture trustee specified in the prospectus supplement.

Index of Terms

Collection Account	33
Description of The Contracts	24
ERISA	68
excluded residual investment	21
guaranteed residual investment	21
Plan Assets Regulations	68
Presumed Single Qualified Floating Rate	50
Private Contract-Backed Securities	24
PTCE	68
Single Variable Rate Note	51
true lease	14
Trust Accounts	33

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee*	$107.00
Trustee’s Fees and Expenses (including counsel fees)**
Printing and Engraving Costs**
Rating Agency Fees**
Legal Fees and Expenses**
Blue Sky Fees and Expenses**
Accounting Fees and Expenses**
Miscellaneous**
Total	$107.00

*	$107.00 has previously been paid.

**	To be determined by amendment.

Item 15.	Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, under which Bond Securitization, L.L.C. is formed, empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 21 of Bond Securitization, L.L.C. 's Limited Liability Company Agreement provides as follows:

Section 21. Exculpation and Indemnification.

(a) Neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the ‘‘Covered Persons’’) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties(including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 21 shall survive any termination of this Agreement. Any underwriters will agree to indemnify the registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Item 16.	Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Limited Liability Company Agreement of Bond Securitization, L.L.C.
4.1	Form of Indenture (Auto Receivables).
4.2	Form of Indenture (Equipment Receivables).
4.3	Form of Sale and Servicing Agreement (Equipment Receivables).
4.4	Form of Trust Agreement (Auto Receivables).
4.5	Form of Trust Agreement (Equipment Receivables).
4.6	Form of Sale and Servicing Agreement (Auto Receivables).
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP as to securities offered.*
8.1	Opinion of Mayer, Brown, Rowe & Maw LLP with respect to tax matters.*
10.1	Form of Receivables Purchase Agreement (Auto Receivables).
10.2	Form of Receivables Purchase Agreement (Equipment Receivables).
23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1).*

Exhibit No.	Description
24.1	Powers of Attorney (previously filed).
25.1	Statement of Eligibility and Qualification of Indenture Trustee.**
99.1	Form of Limited Partnership Agreement.

*	To be filed by amendment.

**	To be filed following the effectiveness of the Registration Statement.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, paragraphs (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contact of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) As to documents subsequently filed that are incorporated by reference:

the undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(10) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.

(12) In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th Day of July, 2006.

Bond Securitization, L.L.C.
By:	/s/ David M. Duzyk
Name:	David M. Duzyk
Title:	President

Signature	Title	Date

/s/ David M. Duzyk	(Principal Executive Officer)	July 6, 2006

Name: David M. Duzyk

* /s/ Christine E. Cole	(Director, Principal Financial Officer and Principal Accounting Officer)	July 6, 2006

Name: Christine E. Cole

* /s/ Orlando Figueroa	(Director)	July 6, 2006

Name: Orlando Figueroa

* /s/ Benjamin B. Abedine	(Director)	July 6, 2006

Name: Benjamin B. Abedine

* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement No. 333-134469 on behalf of the above indicated officer or director pursuant to the Power of Attorney signed by such officer or director.

/s/ David M. Duzyk
Name: David M. Duzyk Title: President